Exhibit 99.3

THIS CIRCULAR IS IMPORTANT AND REQUIRES IMMEDIATE ATTENTION

If you are in any doubt as to any aspect of this circular or as to the action to be taken, you should consult a licensed security dealer or other registered institution in securities, bank manager, solicitor, professional accountant or other professional adviser.

If you have sold or transferred all your shares in China National Building Material Company Limited, you should at once hand this circular, together with the enclosed form of proxy, to the purchaser or the transferee or to the licensed security dealer, registered institution in securities or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

This circular is for information purposes only and does not constitute an offer or invitation to subscribe or purchase any securities of CNBM, nor is it calculated to invite any such offer or invitation or a solicitation for any voting right or approval in any jurisdiction.

(1) MERGER OF CNBM AND SINOMA

(2) MAJOR AND CONNECTED
TRANSACTION FOR CNBM

(3) MANDATE BY CNBM TO ISSUE CNBM H SHARES

AND CNBM UNLISTED SHARES

(4) PROPOSED AMENDMENTS TO

THE ARTICLES OF ASSOCIATION OF CNBM

(5) PROPOSED CHANGE OF SUPERVISOR

(6) NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

(7) NOTICE OF CNBM H SHAREHOLDERS’ CLASS MEETING

AND

(8) NOTICE OF CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

in no particular order

Joint Financial Advisers to CNBM

Independent Financial Adviser to the CNBM Independent Board Committee

Capitalised terms used on this cover page shall have the same meanings as those defined in the section headed “Definitions” in this circular.

A letter from CNBM’s Board is set out on pages 12 to 40 of this circular. A letter from the CNBM Independent Board Committee to the Independent CNBM Shareholders is set out on pages 41 to 42 of this circular. A letter from Halcyon Capital Limited, the CNBM Independent Financial Adviser, containing its advice to the CNBM Independent Board Committee and the Independent CNBM Shareholders, is set out on pages 43 to 86 of this circular.

The notice convening the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting to be held at Tower 2, Guohai Plaza, No.17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China on Wednesday, 6 December 2017 (i) in relation to the CNBM EGM, 9:30 a.m.; (ii) in relation to the CNBM H Shareholders’ Class Meeting, 10:30 a.m. or immediately following the conclusion of the CNBM EGM; and (iii) in relation to the CNBM Domestic Shareholders’ Class Meeting, 11:00 a.m. or immediately following the conclusion of the CNBM H Shareholders’ Class Meeting is contained in this circular. Shareholders are advised to read the notice and to complete and return the enclosed form of proxy for use at the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting in accordance with the instructions printed thereon.

Whether or not you are able to attend the aforesaid meeting(s), please complete and return the enclosed form of proxy in accordance with the instructions printed thereon as soon as practicable and in any event not less than 48 hours before the time appointed for holding of the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting (i.e. not later than 9:30 a.m. on Monday, 4 December 2017 for CNBM EGM, not later than 10:30 a.m. on Monday, 4 December 2017 for CNBM H Shareholders’ Class Meeting and not later than 11:00 a.m. on Monday, 4 December 2017 for CNBM Domestic Shareholders’ Class Meeting.).

Completion and return of the form or proxy will not preclude you from attending and voting in person at the CNBM EGM, CNBM H Shareholders’ Class Meeting or the CNBM Domestic Shareholders’ Class Meeting or any adjournment thereof should you so wish and in such event, the form of proxy shall be deemed to be revoked.

*     For identification purposes only

20 October 2017

CONTENTS

Page

EXPECTED TIMETABLE	ii

IMPORTANT NOTICES	1

ACTION TO BE TAKEN	2

DEFINITIONS	3

LETTER FROM CNBM’S BOARD	12

LETTER FROM THE CNBM INDEPENDENT BOARD COMMITTEE	41

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER	43

APPENDIX I – FINANCIAL INFORMATION ON CNBM GROUP	I-1

APPENDIX II – UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP	II-1

APPENDIX III – CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE	III-1

APPENDIX IV – GENERAL INFORMATION	IV-1

APPENDIX V – PROPOSED AMENDMENTS TO CNBM’S ARTICLES	V-1

NOTICE OF THE CNBM EGM	NCG-1

NOTICE OF THE CNBM H SHAREHOLDERS’ CLASS MEETING	NCM-1

NOTICE OF THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING	DCM-1

– i –

EXPECTED TIMETABLE

The expected timetable set out below is indicative only and may be subject to change. Further announcement(s) will be made as and when appropriate.

Unless otherwise expressly stated, references to times and dates in this circular and notices are to Hong Kong times and dates.

Latest time for lodging transfers of CNBM Shares in order to be entitled to attend and vote at the CNBM EGM and the CNBM Class Meetings	4:30 p.m. on Friday, 3 November 2017.

Closure of registers for transfers of shares for determination of CNBM Shareholders entitled to attend and vote at the CNBM EGM and the CNBM Class Meetings	Saturday, 4 November 2017 to Wednesday, 6 December 2017

Latest time for receiving reply slips for the CNBM EGM and the CNBM Class Meetings	Wednesday, 15 November 2017

Latest time for lodging proxy forms in respect of the CNBM EGM	9:30 a.m. on Monday, 4 December 2017

Latest time for lodging proxy forms in respect of the CNBM H Shareholders’ Class Meeting	10:30 a.m. on Monday, 4 December 2017

Latest time for lodging proxy forms in respect of the CNBM Domestic Shareholders’ Class Meeting	11:00 a.m. on Monday, 4 December 2017

Record date for CNBM Shareholders for the CNBM EGM and the CNBM Class Meetings	Wednesday, 6 December 2017

CNBM EGM	9:30 a.m. on Wednesday, 6 December 2017

– ii –

EXPECTED TIMETABLE

CNBM H Shareholders’ Class Meeting	10:30 a.m., or immediately following the conclusion of the CNBM EGM or any adjournment thereof on Wednesday, 6 December 2017

CNBM Domestic Shareholders’ Class Meeting	11:00 a.m., or immediately following the conclusion of the CNBM H Shareholders’ Class Meeting or any adjournment thereof on Wednesday, 6 December 2017

Resumption of registers for transfer of CNBM Shares	9:00 a.m. on Thursday, 7 December 2017

CNBM and Sinoma will jointly publish announcement on the date when or as soon as reasonably practicable after all conditions precedent to the Merger Agreement have been satisfied and the conditions to implementing the Merger have been satisfied or waived, as appropriate (the “Implementation Announcement”).

CNBM Shareholders and potential investors in the securities of CNBM should be aware that the Merger is subject to the conditions set out in this circular being satisfied or waived, as applicable, and CNBM does not provide any assurance that any or all conditions can be satisfied, and the Merger may or may not be completed before the expiry of the validity period of the approval of the Merger by CNBM’s Board or Sinoma’s Board, and thus the Merger Agreement may or may not become effective or, if effective, may or may not be implemented or completed. CNBM Shareholders and potential investors in the securities of CNBM and should therefore exercise caution when dealing in CNBM Shares. Persons who are in doubt as to the action they should take should consult their stockbroker, bank manager, solicitor or other professional advisers.

– iii –

IMPORTANT NOTICES

NOTICE TO U.S. HOLDERS OF SHARES

IMPORTANT: You must read the following disclaimer before continuing. The following disclaimer applies to this circular following this disclaimer page and you are therefore advised to read this disclaimer page carefully before accessing, reading or making any other use of this circular. In, and as a result of, accessing this circular you agree, and you are deemed to agree, to be bound by the following terms and conditions.

The Merger will involve the exchange of securities of two companies incorporated in the PRC with limited liability and is subject to Hong Kong disclosure requirements, which are different from those of the United States. The financial statements included in this circular have been prepared in accordance with Hong Kong Financial Reporting Standards and PRC GAAP and thus may not be comparable to financial statements of U.S. companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty enforcing their rights and any claims arising under the U.S. federal securities laws, as each of CNBM and Sinoma is located in a country outside the United States and some or all of their respective officers and directors may be residents of a country other than the United States. U.S. holders of CNBM Shares or Sinoma Shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, U.S. holders of CNBM Shares or Sinoma Shares may encounter difficulty compelling a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgement.

Securities may not be offered or sold in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or pursuant to an exemption from such registration. The CNBM Shares to be issued pursuant to the Merger are not, and will not be, registered under the U.S. Securities Act or under the securities laws of any jurisdiction of the United States and will be issued to U.S. holders of Sinoma Shares in reliance on the exemption from registration provided by Rule 802 under the U.S. Securities Act and in reliance on available exemptions from any state law registration requirements. The CNBM Shares to be issued pursuant to the Merger will be ‘‘restricted securities’’ within the meaning of Rule 144(a)(3) under the U.S. Securities Act to the same extent and proportion as the Sinoma Shares for which they were exchanged in the Merger.

Neither the U.S. Securities and Exchange Commission nor any U.S. state securities commission has approved or disapproved of the CNBM Shares to be issued in connection with the Merger, or determined if this circular is accurate or complete. Any representation to the contrary is a criminal offence. In accordance with the exemption from the registration requirements of the U.S. Securities Act provided by Rule 802 thereunder with respect to the CNBM Shares to be issued in connection with the Merger, CNBM will submit to the U.S. Securities and Exchange Commission any informational document it publishes or otherwise disseminates to holders of Sinoma Shares related to the Merger.

The receipt of CNBM Shares pursuant to the Merger by a U.S. holder of Sinoma shares may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other tax laws. Each Sinoma Shareholder is urged to consult an independent professional adviser immediately regarding applicable tax consequences of the Merger.

ACTION TO BE TAKEN

ACTION TO BE TAKEN BY CNBM H SHAREHOLDERS

CNBM H Shareholders who have been registered as holders of CNBM H Shares on the register of members of CNBM kept by the registrar of H shares on Wednesday, 6 December 2017 and who have completed all necessary registration procedures will be entitled to attend the CNBM EGM and the CNBM H

Shareholders’ Class Meeting.

Whether or not you intend to attend the CNBM EGM or the CNBM H Shareholders’ Class Meeting, you are strongly urged to complete and return the proxy forms in accordance with the instructions printed thereon. The proxy forms should be returned as soon as possible (but in any event not less than 48 hours before the appointed time for holding the relevant meetings or any adjournment thereof). After completion and return of the proxy forms, you may still attend and vote at the relevant meetings should you so wish. A drop box service will be available for CNBM Shareholders to lodge their proxy forms at CNBM’s share registrar for H shares, Tricor Investor Services Limited at Level 22, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

If you are eligible and intend to attend the relevant meetings, please complete and return the relevant reply slips in accordance with the instructions printed thereon. Reply slips should be returned as soon as possible (but in any event not later than 20 days before the scheduled date for holding the relevant meetings or any adjournment thereof).

CNBM H Shareholders whose names are on the H share register of members of CNBM on Wednesday, 6 December 2017 will be entitled to attend the CNBM EGM and the CNBM H Shareholders’ Class Meeting when they have completed all necessary registration procedures. The register of members of CNBM H Shareholders will be closed from Saturday, 4 November 2017 to Wednesday, 6 December 2017, during which no registration of transfers of CNBM H Shares will be processed. If applicable, CNBM H Shareholders intending to attend the CNBM EGM and the CNBM H Shareholders’ Class Meeting must lodge their respective transfer documents and relevant share certificates with CNBM’s share registrar for H shares, Tricor Investor Services Limited at Level 22, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

An announcement will be made by CNBM in relation to the result of CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting. Further announcement(s) will be made before/after the satisfaction or waiver, as appropriate, of the conditions to becoming effective and implementation conditions to the Merger Agreement.

DEFINITIONS

In this circular, the following expressions have the following meanings unless the context requires otherwise:

“associate(s)”	has the meaning given to it in the Listing Rules;

“CICC”	means China International Capital Corporation Hong Kong Securities Limited, one of the joint financial advisers to CNBM. CICC is a licensed corporation under the SFO, licensed to carry out Type 1 (dealing in securities), Type 2 (dealing in futures contracts), Type 4 (advising on securities), Type 5 (advising on futures contracts) and Type 6 (advising on corporate finance) regulated activities;

“Closing Date”	means the later of the Unlisted Share Share Exchange Date and the H Share Share Exchange Date, or such other date as agreed by Sinoma and CNBM;

“CNBM”	China National Building Material Company Limited* (中國建材股 有限公司), a joint stock limited company incorporated in the PRC with limited liability, whose H shares are listed and traded on the Stock Exchange;

“CNBM’s Articles”	means the articles of association of CNBM (including the rules of procedures for shareholders’ general meetings and the rules of procedures for board meetings);

“CNBM’s Board”	CNBM’s board of directors;

“CNBM Class Meetings”	means the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting;

“CNBM Director(s)”	CNBM’s director(s);

“CNBM Dissenting Shareholder”	a CNBM Shareholder who has cast an Effective Dissenting Vote in respect of each of the resolutions regarding the Merger at (for both CNBM H Shareholders and CNBM Domestic Shareholders) the CNBM EGM, (for the CNBM H Shareholders) the CNBM H Shareholders’ Class Meeting, and (for the CNBM Domestic Shareholders) the CNBM Domestic Shareholders’ Class Meeting (as the case may be);

DEFINITIONS

“CNBM Domestic Share(s)”	the CNBM domestic shares, with a RMB denominated par value of RMB1.00 each, representing approximately 46.67% of the issued share capital of CNBM as at the date of this circular;

“CNBM Domestic Shareholders”	the holders of CNBM Domestic Shares;

“CNBM Domestic Shareholders’ Class Meeting”	CNBM’s class meeting to be convened for CNBM Domestic Shareholders, or any adjournment thereof, to consider and, if thought fit, approve the Merger Agreement, the Merger and relevant arrangements;

“CNBM EGM”	CNBM’s extraordinary general meeting to be convened, or any adjournment thereof, to consider and, if thought fit, approve the Merger Agreement, the Merger, and relevant arrangements;

“CNBM Group”	means CNBM and its subsidiaries;

“CNBM H Shareholders”	the holders of CNBM H Shares;

“CNBM H Shareholders’ Class Meeting”	CNBM’s class meeting to be convened for CNBM H Shareholders, or any adjournment thereof, to consider and, if thought fit, approve the Merger Agreement, the Merger and relevant arrangements;

“CNBM H Share(s)”	the ordinary shares issued by CNBM, with a RMB denominated par value of RMB1.00 each, which are subscribed for and paid up in Hong Kong dollars and are listed and traded on the Stock Exchange, representing approximately 53.33% of the issued share capital of CNBM as at the Latest Practicable Date;

“CNBM Independent Board Committee”	means CNBM’s independent board committee established by CNBM for the purposes of considering the Merger, which comprises all of independent non-executive directors of CNBM, being Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue;

“CNBM Independent Financial Adviser”	means Halcyon Capital Limited, a licensed corporation under the SFO to carry on Type 6 (advising on corporate finance) regulated activities, who has been appointed by the CNBM Independent Board Committee to advise the CNBM Independent Board Committee and the Independent CNBM Shareholders in respect of (among others) the Merger;

DEFINITIONS

“CNBM Parent”	means China National Building Material Group Co., Ltd. (中國建材集 團有限公司), a state-owned enterprise wholly-owned by the SASAC, which directly and indirectly holds approximately 41.27% of CNBM’s issued share capital as at the date of this circular;

“CNBM Shareholders”	means CNBM H Shareholders and CNBM Unlisted Shareholders;

“CNBM Share(s)”	means CNBM H Shares and CNBM Unlisted Shares;

“CNBM Supervisor(s)”	means the member(s) of the Supervisory Committee of CNBM;

“CNBM Supervisory Committee”	means the supervisory committee of CNBM;

“CNBM Unlisted Foreign Share(s)”	means the unlisted foreign shares of CNBM, with a RMB denominated par value of RMB1.00 each, to be issued by CNBM to the Sinoma Share-Exchange Shareholder(s) holding Sinoma Unlisted Foreign Shares;

“CNBM Unlisted Share(s)”	means the CNBM Domestic Shares and (if issued) the CNBM Unlisted Foreign Shares;

“connected person(s)”	has the same meaning as ascribed to it under the Listing Rules;

“controlling shareholder(s)”	has the same meaning as ascribed to it under the Listing Rules;

“CSRC”	the China Securities Regulatory Commission;

“Declaration Period”	means a period after the approvals of the Merger at the CNBM EGM, CNBM H Shareholders’ Class Meeting, CNBM Domestic Shareholders’ Class Meeting, Sinoma EGM and Sinoma H Shareholders’ Class Meeting and during which (i) any CNBM Dissenting Shareholders may declare to exercise its right, which will be decided and announced by CNBM; and (ii) any Sinoma Dissenting Shareholders may declare to exercise its right, which will be decided and announced by Sinoma;

“Dissenting Shareholders”	means the CNBM Dissenting Shareholders and the Sinoma Dissenting Shareholders;

“Effective Dissenting Votes”	means any dissenting votes in relation to the Merger effectively cast by a shareholder in accordance with CNBM’s Articles or Sinoma’s Articles (as the case may be) and relevant laws and regulations through voting at the shareholders’ meeting;

DEFINITIONS

“Enlarged Group”	means the Post-Merger CNBM and its subsidiaries;

“Exchange Ratio”	means 1.00 Sinoma Share to exchange for 0.85 CNBM Share, meaning that CNBM will issue:(i) 0.85 CNBM H Share to exchange for 1.00 Sinoma H Share; and (ii) 0.85 CNBM Unlisted Share to exchange for 1.00 Sinoma Unlisted Share;

“Executive”	the Executive Director of the Corporate Finance Division of the SFC or any delegate of the Executive Director;

“Exercise Date”	means the date on which (i) the CNBM Third Party Provider(s) pays cash consideration to CNBM Dissenting Shareholders who exercise their right and has the CNBM H Shares and CNBM Unlisted Shares held and effectively declared by such shareholders transferred to it, which will be decided and announced by CNBM; and (ii) the Sinoma Third Party Provider(s) pays cash consideration to Sinoma Dissenting Shareholders who exercise their right and has the Sinoma H Shares and Sinoma Unlisted Shares held and effectively declared by such shareholders transferred to it, which will be decided and announced by Sinoma;

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC”	Hong Kong Securities Clearing Company Limited;

“Hong Kong”	Hong Kong Special Administrative Region of the People’s Republic of China;

“IFRS”	means the International Financial Reporting Standards issued by the International Accounting Standards Committee, which includes international accounting standards as well as the amendments and interpretations thereto;

“Independent CNBM Shareholders”	means CNBM Shareholders other than CNBM Parent and its associates and parties who have interests in the Merger;

“Independent Sinoma H Shareholders”	means Sinoma H Shareholders other than (i) parties who have interests in the Merger; and (ii) CNBM and its concert parties (including Sinoma Parent);

DEFINITIONS

“Independent Sinoma Shareholders”	means Sinoma Shareholders other than (i) parties who have interests in the Merger; and (ii) CNBM and its concert parties (including Sinoma Parent);

“Joint Announcement”	the announcement jointly published by CNBM and Sinoma dated 8 September 2017, which states, amongst other things, the proposal of the Merger of CNBM and Sinoma in accordance with the Merger Agreement;

“Last Trading Date”	means 6 September 2017, the last trading day prior to the suspension of trading in the H shares of CNBM and Sinoma on the Stock Exchange respectively pending the issue of the joint announcement;

“Latest Practicable Date”	17 October 2017, being the latest practicable date prior to the printing of this circular for ascertaining certain information contained herein;

“Listing Rules”	means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

“Merger”	means the proposed merger by absorption of Sinoma by CNBM in accordance with the PRC Company Law and other applicable PRC Laws as contemplated under the Merger Agreement;

“Merger Agreement”	means the merger agreement entered into between CNBM and Sinoma on 8 September 2017 in relation to the Merger;

“Morgan Stanley”	means Morgan Stanley Asia Limited, one of the joint financial advisers to CNBM. Morgan Stanley is licensed for Type 1 (dealing in securities), Type 4 (advising on securities), Type 5 (advising on futures contracts), Type 6 (advising on corporate finance) and Type 9 (asset management) regulated activities under the SFO;

“Post-Merger CNBM”	means CNBM after the Merger, as the surviving entity following the Merger with Sinoma;

“PRC” or “China”	means the People’s Republic of China, which for the purposes of the circular does not include Hong Kong, the Macau Special Administrative Region and Taiwan unless the context otherwise specifies;

“PRC Company Law”	means the Company Law of the PRC, as amended, supplemented or otherwise modified from time to time;

DEFINITIONS

“PRC GAAP”	the PRC Generally Accepted Accounting Principles;

“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations as may be in force and publicly available in the PRC from time to time;

“Record Date for Share Exchange”	means the trading day of the Stock Exchange, to be decided and announced by CNBM and Sinoma, on which a list of Sinoma Shareholders who are eligible to participate in the share-exchange and the number of shares held by such shareholders will be confirmed;

“RMB”	Renminbi, the lawful currency of the PRC;

“SAIC”	means the State Administration for Industry and Commerce of the People’s Republic of China;

“SASAC”	means the State-owned Assets Supervision and Administration Commission of the State Council;

“SFC”	the Securities and Futures Commission of Hong Kong;

“SFO”	the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (as revised, supplemented or otherwise modified from time to time);

“Share Exchange” and “Share Exchange Date”	means (i) with respect to Sinoma H shares means the date, to be decided and announced by CNBM and Sinoma, on which Sinoma Share-Exchange Shareholders exchange the Sinoma H Shares held by them into CNBM H Shares according to the Exchange Ratio, being the “H Share Share Exchange Date”; (ii) with respect to the Sinoma Domestic Shares means the date, to be decided and announced by CNBM and Sinoma, on which Sinoma Share-Exchange Shareholders exchange the Sinoma Domestic Shares held by them into CNBM Domestic Shares according to the Exchange Ratio, being the “Domestic Share Share Exchange Date”; and (iii) with respect to the Sinoma Unlisted Foreign Shares means the date, to be decided and announced by CNBM and Sinoma, on which Sinoma Share-Exchange Shareholders exchange the Sinoma Unlisted Foreign Shares held by them into CNBM Unlisted Foreign Shares according to the Exchange Ratio, being the “Unlisted Foreign Share Share Exchange Date” (collectively with the Domestic Share Exchange Date, the “Unlisted Share Share Exchange Date”), and “Share Exchange” means any of the above share exchange;

DEFINITIONS

“Sinoma”	means China National Materials Company Limited (中國中材股 有限 公 司 ), a joint stock limited company incorporated in the PRC with limited liability, whose H shares are listed and traded on the Stock Exchange;

“Sinoma’s Articles”	means the articles of association of Sinoma (including the rules of procedures for shareholders’ general meetings and the rules of procedures for board meetings);

“Sinoma’s Board”	means Sinoma’s board of directors;

“Sinoma Director(s)”	means Sinoma’s director(s);

“Sinoma Dissenting Shareholder”	means a Sinoma Shareholder who has cast Effective Dissenting Votes in respect of each of the resolutions regarding the Merger between the parties in relation to the Merger at (for both Sinoma H Shareholders and Sinoma Unlisted Shareholders) the Sinoma EGM and (for the Sinoma H Shareholders) the Sinoma H Shareholders’ Class Meeting (as the case may be);

“Sinoma Domestic Share(s)”	means the domestic shares of Sinoma, with a RMB denominated par value of RMB1.00 each, representing approximately 63.74% of the issued share capital of Sinoma as at the date of this circular;

“Sinoma Domestic Shareholders”	means the holders of Sinoma Domestic Share(s);

“Sinoma EGM”	means Sinoma’s extraordinary general meeting to be convened, or any adjournment thereof, to consider and, if thought fit, approve the Merger Agreement, the Merger and relevant arrangements;

“Sinoma Group”	means Sinoma and its subsidiaries;

“Sinoma H Share(s)”	means the ordinary shares issued by Sinoma, with a RMB denominated par value of RMB1.00 each, which are subscribed for and paid up in Hong Kong dollars and are listed and traded on the Stock Exchange, representing approximately 32.60% of the issued share capital of Sinoma as at the Latest Practicable Date;

DEFINITIONS

“Sinoma H Shareholders”	means the holders of Sinoma H Shares;

“Sinoma H Shareholders’ Class Meeting”	means Sinoma’s class meeting to be convened for Sinoma H Shareholders, or any adjournment thereof, to consider and, if thought fit, approve the Merger Agreement, the Merger and relevant arrangements;

“Sinoma Independent Board Committee”	means Sinoma’s independent board committee established by Sinoma for the purposes of considering the Merger, which comprises some of the non-executive directors and all of independent non-executive directors of Sinoma, being Mr. Shen Yungang, Mr. Wang Fengting, Mr. Leung Chong Shun, Mr. Lu Zhengfei and Mr. Wang Zhulin;

“Sinoma Independent Financial Adviser”	means Oceanwide Capital Limited, a licensed corporation to carry out type 6 (advising on corporate finance) regulated activity under the SFO, the independent financial adviser to be who has been appointed by the Sinoma Independent Board Committee to advise the Sinoma Independent Board Committee and the Independent Sinoma Shareholders in respect of (among others) the Merger;

“Sinoma Parent”	means China National Materials Group Corporation Ltd. (中國中材集 團有限公司), a state-owned enterprise wholly-owned by CNBM Parent, which directly and indirectly holds approximately 43.87% of Sinoma’s issued share capital as at the date of the circular;

“Sinoma Share-Exchange Shareholder(s)”	means Sinoma Shareholders who are registered on the register of shareholders on the Record Date for Share Exchange including Sinoma Shareholders who do not declare, or are ineligible to declare, or invalidly declare to exercise the right to request for acquisition of their CNBM Shares or Sinoma Shares (as the case may be);

“Sinoma Shareholders”	means Sinoma H Shareholders and Sinoma Unlisted Shareholders;

“Sinoma Share(s)”	means Sinoma H Shares and Sinoma Unlisted Shares;

“Sinoma Unlisted Foreign Share(s)”	means the unlisted foreign shares of Sinoma, with a RMB denominated par value of RMB1.00 each, representing approximately 3.66% of the issued share capital of Sinoma as at the date of the circular;

DEFINITIONS

“Sinoma Unlisted Foreign Shareholders”	means the holders of Sinoma Unlisted Foreign Share(s);

“Sinoma Unlisted Shareholders”	means the Sinoma Domestic Shareholders and the Sinoma Unlisted Foreign Shareholders;

“Sinoma Unlisted Share(s)”	means the Sinoma Domestic Shares and the Sinoma Unlisted Foreign Shares;

“Stock Exchange”	means The Stock Exchange of Hong Kong Limited;

“substantial shareholder(s)”	has the meaning given to it in the Listing Rules;

“Takeovers Code”	means the Codes on Takeovers and Mergers published by the SFC (as revised, supplemented or otherwise modified from time to time);

“trading day”	means a day on which the Stock Exchange is open for dealing or trading in securities;

“Transitional Period”	means the period between signing of the Merger Agreement and the Closing Date;

“United States” or “U.S.”	means the United States of America; and

“%”	means per cent.

LETTER FROM CNBM’S BOARD

Executive Directors:	Registered Office and principal place of business:
Mr. Song Zhiping (Chairman)	Tower 2 (Building B), Guohai Plaza
Mr. Cao Jianglin (President)	No. 17 Fuxing Road
Mr. Peng Shou (Vice President)	Haidian District, Beijing
Mr. Cui Xingtai (Vice President)	The PRC
Mr. Chang Zhangli (Vice President)

Non-executive Directors:
Mr. Guo Chaomin
Mr. Chen Yongxin
Mr. Tao Zheng

Independent non-executive Directors:
Mr. Sun Yanjun
Mr. Liu Jianwen
Mr. Zhou Fangsheng
Mr. Qian Fengsheng
Ms. Xia Xue

Joint Company Secretaries:
Mr. Chang Zhangli
Ms. Lo Yee Har Susan

20 October 2017

Dear CNBM Shareholders,

(1) MERGER OF CNBM AND SINOMA

(2) MAJOR AND CONNECTED

TRANSACTION FOR CNBM

(3) MANDATE BY CNBM TO ISSUE CNBM H SHARES

AND CNBM UNLISTED SHARES

(4) PROPOSED AMENDMENTS TO

THE ARTICLES OF ASSOCIATION OF CNBM

(5) PROPOSED CHANGE OF SUPERVISOR

(6) NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

(7) NOTICE OF CNBM H SHAREHOLDERS’ CLASS MEETING

AND

(8) NOTICE OF CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

LETTER FROM CNBM’S BOARD

1	INTRODUCTION

On 8 September 2017, CNBM and Sinoma published the Joint Announcement to announce that the two companies have entered into a Merger Agreement with respect to the Merger. After the Merger, Sinoma will be merged into and absorbed by CNBM in accordance with the PRC Company Law and other applicable PRC Laws.

The purpose of this circular is to provide you with, amongst other things, (i) further details of the Merger and the Merger Agreement, the granting of a specific mandate to CNBM’s Board for the issue of CNBM H Shares and CNBM Unlisted Shares, the proposed amendments to the CNBM’s Articles, other matters in relation to the Merger and information regarding the proposed change of supervisor; (ii) a letter of advice issued by CNBM Independent Financial Adviser to the CNBM Independent Board Committee in respect of the Merger; and (iii) recommendations and advice from the CNBM Independent Board Committee on the Merger, together with a notice of the CNBM EGM, a notice of the CNBM H Shareholders’ Class Meeting to be convened to consider, and if thought fit, to approve the Merger Agreement, the Merger and relevant arrangements.

2	BACKGROUND INFORMATION OF THE MERGER

(1)	Merger of CNBM Parent and Sinoma Parent

As approved by the SASAC, Sinoma Parent was transferred to CNBM Parent at nil consideration and became a wholly-owned subsidiary of CNBM Parent after the completion of the registration with relevant industry and commerce authorities (the “Parents Reorganisation”). The Parents Reorganisation was part of the supply side reform initiatives aiming at improving the operational efficiency and creating synergies for the building materials industry in the PRC from both revenue and cost perspectives. As disclosed in the announcements of CNBM and Sinoma both dated 8 March 2017, CNBM and Sinoma received notification from CNBM Parent, respectively, that the registration regarding the Parents Reorganisation with the relevant industry and commerce authorities in the PRC was completed.

LETTER FROM CNBM’S BOARD

(2)	Information on CNBM

CNBM, a state-owned enterprise, is a joint stock company incorporated in the PRC with limited liability. CNBM Group is mainly engaged in the cement, lightweight building materials, glass fibre, composite materials and engineering services businesses.

CNBM is owned directly and indirectly as to approximately 41.27% by CNBM Parent which is in turn wholly-owned by the SASAC.

CNBM is the largest cement company in the PRC with a total capacity of approximately 409 million tonnes (as at 30 June 2017).

Set out below is the financial information of CNBM Group (as extracted from the published financial statements of CNBM prepared in accordance with the International Financial Reporting Standards) for the two financial years ended 31 December 2015 and 31 December 2016 and the six months ended 30 June 2017.

	For the year ended	For the year ended	For the six months
	31 December 2015	31 December 2016	ended 30 June 2017
	(RMB million)	(RMB million)	(RMB million)
	(audited)	(audited)	(unaudited)

Total assets	329,819	340,754	348,357
Equity attributable to shareholders of the company	41,916	41,850	42,557
Revenue	100,362	101,547	53,362
Profit attributable to shareholders of the company	1,019	1,058	885

(3)	Information on Sinoma

Sinoma, a state-owned enterprise, is a joint stock company incorporated in the PRC with limited liability. Sinoma Group is principally engaged in three business segments, namely cement equipment and engineering services, cement and high-tech materials, including glass fibre, composite materials, synthetic crystals and advanced ceramics.

Sinoma is owned directly and indirectly as to approximately 43.87% by Sinoma Parent which is in turn wholly-owned by CNBM Parent.

LETTER FROM CNBM’S BOARD

Sinoma is a leading cement engineering company and the fourth largest cement company in the PRC with a total capacity of approximately 112 million tonnes (as at 30 June 2017). Among Sinoma’s subsidiaries, Sinoma International Engineering Co., Ltd., Ningxia Building Materials Group Co., Limited and Gansu Qilianshan Cement Group Company Limited are listed on the Shanghai Stock Exchange; Sinoma Science & Technology Co., Ltd. and Xinjiang Tianshan Cement Co., Ltd. are listed on the Shenzhen Stock Exchange.

Set out below is the financial information of Sinoma Group (as extracted from the published financial statements of Sinoma prepared in accordance with PRC GAAP) for the two financial years ended 31 December 2015 and 31 December 2016 and the six months ended 30 June 2017.

	For the year ended	For the year ended	For the six months
	31 December 2015	31 December 2016	ended 30 June 2017
	(RMB million)	(RMB million)	(RMB million)
	(audited)	(audited)	(unaudited)

Total assets	102,618	102,423	107,866
Ownership interests attributable to shareholders of the company	14,977	16,642	17,929
Revenue	53,259	50,577	25,106
Net profit before taxation	1,594	1,709	1,679
Net profit after taxation	1,087	1,157	1,269
Net profit attributable to shareholders of the company	804	585	596

(4)	Shareholding Structure Chart before and after the Merger

CNBM and Sinoma propose to implement the Merger by way of a merger by absorption and share-exchange. Under the Merger, CNBM will issue CNBM H Shares and CNBM Unlisted Shares to the Sinoma Share-Exchange Shareholders to merge with Sinoma by absorption, the Sinoma H Shares will be delisted from the Stock Exchange and cancelled and Sinoma will be deregistered. The following charts show the shareholding structure before and after the Merger. As shown in the charts below, as at the Latest Practicable Date, CNBM Parent held approximately 41.27% of the issued share capital of CNBM, whereas immediately after the Share Exchange CNBM Parent (and through Sinoma Parent being a wholly-owned subsidiary of CNBM Parent) will hold approximately 42.20% of the issued share capital of the Post-Merger CNBM. As such, the Merger will not result in a change of control of CNBM.

LETTER FROM CNBM’S BOARD

Merger of CNBM and Sinoma by way of absorption and share-exchange:

Immediately after the Share Exchange:

Notes:

1.	This may include the Third Party Provider(s) which would pay cash to CNBM Dissenting Shareholders who exercise their right as payment for their CNBM Shares (if any).

2.	This may include the Third Party Provider(s) which would pay cash to Sinoma Dissenting Shareholders who exercise the right as payment for their Sinoma Shares (if any) and will subsequently exchange such shares into CNBM Shares at the Exchange Ratio.

LETTER FROM CNBM’S BOARD

The Stock Exchange has stated that if, at the Closing Date, less than the minimum prescribed percentage applicable to the Post-Merger CNBM, being 25% of the issued CNBM Shares, are held by the public, or if the Stock Exchange believes that:

•	a false market exists or may exist in the trading of the CNBM Shares; or

•	that there are insufficient CNBM Shares in public hands to maintain an orderly market;

it will consider exercising its discretion to suspend dealings in the CNBM H Shares.

CNBM intends to remain listed on the Stock Exchange. The CNBM Directors will jointly and severally undertake to the Stock Exchange to take appropriate steps to ensure that sufficient public float exists in CNBM’s shares.

As shown in the above shareholding chart, the Post-Merger CNBM will have approximately 45.68% of its issued shares held by the public. Sufficient public float of CNBM will be maintained upon completion of the Merger.

3	PROPOSED MERGER

(1)	CNBM to Issue CNBM H Shares and CNBM Unlisted Shares in Exchange for Sinoma H Shares and Sinoma Unlisted Shares

CNBM proposes to issue 989,525,898 CNBM H Shares in exchange for all of the issued Sinoma H Shares at the Exchange Ratio.

CNBM proposes to issue 2,046,218,502 CNBM Unlisted Shares in exchange for all of the issued Sinoma Unlisted Shares at the Exchange Ratio.

Assuming the Merger has become unconditional and the Share Exchange has taken place and there is no change in share capital structures of CNBM and Sinoma immediately before the Share Exchange, CNBM will, in accordance with the terms of the Merger Agreement, issue 3,035,744,400 CNBM Shares, consisting of 989,525,898 CNBM H Shares and 2,046,218,502 CNBM Unlisted Shares (comprising 1,935,044,267 CNBM Domestic Shares and 111,174,235 CNBM Unlisted Foreign Shares). Immediately after the Closing Date, the aggregate number of CNBM Shares will be 8,434,770,662, among which 3,868,697,794 will be CNBM H Shares representing approximately 45.87% of its total issued share capital and 4,566,072,868 will be CNBM Unlisted Shares representing approximately 54.13% of its total issued share capital.

Upon the Share Exchange, CNBM will assume all assets, liabilities, businesses, employees, contracts, qualifications and all other rights and obligations of Sinoma.

LETTER FROM CNBM’S BOARD

(2)	Exchange Ratio and Basis of Determination

The Exchange Ratio is 1.00 Sinoma Share to exchange for 0.85 CNBM Share, meaning that CNBM will issue:

(i)	0.85 CNBM H Share to exchange for 1.00 Sinoma H Share; and

(ii)	0.85 CNBM Unlisted Share to exchange for 1.00 Sinoma Unlisted Share.

The Exchange Ratio agreed by CNBM and Sinoma has given due consideration to factors such as capital market performance, business and operating results of CNBM and Sinoma.

(3)	Right of any Dissenting Shareholder

According to the CNBM’s Articles and Sinoma’s Articles and the PRC Company Law, any CNBM Dissenting Shareholder or Sinoma Dissenting Shareholder may request CNBM or Sinoma (as the case may be) or other CNBM Shareholders or Sinoma Shareholders (as the case may be) who have approved the Merger (collectively, the “Consenting Shareholders”) to acquire its CNBM Shares or Sinoma Shares (as the case may be) at a “fair price”. Under the Merger Agreement, CNBM and/or Sinoma (as the case may be) will designate a third party to undertake to assume such obligation of CNBM, Sinoma and/or the Consenting Shareholders (as the case may be). Please refer to the section headed “4. PRINCIPAL TERMS OF THE MERGER AGREEMENT” below.

4	PRINCIPAL TERMS OF THE MERGER AGREEMENT

On 8 September 2017, CNBM and Sinoma entered into the Merger Agreement in relation to the Merger. In addition to the terms set out in the section headed “3. PROPOSED MERGER” above, the principal terms and conditions of the Merger Agreement include:

Parties	(1) CNBM; and
(2) Sinoma

Overview of the Merger	The Merger will be implemented by CNBM merging Sinoma by way of absorption and share-exchange, namely:

(1)	CNBM will issue (i) CNBM H Shares to the Sinoma Share- Exchange Shareholders holding Sinoma H Shares; and (ii) CNBM Unlisted Shares to the Sinoma Share-Exchange Shareholders holding Sinoma Unlisted Shares;

LETTER FROM CNBM’S BOARD

(2)	CNBM will apply to the Stock Exchange for the listing of, and permission to deal in, the CNBM H Shares to be issued pursuant to the Merger Agreement;

(3)	Sinoma will be delisted from the Stock Exchange and be deregistered; and

(4)	Upon the Share Exchange, CNBM will assume all assets, liabilities, businesses, employees, contracts, qualifications and all other rights and obligations of Sinoma.

The Merger will be effective as provided for by the PRC Company Law and will be subject to the Listing Rules and the Takeovers Code.

Consideration	The Sinoma Shares will be exchanged into CNBM Shares at the Exchange Ratio as follows:

•	0.85 CNBM H Shares being issued in exchange for 1.00 Sinoma H Share;

•	0.85 CNBM Domestic Shares being issued in exchange for 1.00 Sinoma Domestic Share; and

•	0.85 CNBM Unlisted Foreign Shares being issued for 1.00 Sinoma Unlisted Foreign Share.

Application will be made to the Stock Exchange for the CNBM H Shares to be issued under the Merger to be listed and traded on the Stock Exchange.

During the period between date of the Merger Agreement and the Share Exchange Date, where there is any cash dividend distributed by CNBM and/or Sinoma, the Exchange Ratio will be adjusted based on the adjusted indicative value per share.

An indicative value of CNBM H Shares and/or Sinoma H Shares (as applicable) will be adjusted in accordance with the formula below:

P1 = P0 – D

LETTER FROM CNBM’S BOARD

Where:

P1 = the adjusted indicative value per H share after adjustment; P0

= the indicative value per H share before adjustment; and

D = the distributed cash dividend per H share.

For information purpose, the indicative value stated as P0 (i) per each CNBM H Share means the closing price of each CNBM H Share on the Last Trading Date (the “Indicative Value of CNBM H Share”); (ii) per each Sinoma H Share means the Indicative Value of CNBM H Share multiplied by 0.85.

Accordingly, the Exchange Ratio will be adjusted based on the adjusted indicative value per each H share. The adjusted Exchange Ratio for H shares and the adjusted Exchange Ratio for unlisted shares will be the same.

Ranking of H shares and unlisted shares to be issued by CNBM	The CNBM H Shares and CNBM Unlisted Shares to be issued by CNBM pursuant to the Merger are not subject to any lien, pledge, charge or other restriction, and all relevant rights will be attached to such shares, including the right to receive all dividends and other distributions (if any) declared, made or paid on or after the issue date, and such shares will rank pari passu with the existing CNBM Shares, except for any existing restrictions on the rights in respect of any Sinoma Share which will remain effective on such new CNBM Shares to be issued by CNBM pursuant to the Merger.

Treatment of fractions of shares	Under the Share Exchange pursuant to the Merger, the number of CNBM H Shares and CNBM Unlisted Shares obtained by Sinoma Share- Exchange Shareholders will be in whole numbers.

LETTER FROM CNBM’S BOARD

If the number of CNBM H Shares to be obtained by a Sinoma Shareholder through a share-exchange of Sinoma H Shares for CNBM H Shares at the Exchange Ratio will not result in a whole number, the Sinoma Share-Exchange Shareholders concerned will be ranked according to the fractional value after the decimal point from highest to lowest, and one additional CNBM H Share will be given to each such Sinoma Shareholder in such order until the aggregate number of H Shares actually exchanged is equal to the total number of CNBM H Shares proposed to be issued, i.e. 989,525,898 CNBM H Shares.

If the number of Sinoma Shareholders with the same fractional value after the decimal point is more than the number of remaining H Shares to be issued, CNBM H Shares will be allocated randomly by a computerised system until the aggregate number of CNBM H Shares actually exchanged is equal to the total number of CNBM H Shares proposed to be issued.

The method of dealing with fractions of CNBM H Shares described above will also apply to dealing with fractions of CNBM Unlisted Shares.

Conditions to becoming effective	The Merger Agreement shall become effective upon satisfaction of all of the following conditions (none of which shall be capable of being waived):

(1)	the passing of special resolution(s) by a majority of not less than two-thirds of the votes cast by way of poll by the Independent CNBM Shareholders present and voting in person or by proxy at each of the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting to approve the Merger and the issue of CNBM Shares pursuant thereto;

LETTER FROM CNBM’S BOARD

(2)	(i) the passing of special resolution(s) by a majority of not less than two-thirds of the votes cast by way of poll by the Sinoma Shareholders present and voting in person or by proxy at the Sinoma EGM to approve the Merger in accordance with the PRC Laws; and (ii) the passing of special resolution(s) by way of poll approving the Merger at the Sinoma H Shareholders’ Class Meeting to be convened for this purpose, provided that: (a) approval is given by at least 75% of the votes attaching to the Sinoma H Shares held by the Independent Sinoma H Shareholders that are cast either in person or by proxy; and (b) the number of votes cast against the resolution is not more than 10% of the votes attaching to all Sinoma H Shares held by the Independent Sinoma H Shareholders;

(3)	the approval from the SASAC in respect of the Merger;

(4)	the relevant approval from the CSRC;

(5)	all necessary PRC domestic anti-trust filings for the Merger having been formally submitted and clearance having been obtained; and

(6)	approval from the Stock Exchange for listing of the CNBM H Shares to be issued as consideration of the Share Exchange.

As at the Latest Practicable Date, none of the above conditions have been fulfilled. It is expected that CNBM will receive the final decision regarding its PRC domestic anti-trust filings from the Ministry of Commerce of the PRC in mid-December 2017.

LETTER FROM CNBM’S BOARD

Conditions to implementation	Provided that the Merger Agreement has become effective, the implementation of the Merger shall be subject to satisfaction or appropriate waiver from (for the condition referred to in paragraph (1) below) both CNBM and Sinoma or (for the conditions referred to in paragraphs (2) and (4) below) from CNBM only or (for the condition referred to in paragraph (3) below) from Sinoma only of the following conditions:

(1)	for the purposes of the Merger, CNBM and Sinoma having submitted anti-trust filings in the applicable jurisdictions where notification is legally required before completion of the legal procedures of the Merger, and having obtained or being deemed to have obtained all necessary approvals in relation to the Merger from the anti-trust authorities of such jurisdictions, or having passed a prescribed period without objection (as applicable).

As at the Latest Practicable Date, notification to the Fair Trade Commission in South Korea is legally required before completion of the legal procedures of the Merger, the filings for which is expected to be submitted in late October 2017. The time needed for approval is expected to be two months after submission of filling materials;

(2)	the grant by the CSRC of the waiver from the obligation of CNBM to make a mandatory general offer for the issued shares in the subsidiaries of Sinoma listed on the Shenzhen Stock Exchange or the Shanghai Stock Exchange as a result of the Merger;

(3)	there being no material breach of the representations, warranties or undertakings given by CNBM in the Merger Agreement (in respect of the representations and warranties, they shall be deemed as if repeated immediately as of the time of the breach); and

(4)	there being no material breach of the representations, warranties or undertakings given by Sinoma in the Merger Agreement (in respect of the representations and warranties, they shall be deemed as if repeated immediately as of the time of the breach).

As at the Latest Practicable Date, none of the above conditions have been fulfilled.

LETTER FROM CNBM’S BOARD

Completion of the legal procedures of the Merger	Subject to the satisfaction of all conditions required for the Merger Agreement to become effective and satisfaction or appropriate waiver by CNBM and/or Sinoma (as the case may be) of all conditions to implementation, the legal procedures of the Merger shall complete on the later of (i) the date on which CNBM completes its business registration update in relation to the Merger; and (ii) the date on which Sinoma completes the cancellation of its business registration.

Right of a Dissenting Shareholder	If any Dissenting Shareholder exercises its right, CNBM and/or Sinoma (as the case may be) will designate a third party (the “Third Party Provider”) to undertake to assume the reasonable obligation which CNBM, Sinoma and/or the Consenting Shareholders may have towards such Dissenting Shareholder to acquire the CNBM Shares or Sinoma Shares (as the case may be) held by that Dissenting Shareholder at a fair price. The Sinoma Shares acquired by the Third Party Provider from the Dissenting Shareholders who exercise their right will be exchanged to CNBM Shares at the Exchange Ratio on the Share Exchange Date, and the exchanged CNBM Shares will be held by the Third Party Provider. Upon completion of the acquisition of the CNBM Shares or Sinoma Shares (as the case may be) held by such Dissenting Shareholder by the Third Party Provider, such Dissenting Shareholder will no longer be entitled to make any request to CNBM, Sinoma and/or other Consenting Shareholders, nor will the Sinoma Dissenting Shareholder be entitled to exchange for new CNBM Shares issued by CNBM for the purpose of the Merger.

A Dissenting Shareholder is required to satisfy the following criteria when exercising its right:

(1)	(i) for a CNBM Shareholder, its having validly voted against the resolutions in respect of the Merger at each of the CNBM EGM and CNBM H Shareholders’ Class Meeting or CNBM Domestic Shareholders’ Class Meeting (as the case may be); and (ii) for a Sinoma Shareholder, having validly voted against the resolutions in respect of the Merger at each of Sinoma EGM and (for Sinoma H Shareholders) Sinoma H Shareholders’ Class Meeting;

LETTER FROM CNBM’S BOARD

(2)	having been validly registered as a shareholder on the share register of CNBM or Sinoma (as the case may be) since the record date for (i) (for CNBM Shareholder) the CNBM EGM and CNBM H Shareholders’ Class Meeting or CNBM Domestic Shareholders’ Class Meeting (as applicable to such class shareholders); and (ii) (for Sinoma Shareholder) the Sinoma EGM and (if applicable) Sinoma H Shareholders’ Class Meeting, and having held such CNBM Share(s) or Sinoma Share(s) in respect of which it intends to exercise its right until the Exercise Date; and

(3)	having successfully completed the declaration procedures during the Declaration Period.

Any CNBM Dissenting Shareholder or Sinoma Dissenting Shareholder who holds the following CNBM Share or Sinoma Share (as the case may be) is not entitled to exercise its right in respect of such shares held by them:

(1)	any CNBM Share or Sinoma Share (as the case may be) which is subject to restrictions on its rights, including but not limited to relevant share which is subject to pledge, other third-party rights or judicial moratorium;

(2)	any CNBM Share or Sinoma Share (as the case may be) the holder of which has undertaken to CNBM or Sinoma (as the case may be) to waive its right; or

(3)	any CNBM Share or Sinoma Share (as the case may be) for which its right is not exercisable in accordance with applicable laws.

For the avoidance of doubt, if the Merger does not proceed as a result of the terms in respect of the Merger under the Merger Agreement failing to become effective or the conditions for implementation of the Merger Agreement not being satisfied in full or properly waived, the CNBM Dissenting Shareholders and the Sinoma Dissenting Shareholders (if any) shall not be entitled to exercise their right as described above.

LETTER FROM CNBM’S BOARD

Termination	The Merger Agreement may be terminated in any of the following circumstances:

(1)	if a competent government authority imposes restrictions or prohibitions on completing the Merger which are final, binding and not capable of being appealed, either CNBM or Sinoma will be entitled to terminate the Merger Agreement by written notice;

(2)	if the Merger Agreement cannot be performed due to any force majeure event which continues for 60 days (unless otherwise agreed to be extended by CNBM and Sinoma), either CNBM or Sinoma will be entitled to terminate the Merger Agreement by written notice; or

(3)	if one party commits a material breach of the Merger Agreement and such material breach is not remedied by the defaulting party within 30 days following written notice from the non-defaulting party, the non-defaulting party will be entitled to unilaterally terminate the Merger Agreement by written notice.

Accumulated profits as at the Closing Date	Any accumulated profits of CNBM or Sinoma which remain undistributed as at the Closing Date of the Merger shall be for the benefit of shareholders of the Post-Merger CNBM according to the proportion of their shareholdings in the Post-Merger CNBM.

Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, CNBM and Sinoma may only invoke any or all of the conditions (1) to (4) set out in the paragraph headed “Conditions to implementation” in this section or terminate the Merger Agreement in accordance with the paragraph headed “Termination” in this section as a basis for not proceeding with the Merger only if the circumstances which give rise to the right to invoke any such condition or termination right are of material significance to CNBM or Sinoma in the context of the Merger.

LETTER FROM CNBM’S BOARD

5	CNBM’S SPECIFIC MANDATE TO ISSUE CNBM UNLISTED SHARES AND CNBM H SHARES

On 8 September 2017, CNBM’s Board also resolved to seek, at the CNBM EGM, CNBM Domestic Shareholders’ Class Meeting and CNBM H Shareholders’ Class Meeting, that it be granted an unconditional specific mandate enabling it, when the Merger is given effect and as required by the Merger, to determine and implement the issuance of approximately but not more than 989,525,898 CNBM H Shares and 2,046,218,502 CNBM Unlisted Shares (comprising 1,935,044,267 CNBM Domestic Shares and 111,174,235 CNBM Unlisted Foreign Shares respectively) and to have full authority to deal with any and all matters necessary for, beneficial to, or appropriate for the issuance of the CNBM Unlisted Shares and CNBM H Shares and to deal with any details of the issue, registration and transfer of relevant shares as well as matters relating to listing on the Stock Exchange (including the right to adjust the proposed price and numbers of new CNBM H Shares and CNBM Unlisted Shares to be issued to the extent allowed and in accordance with the applicable laws and regulations or requirements or requests by the applicable regulatory authorities). CNBM H Shares may be issued in odd lots (of less than a board lot of 2,000 CNBM H Shares) to Sinoma Share-Exchange Shareholders (exchanging the Sinoma H Shares held by them into CNBM H Shares according to the Exchange Ratio). In order to facilitate the trading of odd lots (if any), CNBM will appoint a designated custodian or broker to stand in the market to match the sale and purchase of odd lots at the relevant market price, whose contact details will be announced by CNBM separately together with details on the timetable of the matching services. Sinoma Share-Exchange Shareholders (exchanging the Sinoma H Shares held by them into CNBM H Shares according to the Exchange Ratio) should note that the matching of the sale and purchase of odd lots is not guaranteed.

Pursuant to the Merger Agreement, CNBM will apply to the Stock Exchange for the listing of and permission to deal in the CNBM H Shares to be issued under the Merger, which will be implemented after approval by the Stock Exchange.

6	COMPARISONS OF VALUE

The Exchange Ratio is 1.00 Sinoma Share to exchange for 0.85 CNBM Share, which is determined and agreed by CNBM and Sinoma taking into consideration factors such as capital market performance, business and operating results of CNBM and Sinoma.

The Exchange Ratio represents an implied premium for Sinoma H Shareholders when compared with the ratio between the market prices of Sinoma H Shares and CNBM H Shares during the specified trading period.

LETTER FROM CNBM’S BOARD

		Trading Periods Including the Last Trading Date
		1 Trading Day	20 Trading Days	90 Trading Days

H shares	Ratio between the market prices of Sinoma H Shares and CNBM H Shares	0.71	0.67	0.60
	Implied premium of the Exchange Ratio	19.19%	26.94%	42.60%

Notes:	(1)	The market prices are the average closing prices during the specified trading period.

(2)	Implied premium of the Exchange Ratio = 0.85/(market price of Sinoma H Shares/market price of CNBM H Shares) –1. The ratio is calculated by comparing the Exchange Ratio with the ratio determined by dividing the average closing prices of Sinoma H Shares by the average closing prices of the CNBM H Shares for the specified trading period.

The Merger will be implemented at the Exchange Ratio. The comparisons below are provided solely for the convenience of investors. They are illustrations only. Shareholders should use the comparisons with care and take into account other disclosures in this circular, including the reasons and benefits of the Merger.

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Latest Practicable Date, the value of the consideration for each Sinoma H Share in the Merger represents:

(a)	a premium of approximately 36.28% over the closing price of each Sinoma H Share of HK$3.58 on the Stock Exchange on the Last Trading Date;

(b)	a premium of approximately 47.83% over the average closing price of HK$3.30 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 20 trading days immediately prior to and including the Last Trading Date;

(c)	a premium of approximately 74.90% over the average closing price of HK$2.79 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 90 trading days immediately prior to and including the Last Trading Date;

(d)	a premium of approximately 3.37% over the closing price of HK$4.72 of each Sinoma H Share based on the closing price of Sinoma H Shares on the Stock Exchange on the Latest Practicable Date.

LETTER FROM CNBM’S BOARD

Based on the closing price of each CNBM H Share of HK$5.02 on the Stock Exchange on the Last Trading Day, (A) each CNBM H Share represents (i) a discount of approximately 46.03% to the net asset value per CNBM H Share as at 31 December 2016 and (ii) a discount of approximately 46.93% to the net asset value per CNBM H Share as at 30 June 2017; and (B); the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 23.69% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 29.16% to the net asset value per Sinoma H Share as at 30 June 2017.

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Latest Practicable Date (A) each CNBM H Share represents (i) a discount of approximately 37.52% to the net asset value per CNBM H Share as at 31 December 2016; and (ii) a discount of approximately 38.56% to the net asset value per CNBM H Share as at 30 June 2017; and (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 11.65% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 18.00% to the net asset value per Sinoma H Share as at 30 June 2017.

7	REASONS AND BENEFITS OF THE MERGER

China’s building materials industry has seen strong momentum in the past decades supported by China’s solid economic growth, booming infrastructure investment and growing real estate demand. Despite facing headwinds in recent years as China’s growth plateaued, the industry has regained momentum since the first half of 2016 marked by enhanced supply-demand dynamics and strong cement price recovery. Many factors are fuelling the industry’s turnaround, among which effective supply-side reform, continued urbanisation and the “Belt and Road Initiative” are believed to lend stable and sustainable support to the industry.

Consolidation has been accelerating amid industry downturn. The year 2016 has witnessed the highest level of M&A activities in China’s Building Materials industry since 2005. According to data published by China Cement Research Institute, the top 10 cement producers in China collectively occupied a market share of approximately 56.3% in 2016, an increase of 8.3% from approximately 52.0% in 2015. Industry consolidation is expected to continue as supply-side reform deepens and industry associations encourage combination among top players.

To better tackle the headwinds and capture the development opportunities mentioned above, CNBM and Sinoma, as the leading building materials players in China and the world, decide to take the initiative in transforming and upgrading the building materials industry through the Merger. Together as a world leading integrated materials group, they would further strengthen their influence over the industry and enhance their competitiveness in international markets, which in turn increases the interest for all shareholders. The Merger will bring the following benefits:

LETTER FROM CNBM’S BOARD

I.	Strengthening leading industry status, enhancing global competitiveness

CNBM and Sinoma are the leading building materials enterprises in China and the world. The Merger will combine the strengths of the two companies and complement each other’s advantages. It is expected that the Post-Merger CNBM will possess comprehensive and integrated competitive advantages in terms of industry positioning, business scale, product and services qualities. This would lead to stronger competitiveness in the global building materials industry. It is expected that the Post-Merger CNBM will have the largest cement production capacity in the world and obtain leading position globally in various sectors including commercial concrete production, cement engineering service, gypsum boards production, fibre glass manufacturing (such as China Jushi Co., Ltd., an associate of the CNBM Group), wind turbine blades production.

II.	Deepening market influence and setting industry standard with broadened region and product coverage and coordinating operation and deepening market influence

In 2016, CNBM and Sinoma ranked the first and the fourth among cement producers in China, respectively, based on cement clinker production capacity. The Merger will consolidate the cement industry in certain regions. It is expected that the Post-Merger CNBM will be able to strengthen the competitiveness of its core business by coordinating production and sales strategy. It is expected that the Post-Merger CNBM, with deepened market influence, will play a crucial role in formulating China’s cement industry policy. Specifically, it would take the initiatives in (1) reducing excess capacity through limiting new capacity, driving the elimination of 32.5 cement and drafting the Capacity Reduction Plan for Cement Industry; (2) maintaining industry production order through strictly implementing measures such as off-peak production and limited production; and (3) promoting environmental management through measures such as strengthening regulation and setting industry standard.

Expanding geographical presence and reducing fluctuations in overall results: The geographical presence of the Post-Merger CNBM will be more diversified. It is expected to reduce fluctuations in operations due to changes in demand and differences in competitive landscapes across various regions, bringing more consistent returns to all shareholders.

Enriching product systems and providing customers with all-round services: The Post- Merger CNBM will further optimise products offerings and provide customers with better products and more product choices which is expected to increase opportunities for portfolio sales and cross selling.

LETTER FROM CNBM’S BOARD

III.	Consolidating the procurement, production and operation systems, reducing cost and improving efficiency

Expanding procurement scale and sharing cost advantages: The Post-Merger CNBM will further leverage the economies of scale in procurement by sharing supplier bases and channels of both companies, it consolidates their procurement demand and coordinates their procurement planning (such as establishing cooperative relationships with large-sized coal suppliers and power companies and centralising procurement).

Coordinating production and operation and sharing production technology: The Post- Merger CNBM will regularly benchmark indicators, and conduct internal and external competition in production technologies. It is expected to increase production efficiency through sharing patented technologies, production know-how, special techniques and key technical personnel.

Optimising operation system and reducing operating costs: It is planned that the Post- Merger CNBM will consolidate the sales and management systems in certain overlapping business segments and regions, in order to further reduce operating costs.

IV.	Consolidating overseas resources, strengthening cooperation in global markets

CNBM and Sinoma both possess leading production designing abilities and provide general engineering contracting services in the global market. They enjoy exceptional advantages in glass engineering and cement engineering, respectively. The Post-Merger CNBM will solidifying its leading position in the global markets. By coordinating sales strategy and business planning, and sharing business techniques, sales services and customer resources, Post-Merger CNBM combines the strengths of both companies and is thus expected to further improve its brand image and compete in the global market. Specifically, (i) the combined entity will broaden contact with international players and deepen the influence in global cement markets; and (ii) consolidate resources in global engineering market and coordinate in overseas projects.

V.	Integrating and sharing of R&D resources to enhance innovation capability

Prior to the Merger, each of CNBM and Sinoma possesses a strong R&D system and the ability to commercialise technologies. The R&D capability of the Post-Merger CNBM will rise to a new level. It is planned that the Post-Merger CNBM will (i) consolidate the R&D resources of both companies through sharing high-quality products and technological advantages; (ii) reduce waste of resources due to repetitive development; and (iii) enhance R&D efficiency, promote technological innovations, conduct fundamental, pioneering and strategic studies to spearhead major technological breakthroughs and establish its leadership in technological innovation.

LETTER FROM CNBM’S BOARD

VI.	Enhancing liquidity in the capital market and improving financing structure

Enhancing liquidity: There is a visible difference between the trading activities of H shares of CNBM and Sinoma. The cumulative turnover rates of the H Shares of CNBM and Sinoma for the 30 trading days immediately prior to and including the Last Trading Day are 33.76% and 15.43%, respectively. The trading of CNBM’s H-Share is relatively more active. The Merger is expected to enhance the liquidity of the shares held by Sinoma’s existing H Shareholders significantly and safeguard the interests of shareholders.

Optimising financing structure: Upon completion of the Merger, the Post-Merger CNBM is expected to further expand its business and asset, strengthen its position in the industry, and enhance its credit ratings. The Post-Merger CNBM, as a result, could leverage the industry- leading credit rating and utilise various financing tools to optimise financing structure and improve the financial performance of the Post-Merger CNBM.

Setting the stage for integration of businesses and assets: Upon completion of the Merger, the Post-Merger CNBM can conduct deeper integration of its businesses and assets, better utilise the domestic and international capital markets, leverage the financing functions of all its listed companies to optimise capital structure and support business development. Meanwhile, since CMBN and Sinoma have similar businesses before the transaction, Post- Merger CNBM will, in accordance with the requirements of relevant securities regulatory departments and subject to applicable laws and relevant regulatory rules, further consolidates its businesses in order to benefit CNBM and the A share subsidiaries.

8	KEY INTEGRATION PLAN

CNBM and Sinoma have established a comprehensive integration roadmap to implement and capture the opportunities that the Merger offers in optimising operational efficiency and releasing synergies.

I.	Organisational Integration

CNBM and Sinoma have established a comprehensive integration roadmap to implement and capture the opportunities that the Merger offers in optimising operational efficiency and releasing synergies.

CNBM and Sinoma plan to establish incentive plan for employees in order to improve efficiency and performance. As at the Latest Practicable Date, there is no formal decision or undertaking made by CNBM’s Board or Sinoma’s Board in relation to such scheme. The Post-Merger CNBM will make further announcement in relation to such scheme (if it is formally resolved by the board of directors of the Post-Merger CNBM to be established) in accordance with the requirements of the Listing Rules and applicable laws as and when appropriate. The Post-Merger CNBM aims to optimise structures of subsidiary companies to enhance management and operational efficiency.

LETTER FROM CNBM’S BOARD

II.	Market Consolidation and Business Coordination

The Post-Merger CNBM aims to improve coordination on pricing and sales strategies among regions with overlapping products and capacity. The Merger will also enable deeper coordination on its overseas business, especially in the cement engineering service segment where combined business and resources serve to enhance the efficiency and margin in international engineering service projects.

The Merger and integration can facilitate intra-company services which serve to improve overall operating of the Post-Merger CNBM. One of the near-term initiatives is for Sinoma’s mining services to offer service to The Post-Merger CNBM.

III.	Centralised Procurement and Supply Chain Management

The Post-Merger CNBM will work on intra-regional integration of procurement and supply, and production optimisation. One of the near-term opportunities is to utilise CNBM’s logistics and storage facilities to enlarge the reach of spare parts for engineering services in the areas that have not been previously covered.

IV.	Capital Structure Optimisation

The Post-Merger CNBM will be able to optimise the overall debt financing costs with a more moderate leverage and combined resources with banks and financial institutions. The Merger can also allow the Post-Merger CNBM to better leverage the equity financing capacity of its subsidiaries listed in both domestic and international capital markets.

Having taken into account the reasons for and benefits of the Merger and its effects as set out above, CNBM’s Board (other than members of the CNBM Independent Board Committee, whose views are given in the section headed “Letter from the CNBM Independent Board Committee” in this circular) is of the view that the terms of the Merger are fair and reasonable and in the interests of CNBM and its shareholders as a whole.

LETTER FROM CNBM’S BOARD

9	IMPACT OF THE MERGER ON THE SHAREHOLDING STRUCTURES OF CNBM AND SINOMA

The shareholding structures of CNBM and Sinoma prior to the Merger are as follows:

			Number of	Percentage
	Number of	Percentage of	Unlisted	of Unlisted	Percentage of			Total Number
	Domestic	Domestic	Foreign	Foreign	Unlisted	Number of	Percentage of	of Issued
	Shares	Shares	Shares	Shares	Shares	H Shares	H Shares	Shares

CNBM	2,519,854,366	46.67%	N/A	N/A	46.67%	2,879,171,896	53.33%	5,399,026,262
Sinoma	2,276,522,667	63.74%	130,793,218	3.66%	67.40%	1,164,148,115	32.60%	3,571,464,000

The shareholding structure of the Post-Merger CNBM immediately after the Share Exchange is as follows:

			Number of	Percentage
	Number of	Percentage of	Unlisted	of Unlisted	Percentage of			Total Number
	Domestic	Domestic	Foreign	Foreign	Unlisted	Number of	Percentage of	of Issued
	Shares	Shares	Shares	Shares	Shares	H Shares	H Shares	Shares

CNBM Shares issued prior to the Merger	2,519,854,366	29.87%	N/A	N/A	29.87%	2,879,171,896	34.13%	5,399,026,262
CNBM Shares issued in exchange for Sinoma Shares pursuant to the Merger	1,935,044,267	22.94%	111,174,235	1.32%	24.26%	989,525,898	11.73%	3,035,744,400
Total issued shares of the Post-Merger CNBM	4,454,898,633	52.82%	111,174,235	1.32%	54.13%	3,868,697,794	45.87%	8,434,770,662

Immediately after the Share Exchange, 3,853,361,794 CNBM H Shares will be held by the public, representing approximately 45.68% of the total issued shares in the Post-Merger CNBM.

10	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

It is proposed that, subject to the taking place of the Closing Date, the CNBM’s Articles will be amended to (among others) deal with the change of capital structure of CNBM after the Merger. A special resolution to approve amendments to the CNBM’s Articles will be put to the CNBM Shareholders at the CNBM EGM. Details regarding the proposed amendments to the CNBM’s Articles are set out in the Appendix V to this circular.

LETTER FROM CNBM’S BOARD

The effect of the proposed amendments to CNBM’s Articles is threefold:

(1)	CNBM will issue CNBM Unlisted Shares and CNBM H Shares to all Sinoma Shareholders under the Merger, which will result in changes in the registered capital and share capital structure of CNBM. Corresponding amendments are required to be made in the CNBM’s Articles;

(2)	as the Merger involves the issue of CNBM Unlisted Foreign Shares to Sinoma Unlisted Foreign Shareholders, following the issue of CNBM Shares upon the Share Exchange, the non-tradable CNBM Shares will comprise CNBM Domestic Shares as well as CNBM Unlisted Foreign Shares. To further clarify the rights and obligations of CNBM Unlisted Foreign Shareholders, the right to attend extraordinary general meetings and class meetings, the arrangements for payment of dividend and the channel for dispute resolution, corresponding amendments are required to be made in the CNBM’s Articles; and

(3)	with regard to the notice period for company merger, division and liquidation and creditors’ filing procedure, corresponding amendments are being made in accordance with the requirements under the PRC Company Law.

11	IMPLICATIONS UNDER THE LISTING RULES OF CNBM

The highest relevant percentage ratio for transaction classification under the Listing Rules in respect of the relevant acquisition and the issue and exchange of CNBM H Shares and CNBM Unlisted Shares pursuant to the Merger exceeds 25% and is lower than 100%. As a result, the Merger will constitute a major acquisition for CNBM under Chapter 14 of the Listing Rules.

Also, as CNBM Parent, the controlling shareholder of CNBM, controls more than 30% of the equity interest in Sinoma through Sinoma Parent which is a wholly-owned subsidiary of CNBM Parent, Sinoma is an associate (as defined under the Listing Rules) of CNBM Parent and hence a connected person of CNBM under the Listing Rules. The Merger therefore also constitutes a connected transaction of CNBM under Chapter 14A of the Listing Rules.

Further, pursuant to Rule 19A.38 of the Listing Rules, the issue of the new CNBM H Shares and CNBM Unlisted Shares pursuant to the Merger will be pursuant to a special mandate which requires approvals by a special resolution by a majority of not less than two-thirds of the votes cast by way of poll by each of the CNBM Shareholders at the CNBM EGM, the CNBM Domestic Shareholders at the CNBM Domestic Shareholders’ Class Meeting and the CNBM H Shareholders at the CNBM H Shareholders’ Class Meeting.

None of the CNBM Directors has a material interest in the Merger.

LETTER FROM CNBM’S BOARD

12	ARRANGEMENTS FOR IMPLEMENTATION OF THE MERGER AGREEMENT

Pursuant to the Merger Agreement, CNBM will apply to the Stock Exchange for the listing of and permission to deal in the CNBM H Shares to be issued under the Merger, which will be implemented upon approval by the Stock Exchange.

Following completion of the Merger, Sinoma Shares will cease to have effect as documents or evidence of title. Upon satisfaction of all the conditions precedent to the Merger and satisfaction of the implementation conditions to the Merger or waiver thereof by CNBM and/or Sinoma as appropriate, CNBM does not intend to continue the listing of Sinoma H Shares and Sinoma will apply to the Stock Exchange for voluntary withdrawal of the listing of Sinoma H Shares from the Stock Exchange pursuant to Rule 6.15 of the Listing Rules, which is subject to the requirements under Chapter 6 of the Listing Rules and the approval of the Listing Committee of the Stock Exchange.

Sinoma will issue separate announcement(s) notifying Sinoma H Shareholders of the proposed withdrawal of listing and the exact dates and relevant arrangements for the last day for dealing in Sinoma H Shares on the Stock Exchange as well as when the formal delisting of the Sinoma H Shares will become effective.

The listing of the Sinoma H Shares on the Stock Exchange will not be withdrawn if the Merger is not approved or lapses or does not become unconditional for any reason.

13	BOOK CLOSURE PERIOD AND RECORD DATE

In order to determine the list of CNBM Shareholders who will be entitled to attend and vote at the CNBM EGM and the CNBM Class Meetings, the register of members of CNBM will be closed from Saturday, 4 November 2017 to Wednesday, 6 December 2017 (both days inclusive) during which period no transfer of Shares will be effected. Holders of CNBM H Shares and CNBM Domestic Shares whose names appear on the register of members of CNBM on Wednesday, 6 December 2017 (the “Record Date”) will be entitled to attend and vote at the CNBM EGM and the respective CNBM Class Meeting. In order for the CNBM H Shareholders to qualify for attending and voting at the CNBM EGM and the CNBM H Shareholders Class Meeting, CNBM Shareholders whose H Shares are not registered in their names should complete and lodge their respective instruments of transfer with the relevant H share certificates with Tricor Investor Services Limited, the Company’s H share registrar in Hong Kong, at Level 22, Hopewell Centre, 183 Queen’s Road East, Hong Kong, and in any case no later than 4:30 p.m. on Friday, 3 November 2017. CNBM Shareholders registered as at the Record Date will be entitled to attend and vote at the CNBM EGM and the respective CNBM Class Meeting.

LETTER FROM CNBM’S BOARD

14	CNBM EGM, CNBM H SHAREHOLDERS’ CLASS MEETING AND CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

CNBM will convene the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting for CNBM Shareholders to consider and, if thought fit, approve matters relating to the Merger. Notices convening the CNBM EGM, the CNBM H Shareholders Class Meeting and the CNBM Domestic Shareholders Class Meeting respectively are set out on pages NCG-1 to DCM-3 of this circular.

Holders of CNBM H Shares whose names appear on the register of CNBM maintained by Tricor Investor Services Limited, the H share registrar and transfer office of CNBM in Hong Kong, and holders of CNBM Domestic Shares whose names appear on the register of the Company on Wednesday, 6 December 2017 shall be entitled to attend the CNBM EGM and the respective CNBM H Shareholders Class Meeting and the CNBM Domestic Shareholders Class Meeting. Whether or not you are able to attend the CNBM EGM and the CNBM Class Meetings, you are requested to complete the accompanying form of proxy in accordance with the instructions printed thereon as soon as practicable and in any event not less than 48 hours before the time appointed for the holding of the CNBM EGM and the CNBM Class Meetings or any adjournment thereof, and deposit it with Tricor Investor Services Limited, the H share registrar and transfer office of CNBM in Hong Kong, at Level 22, Hopewell Centre, 183 Queen’s Road East, Hong Kong for holders of CNBM H Shares; or the office of CNBM, at Tower 2, Guohai Plaza, 17 Fuxing Road, Haidian District, Beijing, the PRC for holders of CNBM Domestic Shares. Completion and return of the form of proxy will not preclude you from attending and voting at the CNBM EGM and the CNBM Class Meetings or any adjournment thereof should you so desire.

Voting at the CNBM EGM and the CNBM H Shareholders’ Class Meeting

Pursuant to Rule 13.39(4) of the Listing Rules, all resolutions will be passed by way of poll at the CNBM EGM and the CNBM Class Meetings.

Any shareholder with a material interest in the Merger and his close associates will abstain from voting on resolutions approving the Merger. To the extent that CNBM is aware having made all reasonable enquiries, other than CNBM Parent and its associates, no CNBM Shareholder will be required under the Listing Rules to abstain from voting on the resolutions at the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting.

LETTER FROM CNBM’S BOARD

15	TAXATION

(1)	Non-Tax Advice

You should consult with your professional adviser to understand the possible tax implications of exercising the CNBM Dissenting Shareholders’ rights. None of CNBM, Sinoma, CICC, Morgan Stanley, Sinoma Independent Financial Adviser or CNBM Independent Financial Adviser, nor their respective directors or any person participating in the Merger, assume any liability in respect of any tax incurred or other implication of any exercise of the CNBM Dissenting Shareholders’ rights.

(2)	Hong Kong Stamp Duty

For the CNBM Dissenting Shareholders who exercise its right to require acquisition of their CNBM H Shares, Hong Kong stamp duty is payable at the rate of 0.1% of the consideration. The stamp duty payable will be deducted from the cash received by the CNBM Dissenting Shareholders who exercise such right.

16	CNBM INDEPENDENT FINANCIAL ADVISER

The CNBM Independent Board Committee has appointed Halcyon Capital Limited as its independent financial adviser to provide advice to it in respect of the Merger for the purpose of it being a connected transaction under the Listing Rules. For the opinions and advice of the CNBM Independent Financial Adviser, please refer to the section headed “Letter from the CNBM Independent Financial Adviser” in this circular.

17	RECOMMENDATION OF CNBM’S BOARD

CNBM’s Board (other than members of the CNBM Independent Board Committee, whose views are given in the section headed “Letter from the CNBM Independent Board Committee” in this circular) is of the view that the terms of the Merger Agreement and the proposed merger are fair and reasonable and in the interests of CNBM and its shareholders as a whole. Having considered the terms of the Merger Agreement and taken into account advice from the CNBM Independent Financial Adviser, the CNBM Independent Board Committee is of the view that the terms of the Merger Agreement and the proposed merger are fair and reasonable so far as the disinterested CNBM Shareholders are concerned. Therefore, CNBM’s Board recommends that the CNBM Shareholders vote in favour of the resolutions in relation to the Merger at the CNBM EGM and (if applicable) the relevant shareholders’ class Meeting.

LETTER FROM CNBM’S BOARD

18	PROPOSED CHANGE OF SUPERVISOR

Reference is made to the announcement of CNBM dated 25 August 2017 in relation to the proposed change of supervisor. On 25 August 2017, CNBM was notified by the CNBM Parent of the proposal to nominate Ms. Xu Weibing for appointment as a supervisor of CNBM in replacement of Mr. Wu Jiwei with effect from the date of the CNBM EGM until 29 May 2019, being the end of the term of the current session of the Supervisory Committee, when she will be eligible for re-election, as a result of work re-designation. The proposed change of supervisor is subject to the approval of the CNBM Shareholders by way of ordinary resolution at the CNBM EGM. Mr. Wu Jiwei has confirmed that he has no disagreement with CNBM’s Board and there is no other matter in relation to the proposed change of supervisor that needs to be brought to the attention of the CNBM Shareholders.

The biographical details of Ms. Xu Weibing as required under Rule 13.51(2) of the Listing Rules are set out below:

Ms. Xu Weibing, born in March 1959, has over 30 years of experience in financial accounting and capital operation. Ms. Xu has been serving as the chief accountant of China National Building Material Group Co., Ltd.* (中國建材集團有限公司) since May 2017, and as the deputy general manager of China National Building Material Group Co., Ltd.* (中國建材集團有限公司) from August 2016 to May 2017. She has been a director of Sinoma Energy Conservation Ltd. (中材節能股 有限公司) since December 2013, the chairman of CMC Finance Company (中集集團財務有限公 司 ) since April 2013, and was a member of the standing committee of the Party Committee of the predecessor of China National Materials Group Corporation Ltd. (中國中材集團有限公司) from May 2009 to August 2016, a supervisor of Sinoma Science & Technology Co., Ltd. (中材科技股 有 限 公 司 ) from December 2001 to September 2014, the chief account of the predecessor of China National Materials Group Corporation Ltd. (中國中材集團有限公司) from October 2000 to August 2016, deputy general manager of China National Non-Metallic Materials Corporation (中國非金屬材料總公司) from March 2005 to July 2007, a deputy section officer in the economic and financial division of National Building Materials Bureau (國家建材局) from June 1985 to February 1989, and the assistant accountant in the financial division of China Building Materials Academy (中國建材 研 究 院 ) from July 1983 to June 1985. Ms. Xu graduated from Liaoning Finance and Economics Institute (遼寧財經學院) in July 1983 with a bachelor’s degree, majoring in finance, and is a senior account. Ms. Xu is entitled to a special government allowance provided by the State Council. She also serves as the committee member of China Association of Chief Financial Officers ( 中 國 總 會計師協會), deputy head of Geology Division of China Association of Chief Financial Officers (中國總會計師協會地質勘 分會 ) and deputy head of Geology Sub-committee of the Accounting Society of China (中國會計學會地質分會).

LETTER FROM CNBM’S BOARD

It is proposed that Ms. Xu Weibing, if appointed, will not as supervisor receive any remuneration from CNBM during her term of office.

Save as disclosed above, as at the date of this circular, Ms. Xu Weibing has confirmed that she (i) did not assume other offices in any member of the Group; (ii) was not related to any CNBM Directors, senior management, substantial shareholders or controlling shareholders of CNBM or other members of the Group; (iii) did not have any interests in shares of CNBM within the meaning of Part XV of the SFO; and (iv) did not hold any other directorships or other major appointments and qualifications in any listed companies in the past three years.

Save as disclosed above, as at the date of this announcement, there is no information which is discloseable, nor is CNBM aware that Ms. Xu Weibing is/was involved in any of the matters required to be disclosed, pursuant to Rules 13.51(2)(h) to 13.51(2)(v) of the Listing Rules and there is no other matter that needs to be brought to the attention of the CNBM Shareholders.

CNBM’s Board considers that the proposed change of supervisor is in the best interests of CNBM and the CNBM Shareholders as a whole. Accordingly, the CNBM Directors recommend all CNBM Shareholders to vote in favour of the relevant resolutions set out in the notice of the CNBM EGM.

19	OTHER INFORMATION

Your attention is drawn to other information set out in the appendices to this circular.

Yours faithfully,
By order of CNBM’s Board
China National Building Material Company Limited*
Mr. Song Zhiping
Chairman

Beijing, the PRC

*	For identification purposes only

LETTER FROM THE CNBM INDEPENDENT BOARD COMMITTEE

20 October 2017

Dear Independent CNBM Shareholders,

(1) MERGER OF CNBM AND SINOMA

(2) MAJOR AND CONNECTED

TRANSACTION FOR CNBM

(3) MANDATE BY CNBM TO ISSUE CNBM H SHARES

AND CNBM UNLISTED SHARES

AND

(4) PROPOSED AMENDMENTS TO

THE ARTICLES OF ASSOCIATION OF CNBM

Reference is made to the circular of China National Building Material Company Limited (“CNBM”) dated 20 October 2017 in respect of the Merger (the “Circular”) of which this letter forms part. Terms defined in the Circular shall have the same meanings in this letter unless the context otherwise requires.

We have been appointed by CNBM’s Board as the members of the CNBM Independent Board Committee to give a recommendation to Independent CNBM Shareholders in respect of the Merger. We have appointed Halcyon Capital Limited as our independent financial adviser in respect of the Merger.

Having considered the terms of the Merger and taken into account the advice of Halcyon Capital Limited, in particular the factors, reasons and recommendations set out in the letter from the CNBM Independent Financial Adviser in the Circular, we are of the view that the terms of the Merger are fair and reasonable so far as the Independent CNBM Shareholders are concerned and in the interests of CNBM and its shareholders as a whole. Accordingly, we recommend the Independent CNBM Shareholders to vote in favour of the resolutions in relation to the Merger at the CNBM EGM and CNBM H Shareholders’ Class Meeting.

LETTER FROM THE CNBM INDEPENDENT BOARD COMMITTEE

We wish to draw the attention of the Independent CNBM Shareholders to (1) the letter from CNBM’s Board set out on pages 12 to 40 of the Circular, (2) the letter from the CNBM Independent Financial Adviser set out on pages 43 to 86 of the Circular, and (3) each of the appendices to the Circular.

Yours faithfully,

CNBM Independent Board Committee

Sun Yanyun	Liu Jianwei	Zhou Fangsheng	Qian Fengsheng	Xia Xue

Independent	Independent	Independent	Independent	Independent
non-executive	non-executive	non-executive	non-executive	non-executive
director of CNBM	director of CNBM	director of CNBM	director of CNBM	director of CNBM

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

HALCYON CAPITAL LIMITED

11TH FLOOR

8 WYNDHAM STREET CENTRAL

HONG KONG

20 October 2017

To the CNBM Independent Board Committee and the CNBM Independent Shareholders

Dear Sirs,

(1) MERGER OF CNBM AND SINOMA

(2) MAJOR TRANSACTION AND CONNECTED

TRANSACTION FOR CNBM

INTRODUCTION

We refer to our engagement as the independent financial adviser to the CNBM Independent Board Committee in respect of the terms of the Merger Agreement and the transactions contemplated thereunder, details of which are set out in the Letter from CNBM’s Board (the “Letter from CNBM’s Board”) contained in a circular (the “Circular”) of CNBM to the CNBM Shareholders dated 20 October 2017, of which this letter forms part. Capitalised terms used in this letter shall have the same meanings as those defined in the Circular unless the context otherwise requires.

As approved by the SASAC, Sinoma Parent was transferred to CNBM Parent at nil consideration and became a wholly-owned subsidiary of CNBM Parent after the completion of the registration with relevant industry and commerce authorities (the “Parents Reorganisation”). The Parents Reorganisation was part of the supply side reform initiatives aiming at improving the operational efficiency and creating synergies for the building material industry in the PRC from both revenue and cost perspectives. As disclosed in the announcements of CNBM and Sinoma both dated 8 March 2017, CNBM and Sinoma received notification from CNBM Parent, respectively, that the registration regarding the Parents Reorganisation with the relevant industry and commerce authorities in the PRC was completed.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

On 8 September 2017, CNBM and Sinoma further entered into the Merger Agreement and pursuant to which, CNBM and Sinoma will implement the Merger subject to the terms and conditions of the Merger Agreement. In particular, CNBM proposes to issue H Shares and Unlisted Shares in exchange for Sinoma H Shares and Sinoma Unlisted Shares, respectively, at the exchange ratio of 1.00 Sinoma Share to exchange for 0.85 Share. After the Merger, Sinoma will be merged into and absorbed by CNBM in accordance with the PRC Company Law and other applicable PRC Laws.

Given the highest relevant percentage ratio for transaction classification under the Listing Rules in respect of the relevant acquisition and the issue and exchange of H Shares and Unlisted Shares pursuant to the Merger exceeds 25% but lower than 100%, the Merger constitutes a major acquisition for CNBM under Chapter 14 of the Listing Rules.

Meanwhile, since the CNBM Parent, the controlling shareholder of CNBM, also controls more than 30% of the equity interest in Sinoma through Sinoma Parent which is a wholly-owned subsidiary of CNBM Parent, Sinoma is an associate (as defined under the Listing Rules) of CNBM Parent and hence a connected person of CNBM under the Listing Rules. The Merger therefore also constitutes a connected transaction of CNBM under Rule 14A.25 of the Listing Rules.

The CNBM Independent Board Committee, comprising Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue, being all independent non-executive Directors, has been formed to advise the Independent Shareholders as to whether the terms and conditions of the Merger Agreement are fair and reasonable and on normal commercial terms, and the Merger is in the interests of CNBM and the Shareholders as a whole and how the Independent Shareholders should vote at the EGM, the H Shareholders’ Class Meeting and the Domestic Shareholders’ Class Meeting (as the case may be).

Our role, as the independent financial adviser to the CNBM Independent Board Committee and the Independent Shareholders in relation to the Merger Agreement and the transactions contemplated thereunder, is to (i) provide the CNBM Independent Board Committee and the Independent Shareholders an independent opinion and recommendation as to whether the Merger Agreement is entered into on normal commercial terms, in the ordinary and usual course of business of the CNBM Group and in the interests of the CNBM Group and the Shareholders as a whole, and whether the terms thereof are fair and reasonable so far as CNBM and the Independent Shareholders are concerned; and (ii) advise the Independent Shareholders on how to vote at the EGM and the H Shareholders’ Class Meeting.

We are not associated with CNBM, Sinoma or their respective core connected persons, close associates or associates and accordingly are considered eligible to give independent advice on the terms of the Merger. Apart from normal professional fees payable to us in connection with this appointment, no arrangement exists whereby we will receive any fees or benefits from CNBM, Sinoma or their respective core connected persons, close associates or associates. Meanwhile, there was no past engagement between the CNBM Group and Halcyon Capital in last two years from the date of this letter and, hence, we are independent from CNBM pursuant to Rule 13.84 of the Listing Rules.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

BASIS OF OUR OPINION

In formulating our advice and recommendation to the CNBM Independent Board Committee and the CNBM Independent Shareholders, we have relied on the information, financial information and the facts supplied to us and representations expressed by the Directors and/or management of the CNBM Group and have assumed that all such information, financial information and facts and any representations made to us, or referred to in the Circular, in all material aspects, are true, accurate and complete as at the time they were made and continue to be so as at the date of the Circular, has been properly extracted from the relevant underlying accounting records (in the case of financial information) and made after due and careful inquiry by the Directors and/or the management of the CNBM Group. The management of CNBM has confirmed that, after having made all reasonable enquiries and to the best of their knowledge and belief, all relevant information has been supplied to us and that no material facts have been omitted from the information supplied and representations expressed to us. We have also relied on certain information available to the public and have assumed such information to be accurate and reliable. We have no reason to doubt the completeness, truth or accuracy of the information and facts provided and we are not aware of any facts or circumstances which would render such information provided and representations made to us untrue, inaccurate or misleading.

Our review and analysis were based upon the information provided by the CNBM Group including the Merger Agreement, the annual report of CNBM for the year ended 31 December 2016 (the “2016 Annual Report”), the interim report of CNBM for the six months ended 30 June 2017 (the “2017 Interim Report”), the annual report of Sinoma for the year ended 31 December 2015 (the “Sinoma 2015 Annual Report”), the annual report of Sinoma for the year ended 31 December 2016 (the “Sinoma 2016 Annual Report”), the interim report of Sinoma for the six months ended 30 June 2016 (the “Sinoma 2016 Interim Report”), the interim report of Sinoma for the six months ended 30 June 2017 (the “Sinoma 2017 Interim Report”), the Circular, and certain published information from the public domain. Investors should note that figures extracted from the relevant financial reports are rounded which may result in small tabulation errors.

We have also discussed with the Directors and/or the management of the CNBM Group with respect to the terms of and reasons for the entering into of the Merger Agreement and considered that we have reviewed sufficient information to reach an informed view and to provide a reasonable basis for our opinion. We have not, however, conducted an independent verification or appraisal of the information nor have we conducted any form of in-depth investigation into the businesses, affairs, financial position, profitability or the prospects of the CNBM Group, Sinoma or any of their respective subsidiaries or associates. Nothing contained in this letter should be construed as a recommendation to hold, sell or buy any shares or any other securities of CNBM or Sinoma.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

PRINCIPAL FACTORS AND REASONS CONSIDERED

In arriving at our opinion for the Merger Agreement and the transactions contemplated thereunder, we have considered the following principal factors and reasons:

1.	Background of the Merger

As mentioned above, subsequent to the Parents Reorganisation which was part of the supply side reform initiatives aiming at improving the operational efficiency and creating synergies for the building material industry in the PRC from both revenue and cost perspectives, Sinoma Parent had become a wholly-owned subsidiary of CNBM Parent. As a result, the CNBM Parent controlled more than 30% of the equity interest in each of CNBM and Sinoma as at the date of the Merger Agreement.

As further stated in the Letter from CNBM’s Board, China’s building materials industry has seen strong momentum in the past decades supported by China’s solid economic growth, booming infrastructure investment and growing real estate demand. Despite facing headwinds in recent years as China’s growth plateaued, the industry has regained momentum since the first half of 2016 marked by enhanced supply-demand dynamics and strong cement price recovery. Many factors are fuelling the industry’s turnaround, among which effective supply-side reform, continued urbanisation and the “Belt and Road Initiatives” are believed to lend stable and sustainable support to the industry.

To better tackle the headwinds and capture the development opportunities mentioned above, CNBM and Sinoma, as the leading building materials players in China and the world, decide to take the initiative in transforming and upgrading the building materials industry through the Merger.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

2.	Information on the CNBM Group

2.1	Principal business

CNBM is a state-owned enterprise and a joint stock company incorporated in the PRC with limited liability. The CNBM Group is mainly engaged in the cement, lightweight building materials, glass fibre, composite materials and engineering services businesses. CNBM is the largest cement company in the PRC with a total capacity of approximately 409 million tonnes as at 30 June 2017.

According to the 2017 Interim Report, in terms of production capacity, the CNBM Group is (i) the largest cement producer in the world; (ii) the largest commercial concrete producer in the world; (iii) the largest gypsum board producer in the world; (iv) the largest rotor blade producer in the PRC; (v) the largest glass fibre producer in the world through China Jushi, an associate of CNBM; and (vi) an international engineering firm that provides design and EPC services of glass, cement production lines and solar power stations in China, leads and dominates the engineering technology market of domestic high-end glass and export of China’s high-end glass.

2.2	Structure of the CNBM Group

The simplified structure of the CNBM Group as extracted from the 2017 Interim Report is set out below:

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

2.3	Financial highlights of the CNBM Group

Financial performance

Set out below is the summary of key financial information of the CNBM Group for the years ended 31 December 2015 and 2016 and six months ended 30 June 2016 and 2017 as extracted from the 2016 Annual Report and 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Revenue	100,362	101,547	44,104	53,362
Cost of sales	(75,743)	(74,755)	(32,814)	(39,805)

Gross profit	24,620	26,792	11,290	13,557

Profit before tax	4,105	4,060	1,265	2,675
Income tax expense	(1,313)	(1,238)	(567)	(847)

Profit for the year/period	2,793	2,822	698	1,828

Profit attributable to owners of the company	1,019	1,058	109	885

As illustrated in the above table, the CNBM Group has recorded strong and solid financial performance during the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017.

For the year ended 31 December 2016

For the year ended 31 December 2016, the CNBM Group recorded revenue of approximately RMB101,546.8 million, as compared to approximately RMB100,362.4 million in 2015, and net profit of approximately RMB2,822.2 million, as compared to approximately RMB2,792.8 million in 2015. The net profit margin remained relatively stable at approximately 2.8% for each of the two years ended 31 December 2015 and 2016. During the year ended 31 December 2016, the CNBM Group has recorded improvement in gross profit margin from approximately 24.5% in 2015 to approximately 26.4% in 2016, and the impact of which has been partially offset by the decrease in investment and other income of approximately RMB2,658.4 million principally due to the reduction in government grants.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

For the six months ended 30 June 2017

For the six months ended 30 June 2017 , the CNBM Group recorded revenue of approximately RMB53,361.9 million, as compared to approximately RMB44,103.7 million in the corresponding period in 2016, and net profit of approximately RMB1,827.9 million, as compared to approximately RMB697.6 million in the corresponding period in 2016. The net profit margin had improved to approximately 3.4% for the six months ended 30 June 2017 from approximately 1.6% for the six months ended 30 June 2016.

According to the 2017 Interim Report, the increase in revenue was principally driven by the cement segment which recorded increase in revenue of approximately RMB6,309.1 million. Meanwhile, the CNBM Group had implemented a number of measures for cost reduction and efficiency enhancement including further promotion of streamlining of organisations, thorough implementation of “Four Reductions & Two Simplifications” (i.e. reduction of hierarchical levels, organisational units, excess staff and vehicles; and simplified organization and capable personnel). For the six months ended 30 June 2017, the CNBM Group has recorded increase in gross profit of approximately 20.1%, while its selling and distribution costs, administrative expenses and finance costs, net, only increased by approximately 13.1%, 4.7% and 11.7%, respectively, as compared to the corresponding period in 2016. Accordingly, the CNBM Group was still able to record a notable improvement in net profit even the gross profit margin had slightly dropped from approximately 25.6% for the six months ended 30 June 2016 to approximately 25.4% for the six months ended 30 June 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Segmental revenue

Set out below is the breakdown of revenue of the CNBM Group by segment for the years ended 31 December 2015 and 2016, and the six months ended 30 June 2016 and 2017 as extracted from the 2016 Annual Report and 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
Segment	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Cement	59,097	60,504	25,769	32,078
Concrete	21,462	21,100	9,681	11,766
Lightweight building materials	7,085	7,677	3,420	4,339
Glass fibre and composite materials	3,261	2,513	986	744
Engineering services	7,186	7,806	3,467	3,773
Others	2,273	1,946	780	662

Revenue for the year/period	100,362	101,547	44,104	53,362

Note: inter-segment revenue are excluded.

Cement segment was the largest revenue contributor of the CNBM Group for each of the years ended 31 December 2015 and 2016 and the six months ended 30 June 2016 and 2017, which contributed approximately 58.4% to 60.1% revenue of the CNBM Group during the relevant year/period. Concrete segment was the second largest revenue contributor of the CNBM Group during the same year/period, which contributed approximately 20.8% to 22.0% of the revenue of the CNBM Group during the relevant year/period. The cement segment and concrete segment had contributed over 80% of the revenue of the CNBM Group for each of the two years ended 31 December 2015 and 2016 and the six months ended 30 June 2016 and 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Segmental adjusted earnings before interest, tax, depreciation and amortisation (“EBITDA”)

Set out below is the breakdown of segmental adjusted EBITDA of the CNBM Group for the years ended 31 December 2015 and 2016, and the six months ended 30 June 2016 and 2017 as extracted from the 2016 Annual Report and 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
Segment	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Cement	15,615	14,554	6,131	7,906
Concrete	2,891	2,231	1,319	1,102
Lightweight building materials	1,918	2,154	972	1,050
Glass fibre and composite materials	511	440	133	143
Engineering services	1,250	1,095	624	723
Others	(185)	(135)	(13)	120

Adjusted EBITDA for the year/ period	22,000	20,340	9,166	11,044

Cement segment was also the largest contributor to the adjusted EBITDA of the CNBM Group and accounted for over 70% of the adjusted EBITDA of the CNBM Group for each of the two years ended 31 December 2016 and the six months ended 30 June 2017 as compared to a revenue contribution ratio of approximately 66.9% for the six months ended 30 June 2016. In the meantime, concrete segment was the second largest contributor to the adjusted EBITDA of the CNBM Group and account for approximately 10.0% to 14.4% of the adjusted EBITDA of the CNBM Group for each of the two years ended 31 December 2016 and the six months ended 30 June 2016 and 2017.

Meanwhile, being the largest gypsum board producer in the world, the lightweight building materials segment contributed approximately 8.7%, 10.6% and 9.5% of the total segmental adjusted EBITDA of CNBM for the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017, respectively.

CNBM is also leading in the glass fibre and composite materials industry as the largest rotor blade producer in the PRC and the largest glass fibre producer in the world through China Jushi, an associate of CNBM. Such segment had also contributed adjusted EBITDA of approximately RMB1,250 million, RMB1,095 million and RMB723 million to CNBM for the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017, respectively.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

As stated in the 2016 Annual Report, the engineering segment had been closely centering on the Belt and Road Initiatives strategy, and developed the overseas market and carried out international cooperation in production capacity. Therefore, its new business was developed rapidly and the proportion of overseas projects increased continuously. During the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017, the engineering segment had contributed approximately 5.7%, 5.4% and 6.5%, respectively, of the adjusted EBITDA of CNBM.

The ability of CNBM Group in deriving positive EBITDA from each of its five business segments during each of the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017 demonstrated the capability of CNBM in being a wide range product and service provider in the industry.

Financial position

According to the 2017 Interim Report, the CNBM Group recorded net current liabilities of approximately RMB75,809.5 million as at 30 June 2017, representing an improvement of approximately RMB2,972.1 million from net current liabilities of approximately RMB78, 781. 7 million as at 31 December 2016, and net assets of approximately RMB76,842.5 million as at 30 June 2017, representing an improvement of approximately RMB1,298.8 million from net assets of approximately RMB75,543.7 million as at 31 December 2016. The unaudited consolidated net assets value of CNBM attributable to the Shareholders was approximately RMB42,557.3 million as at 30 June 2017.

The net gearing ratio of the CNBM Group (calculated by dividing the net borrowings by the total equity) was approximately 228.1% as at 30 June 2017, representing an improvement from approximately 231.7% as at 31 December 2016. We noted that total borrowings of the CNBM Group represented approximately 69.2% of total liabilities of the CNBM Group as at 30 June 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

3.	Information on Sinoma Group

3.1	Principal business

Sinoma is a state-owned enterprise and a joint stock company established in the PRC with limited liability, which is principally engaged in three business segments, namely (i) cement; (ii) cement equipment and engineering services; and (iii) high-tech materials. As stated in the Letter from CNBM’s Board, Sinoma is a leading cement engineering company and the fourth largest cement company in the PRC with a total capacity of approximately 112 million tonnes as at 30 June 2017. Sinoma is also the largest cement equipment and engineering service provider in the world and a leading producer of non-metal materials in China according to the Sinoma 2017 Interim Report.

According to the Sinoma 2016 Annual report, the business model of Sinoma integrates research and development, industrial design, equipment manufacturing, engineering and construction services and production in non-metal materials industry, and it possesses series of core technologies such as glass fiber, composite materials, synthetic crystals, advanced ceramics and new dry process cement technology, with pioneering research and development capabilities, strong implementation capability for commercialisation of innovative technologies, successful mergers and acquisitions experience and unique business model. As further stated in Sinoma 2017 Interim Report, Sinoma’s cement equipment and engineering services had new overseas order intake amounted to approximately RMB13.6 billion during the six months ended 30 June 2017, with international market share remained No. 1 in the world. Meanwhile, the backlog order amounted to approximately RMB73.5 billion as at 30 June 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

3.2	Structure of Sinoma Group

The simplified structure of Simona Group as extracted from the Sinoma 2017 Interim Report is set out below:

Notes:

1.	Shares of the company are listed on Shenzhen Stock Exchange.

2.	Shares of the company are listed on Shanghai Stock Exchange.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

3.3	Financial highlights of Sinoma

Financial performance

Set out below is the summary of key financial information of Sinoma for the two years ended 31 December 2016 and six months ended 30 June 2017 as extracted from the Sinoma 2016 Annual Report and Sinoma 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Total operating revenue	53,259	50,577	21,751	25,106
Operating cost	(44,007)	(40,308)	(17,524)	(19,306)

Gross profit	9,252	10,269	4,228	5,800

Profit before tax	1,594	1,709	665	1,679
Income tax expense	(507)	(553)	(237)	(410)

Profit for the year/period	1,087	1,157	428	1,269

Profit attributable to owners of the company	803	585	308	596

As illustrated in the above table, Sinoma has also recorded strong and solid financial performance during the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

For the year ended 31 December 2016

For the year ended 31 December 2016, Sinoma recorded revenue of approximately RMB50,576.9 million, as compared to approximately RMB53,258.9 million in 2015, and net profit of approximately RMB1,156.8 million, as compared to approximately RMB1,087.0 million in 2015. The net profit margin increased from approximately 2.0% for the year ended 31 December 2015 to approximately 2.3% for the year ended 31 December 2016. According to the Sinoma 2016 Annual Report, the decrease in revenue for the year ended 31 December 2016 was mainly due to the decrease in contracted business volume in the cement equipment and engineering services segment, while the increase in gross profit of approximately 11.0% for the year ended 31 December 2016 was principally attributable to the decrease in unit product cost in the cement segment. The increase in gross profit, together with the reduction in financial expenses, was partially offset by the increases in selling expense, administrative expenses and asset impairment losses, and the decrease in investment income, which resulted in an increase in net profit of approximately 6.4%.

For the six months ended 30 June 2017

For the six months ended 30 June 2017, Sinoma recorded revenue of approximately RMB25,105.8 million, as compared to approximately RMB21,751.3 million in the corresponding period in 2016, and net profit of approximately RMB1,268.6 million, as compared to approximately RMB428.1 million in the corresponding period in 2016. The net profit margin had improved to approximately 5.1% for the six months ended 30 June 2017 from approximately 2.0% for the six months ended 30 June 2016. According to the Sinoma 2017 Interim Report, the increase in revenue was principally driven by the cement segment which recorded increase in revenue of approximately RMB2,466.0 million. Meanwhile, Sinoma recorded a lower level of increase in operating cost, selling expenses, administrative expenses and financial expenses of approximately 10.2%, 4.6%, 15.1% and 12.2%, respectively, for the same period as compared to an increase of approximately 15.4% in revenue. Sinoma also recorded reduction in asset impairment losses of approximately RMB64.2 million.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Segmental revenue

Set out below is the breakdown of revenue of Sinoma by segment for the years ended 31 December 2015 and 2016, and the six months ended 30 June 2016 and 2017 as extracted from the Sinoma 2015 Annual Report, Sinoma 2016 Annual Report, Sinoma 2016 Interim Report and Sinoma 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
Segment	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Cement equipment and engineering services	24,167	24,483	9,284	9,407
Cement	18,808	19,700	7,999	10,470
High-tech materials	10,284	10,379	4,468	5,229
Others	–	15	–	–

Revenue for the year/period	53,259	54,577	21,751	25,106

Note: inter-segment revenue are excluded.

During each of the two years ended 31 December 2016 and the six months ended 30 June 2016 and 2017, cement equipment and engineering services segment and the cement segment were the two largest revenue contributors of Sinoma, which contributed approximately 79.2% to 81.0% of the revenue of Sinoma for the relevant year/period. For the six months ended 30 June 2017, the cement segment became the largest operating revenue contributing segment and accounted for approximately 41.7% of the operating revenue of Sinoma.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Operating profit/(loss)

Set out below is the breakdown of segmental operating profit/(loss) of Sinoma for the years ended 31 December 2015 and 2016, and the six months ended 30 June 2016 and 2017 as extracted from the Sinoma 2016 Annual Report and Sinoma 2017 Interim Report:

	For the year ended		For the six months ended
	31 December		30 June
Segment	2015	2016	2016	2017
	RMB’ million	RMB’ million	RMB’ million	RMB’ million
	(audited)	(audited)	(unaudited)	(unaudited)

Cement equipment and engineering services	971	697	453	615
Cement	(693)	344	(186)	797
High-tech materials	632	242	210	438

Operating profit for the year/period	910	1,284	477	1,850

Each of the cement equipment and engineering services segment and high-tech materials segment contributed operating profit to Sinoma for each of the years ended 31 December 2015 and 2016 and six months ended 30 June 2016 and 2017, while the cement segment recorded operating loss for the year ended 31 December 2015 and the six months ended 30 June 2016. The operating profit of the cement equipment and engineering services segment and the cement segment accounted for approximately 30.5%, 81.2% and 76.3% of the operating profit of the three business segments of Sinoma for years ended 31 December 2015 and 2016 and the six months ended 30 June 2017, respectively.

It is noted that the cement segment of Sinoma has made a turnaround operating profit for the year ended 31 December 2016 and it became the largest operating profit contributing segment and accounted for approximately 43.1% of the operating profit of the three business segments of Sinoma for the six months ended 30 June 2017.

On the other hand, the high-tech materials segment was another major operating profit contributing segment during each of the years ended 31 December 2015 and 2016 and six months ended 30 June 2016 and 2017, and had been recording operating profit of not less than RMB200 million for each of the years ended 31 December 2015 and 2016 and the six months ended 30 June 2016 and 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Financial position

According to the Sinoma 2017 Interim Report, the unaudited consolidated net assets value of Sinoma attributable to its shareholders reached approximately RMB17,929.1 million as at 30 June 2017. Meanwhile, Sinoma recorded net current liabilities of approximately RMB2,071.4 million as at 30 June 2017, representing an improvement of approximately RMB5,348.5 million from net current liabilities of approximately RMB7,419.9 million as at 31 December 2016, and net assets of approximately RMB37,580.7 million, representing an improvement of approximately RMB1,938.9 million from net assets of approximately RMB35,641.7 million as at 31 December 2016.

The net gearing ratio of Sinoma (calculated by dividing the net borrowings by the total equity) was approximately 37.8% as at 30 June 2017, representing an improvement from approximately 43.0% as at 31 December 2016. We noted that total borrowings of Sinoma, which included bank borrowings, bonds payable and commercial paper, represented approximately 48.2% of total liabilities of Sinoma as at 30 June 2017.

4.	General industry outlook

As stated in the Letter from CNBM’s Board, China’s building material industry has seen strong momentum in the past decades supported by China’s solid economic growth, booming infrastructure investment and growing real estate demand. Despite facing headwinds in recent years as China’s growth plateaued, the industry has regained momentum since the first half of 2016 marked by enhanced supply-demand dynamics and strong cement price recovery. Many factors are fuelling the industry’s turnaround, among which effective supply-side reform, continued urbanisation and the “Belt and Road Initiatives” are believed to lend stable and sustainable support to the industry.

National Bureau of Statistics of the PRC published the operation report of the cement industry for 2016 in May 2017 (the “Report”). According to the Report, the PRC economy showed a steady trend with positive signs in 2016. In the meantime, there was further reduction in fixed assets investment growth rate, while the recovery of real estate market and the speeding up in commencement of infrastructure projects has driven the recovery of the cement market. The cement production maintained a low growth rate and the annual national production of cement was approximately 2.41 billion tonnes in 2016, representing an increase of approximately 2.3%. On the other hand, cement price showed an increasing trend as a result of the increasing supply and demand side reform, and the promotion of staggering production by the government, cement association and enterprises. The profit of the industry has recorded a significant growth and amounted to approximately RMB51.8 billion, representing an increase of approximately 55% as compared to the corresponding period.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Market demand

Real estate investment

Set out below is the chart of real estate investment growth rate in the PRC from 2012 to 2016:

Source: National Bureau of Statistics of the PRC

In recent years, the PRC government has implemented a number of measures across different provinces and cities to avoid overheating of the real estate market. Nevertheless, the investment in real estate market still recorded continuous increase over the past years. We note that the growth rate of real estate investment in the PRC has shown a reducing trend since 2013 and it has shown a turnaround in 2016 to record a growth rate of approximately 6.9%, as compared to 1.0% in 2015.

Infrastructure investment

Apart from the real estate market, the demand of cement is also driven by the investments in infrastructure construction projects. According to the Report, the growth rate of investment in infrastructure construction projects maintained at a relative high rate in 2016, and there were increases in investments in the western part of the PRC. There were 30 major projects in the western part of the PRC commenced in 2016 with a total investment scale of approximately RMB743.8 billion, with focus on major infrastructure construction areas covering, amongst others, railway, highway, large scale hydraulic hub and energy. The infrastructure investment (excluding electricity related) of the PRC was approximately RMB11.9 trillion, representing an increase of approximately 17.4% as compared to the corresponding period, and such growth rate also exceed the growth rate in 2015 by 0.2%.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Market price

According to the Report, the average price of cement in the PRC market has experienced declining trend since 2014, but started to recover in early 2016. The price has recovered notably since August 2016. For instance, the price of P.O42.5 bulk cement reached as low as RMB244 per tonne in early 2016, and bounced back to approximately RMB337 per tonne in December 2016, representing an increase of approximately 38.1%. According to the Report, the increase in market price of cement was principally attributable to a number of factors including (i) the rebounding in price after reaching a market price which would lead to loss-making of the industry; (ii) the increasing coordination of the market players and working against unfair competitions such as low price dumping strategies; (iii) the increasing coverage and enhancing of the implementation of policies and measures including the active promotion of staggering production which has effectively alleviated the adverse impact of overcapacity; and (iv) increase in operating costs.

Government policies

As mentioned in the Report and the 2016 Annual Report, in 2016, the central government gave top priority to the solution of excess capacity in the cement industry during the adjustment of the industry structure. As proposed in the Guidance to Encourage the Stable Growth, Structure Adjustment and Efficiency Enhancement of the Building Material Industry (Guo Fa Ban [2016] No. 34) (《關於促進建材工業穩增長調結構增效益的指導意見》(國辦發[2016]34號文)) issued by the State Council (the “Article 34”), the State will prohibit the construction of additional production capacity, eliminate the obsolete production capacity, and push ahead the consolidation and restructuring as well as peak shifting production. A number of notices were issued successively by certain ministries and commissions of the State to promote tiered tariff and peak shifting production and regulate overrun and overload, which helped resolve the contradiction of excess capacity in the cement industry. In 2016, the investment in the cement industry of China decreased by 13.81 % year on year. The newly-added production capacity of clinkers was 25.58 million tonnes, representing a year on year decrease of 46%. Meanwhile, large cement enterprises further sped up consolidation and restructuring. The reorganization of the parent company and Sinoma Group Corporation and the integration of BBMG and JIDD contributed to the further optimization of the industrial structure, which further increased industry concentration. The aggregate market share of the top ten NSP cement clinker companies was 58%.

Outlook

According to the Report, the national gross domestic product growth rate is expected to remain at a reasonable range of approximately 6.5% to 6.7% in 2017, with increasing growth rate in infrastructure investment while the growth rate of real estate investment is expected to slow down. It is expected that there will not be material fluctuation on the demand side of the cement industry in 2017, while given the continuous cooperation of the industry to eliminate unfair competitions such as low price dumping strategies, it is expected that there are rooms for increment for the market price of cement and the profit of the industry will be increased by over 30% as compared to 2016.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Furthermore, according to the Thirteenth Five Year Development Plan of Cement Industry published by the China Cement Association (the “Development Plan of Cement”), overcapacity in the industry is still unresolved and there will be restrictions on construction of new cement factories. It was stated in the Development Plan of Cement that the number of enterprises in the industry shall be reduced by one fourth and the concentration of the industry shall reach 80% by the end of the plan so as to facilitate the formation of several key enterprises. Leading enterprises are encouraged to take the lead on mergers and acquisitions to enhance the competitiveness of the cement industry. On the other hand, as stated in the Sinoma 2017 Interim Report, the cement industry has been in over-capacity and the cement engineering construction market in the PRC was shrinking, with the implementation of the Belt and Road Initiatives and the development of infrastructure, urbanisation and industrialisation in the countries and regions alongside, a vast market and numerous business opportunities are provided. As echoed by the Development Plan of Cement, enterprises are encouraged to develop in overseas countries through the implementation of development strategy under “the Belt and Road Initiatives”, and which shall become one of the key new markets of the industry.

In respect of the high-tech materials segment of Sinoma Group, according to the Thirteenth Five Year Development Plan of Wind Power Industry published by the National Energy Administration, it is expected that during the period from 2016 to 2020, new installed capacity of wind power will be increased by more than 80GW with total expected investment of over RMB700 billion and such that by 2020, the total power generated by wind power in the PRC will account for 6% of the total power generated in the PRC. In addition, according to the Thirteenth Five Year Development Plan of Fiber and Composite Materials Industry jointly published by the China Fiber Glass Association and the China Composites Industry Association, it is expected that, the fiber and composites materials industry, being one of the key components of the high-tech materials industry of the PRC and with customers in the emerging industries including energy saving and environmental protection, high-end equipment manufacturing, new energy, vehicles powered by new energy, etc., is expected to experience fruitful development during the transformation of the economy. It is expected that, by 2020, the total market demand on fiber and composites materials within the PRC will be approximately 6.5 million tonnes and the total income of sizeable enterprises in the industry will reach RMB500 billion.

Riding on the latest development of the aforesaid, the Post-Merger CNBM, through the Merger, may better position itself to capture the opportunities and benefits arising from the industry’s reform and turnaround, please refer to “8. Reasons and benefits of the Merger” below for further information and analysis.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

5.	Impact of the Merger on the group structure and shareholding structure of CNBM

As set out in the Letter from CNBM’s Board, CNBM and Sinoma propose to implement the Merger by way of a merger by absorption and share-exchange. Under the Merger, CNBM will issue CNBM H Shares and CNBM Unlisted Shares to the Sinoma Share-Exchange Shareholders to merge with Sinoma by absorption, the Sinoma H Shares will be delisted from the Stock Exchange and cancelled and Sinoma will be deregistered. The following charts show the shareholding structure before and after the Merger.

Merger of CNBM and Sinoma by way of absorption and share-exchange:

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Immediately after the Share Exchange:

Notes:

1.	This may include the Third Party Provider(s) which would pay cash to CNBM Dissenting Shareholders who exercise their right as payment for their CNBM Shares (if any).

2.	This may include the Third Party Provider(s) which would pay cash to Sinoma Dissenting Shareholders who exercise the right as payment for their Sinoma Shares (if any) and will subsequently exchange such shares into CNBM Shares at the Exchange Ratio.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

As further set out in the Letter from CNBM’s Board, the shareholding structures of CNBM and Sinoma prior to the Merger are as follows:

	Number of	Percentage of	Number of	Percentage of	Percentage of			Total
	Domestic	Domestic	Unlisted	Unlisted	Unlisted	Number of	Percentage of	Number of
	Shares	Shares	Foreign Shares	Foreign Shares	Shares	H Shares	H Shares	Issued Shares

CNBM	2,519,854,366	46.67%	N/A	N/A	46.67%	2,879,171,896	53.33%	5,399,026,262

Sinoma	2,276,522,667	63.74%	130,793,218	3.66%	67.40%	1,164,148,115	32.60%	3,571,464,000

The shareholding structure of the Post-Merger CNBM immediately after the Share Exchange is as follows:

	Number of	Percentage of	Number of	Percentage of	Percentage of			Total
	Domestic	Domestic	Unlisted	Unlisted	Unlisted	Number of	Percentage of	Number of
	Shares	Shares	Foreign Shares	Foreign Shares	Shares	H Shares	H Shares	Issued Shares

CNBM Shares issued prior to the Merger	2,519,854,366	29.87%	N/A	N/A	29.87%	2,879,171,896	34.13%	5,399,026,262

CNBM Shares issued in exchange for Sinoma Shares pursuant to the Merger	1,935,044,267	22.94%	111,174,235	1.32%	24.26%	989,525,898	11.73%	3,035,744,400

Total issued shares of the Post-Merger CNBM	4,454,898,633	52.82%	111,174,235	1.32%	54.13%	3,868,697,794	45.87%	8,434,770,662

As a result, the dilution effect of the shareholdings of the CNBM Shareholders in CNBM (calculated based on the new CNBM Shares to be issued as a result of the Merger divided by the total enlarged number of CNBM Shares after the Merger) will be approximately 36.0%. The financial effect to the existing CNBM Shareholders of the Merger are further analysed in the section “7.1 Our analysis on the Exchange Ratio – Contribution analysis” below.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

6.	Principal terms of the Merger Agreement

On 8 September 2017, CNBM and Sinoma entered into the Merger Agreement in relation to the Merger. The followings are the principal terms and conditions of the Merger Agreement as extracted from the Letter from CNBM’s Board:

Parties	(1) CNBM; and

(2) Sinoma

Overview of the Merger	The Merger will be implemented by CNBM merging Sinoma by way of absorption and share-exchange, namely:

(1)	CNBM will issue (i) CNBM H Shares to the Sinoma Share- Exchange Shareholders holding Sinoma H Shares; and (ii) CNBM Unlisted Shares to the Sinoma Share-Exchange Shareholders holding Sinoma Unlisted Shares;

(2)	CNBM will apply to the Stock Exchange for the listing of, and permission to deal in, the CNBM H Shares to be issued pursuant to the Merger Agreement;

(3)	Sinoma will be delisted from the Stock Exchange and be deregistered; and

(4)	Upon the Share Exchange, CNBM will assume all assets, liabilities, businesses, employees, contracts, qualifications and all other rights and obligations of Sinoma.

The Merger will be effective as provided for by the PRC Company Law and will be subject to the Listing Rules and the Takeovers Code.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Consideration	The Sinoma Shares will be exchanged into CNBM Shares at the Exchange Ratio as follows:

•	0.85 CNBM H Shares being issued in exchange for 1.00 Sinoma H Share;

•	0.85 CNBM Domestic Shares being issued in exchange for 1.00 Sinoma Domestic Share; and

•	0.85 CNBM Unlisted Foreign Shares being issued for 1.00 Sinoma Unlisted Foreign Share.

Application will be made to the Stock Exchange for the CNBM H Shares to be issued under the Merger to be listed and traded on the Stock Exchange.

During the period between date of the Merger Agreement and the Share Exchange Date, where there is any cash dividend distributed by CNBM and/or Sinoma, the Exchange Ratio will be adjusted based on the adjusted indicative value per share.

An indicative value of CNBM H Shares and/or Sinoma H Shares (as applicable) will be adjusted in accordance with the formula below:

P1=P0 – D

Where:

P1 = the adjusted indicative value per H share after adjustment; P0

= the indicative value per H share before adjustment; and

D = the distributed cash dividend per H share.

For information purpose, the indicative value stated as P0 (i) per each CNBM H Share means the closing price of each CNBM H Share on the Last Trading Date (the “Indicative Value of CNBM H Share”); (ii) per each Sinoma H Share means the Indicative Value of CNBM H Share multiplied by 0.85.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Accordingly, the Exchange Ratio will be adjusted based on the adjusted indicative value per each H share. The adjusted Exchange Ratio for H shares and the adjusted Exchange Ratio for unlisted shares will be the same.

Ranking of H shares and unlisted shares to be issued by CNBM	The CNBM H Shares and CNBM Unlisted Shares to be issued by CNBM pursuant to the Merger are not subject to any lien, pledge, charge or other restriction, and all relevant rights will be attached to such shares, including the right to receive all dividends and other distributions (if any) declared, made or paid on or after the issue date, and such shares will rank pari passu with the existing CNBM Shares, except for any existing restrictions on the rights in respect of any Sinoma Share which will remain effective on such new CNBM Shares to be issued by CNBM pursuant to the Merger.

Conditions to becoming effective	The Merger Agreement shall become effective upon satisfaction of all of the following conditions (none of which shall be capable of being waived):

(1)	the passing of special resolution(s) by a majority of not less than two-thirds of the votes cast by way of poll by the Independent CNBM Shareholders present and voting in person or by proxy at each of the CNBM EGM, the CNBM H Shareholders’ Class Meeting and the CNBM Domestic Shareholders’ Class Meeting to approve the Merger and the issue of CNBM Shares pursuant thereto;

(2)	(i) the passing of special resolution(s) by a majority of not less than two-thirds of the votes cast by way of poll by the Sinoma Shareholders present and voting in person or by proxy at the Sinoma EGM to approve the Merger in accordance with the PRC Laws; and (ii) the passing of special resolution(s) by way of poll approving the Merger at the Sinoma H Shareholders’ Class Meeting to be convened for this purpose, provided that: (a) approval is given by at least 75% of the votes attaching to the Sinoma H Shares held by the Independent Sinoma H Shareholders that are cast either in person or by proxy; and (b) the number of votes cast against the resolution is not more than 10% of the votes attaching to all Sinoma H Shares held by the Independent Sinoma H Shareholders;

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

(3)	the approval from the SASAC in respect of the Merger;

(4)	the relevant approval from the CSRC;

(5)	all necessary PRC domestic anti-trust filings for the Merger having been formally submitted and clearance having been obtained; and

(6)	approval from the Stock Exchange for listing of the CNBM H Shares to be issued as consideration of the Share Exchange.

Conditions to implementation	Provided that the Merger Agreement has become effective, the implementation of the Merger shall be subject to satisfaction or appropriate waiver from (for the condition referred to in paragraph (1) below) both CNBM and Sinoma or (for the conditions referred to in paragraphs (2) and (4) below) from CNBM only or (for the condition referred to in paragraph (3) below) from Sinoma only of the following conditions:

(1)	for the purposes of the Merger, CNBM and Sinoma having submitted anti-trust filings in the applicable jurisdictions where notification is legally required before completion of the legal procedures of the Merger, and having obtained or being deemed to have obtained all necessary approvals in relation to the Merger from the anti-trust authorities of such jurisdictions, or having passed a prescribed period without objection (as applicable);

(2)	the grant by the CSRC of the waiver from the obligation of CNBM to make a mandatory general offer for the issued shares in the subsidiaries of Sinoma listed on the Shenzhen Stock Exchange or the Shanghai Stock Exchange as a result of the Merger;

(3)	there being no material breach of the representations, warranties or undertakings given by CNBM in the Merger Agreement (in respect of the representations and warranties, they shall be deemed as if repeated immediately as of the time of the breach); and

(4)	there being no material breach of the representations, warranties or undertakings given by Sinoma in the Merger Agreement (in respect of the representations and warranties, they shall be deemed as if repeated immediately as of the time of the breach).

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Pursuant to Note 2 to Rule 30.1 of the Takeovers Code, CNBM and Sinoma may only invoke any or all of the conditions (1) to (4) set out in the paragraph headed “Conditions to implementation” in this section or terminate the Merger Agreement in accordance with the paragraph headed “Termination” as set out in the Letter from CNBM’s Board as a basis for not proceeding with the Merger only if the circumstances which give rise to the right to invoke any such condition or termination right are of material significance to CNBM or Sinoma in the context of the Merger.

7.	Basis of determination of the Exchange Ratio

As set out in the Letter from CNBM’s Board, the Exchange Ratio agreed by CNBM and Sinoma has given due consideration to factors such as capital market performance, business and operating results of CNBM and Sinoma.

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Latest Practicable Date, the value of the consideration for each Sinoma H Share in the Merger represents:

(a)	a premium of approximately 36.3% over the closing price of each Sinoma H Share of HK$3.58 on the Stock Exchange on the Last Trading Date;

(b)	a premium of approximately 47.8% over the average closing price of HK$3.30 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 20 trading days immediately prior to and including the Last Trading Date;

(c)	a premium of approximately 74.9% over the average closing price of HK$2.79 of each Sinoma H Share based on the average closing price of Sinoma H Shares on the Stock Exchange for the 90 trading days immediately prior to and including the Last Trading Date; and

(d)	a premium of approximately 3.4% over the closing price of HK$4.72 of each Sinoma H Share based on the closing price of Sinoma H Shares on the Stock Exchange on the Latest Practicable Date.

Based on the closing price of each CNBM H Share of HK$5.02 on the Stock Exchange on the Last Trading Day, (A) each CNBM H Share represents (i) a discount of approximately 46.0% to the net asset value per CNBM H Share as at 31 December 2016 and (ii) a discount of approximately 46.9% to the net asset value per CNBM H Share as at 30 June 2017; and (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 23.7% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 29.2% to the net asset value per Sinoma H Share as at 30 June 2017.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Based on the closing price of each CNBM H Share of HK$5.74 on the Stock Exchange on the Latest Practicable Date (A) each CNBM H Share represents (i) a discount of approximately 37.5% to the net asset value per CNBM H Share as at 31 December 2016 and (ii) a discount of approximately 38.6% to the net asset value per CNBM H Share as at 30 June 2017; (B) the value of the consideration for each Sinoma H Share in the Merger represents (i) a discount of approximately 11.7% to the net asset value per Sinoma H Share as at 31 December 2016; and (ii) a discount of approximately 18.0% to the net asset value per Sinoma H Share as at 30 June 2017.

7.1	Our analysis on the Exchange Ratio

Comparable analysis

As stated in the Letter from CNBM’s Board, the Sinoma Shares will be exchanged into CNBM Shares at the Exchange Ratio as follows (i) 0.85 CNBM H Shares being issued in exchange for 1.00 Sinoma H Share; (ii) 0.85 CNBM Domestic Shares being issued in exchange for 1.00 Sinoma Domestic Share; and (iii) 0.85 CNBM Unlisted Foreign Shares being issued for 1.00 Sinoma Unlisted Foreign Share.

Based on (i) the number of Sinoma Shares in issue as at the Latest Practicable Date, being 3,571,464,000 Sinoma Shares; (ii) the Exchange Ratio; (iii) the closing price of HK$5.02 per CNBM H Shares on the Last Trading Day as quoted from the Stock Exchange, the total consideration payable by CNBM under the Merger is HK$15,239.4 million (the “Implied Consideration”).

In assessing the fairness and reasonableness of the Exchange Ratio, we have reviewed the price to earnings ratio (the “PE Ratio”) and the price to book ratio (the “PB Ratio”), as part of our analysis based on the Implied Consideration. In general, both of the PE Ratio and PB Ratio are valuation multiples commonly used for companies engaging in manufacturing business. As mentioned above, the cement industry in the PRC is currently under continuous reform to alleviate the adverse impact of overcapacity. Under such circumstances, the utilisation rate of assets might differ across different industry players and the PB Ratio so reflected by the industry peers may also be affected by the pace of progression taken by such peer for the overall industry reformation. Moreover, the denominator of the PB Ratio, as compared to the PE Ratio, is considered to be more prone to be affected by the differences in capital structure of a company. For PE Ratio, it is usually used for valuing manufacturing companies having consecutive profit-making track records and we also consider that the financial impacts of the industry reform would be more adequately reflected by the PE Ratio rather than the PB Ratio. Taking into account of the aforesaid, we consider PE Ratio to be a more reliable indicator than the PB Ratio in determining whether the Exchange Ratio is fair and reasonable based on the Implied Consideration. For illustration purpose, data in RMB used in our analysis in this section is translated into HK$ at a rate of RMB0.86863:HK$1, being the exchange rate as at 30 June 2017 as quoted from Bloomberg or RMB0.85608:HK$1, being the average exchange rate for the year ended 31 December 2016 as quoted from Bloomberg (as the case may be).

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Based on the Sinoma 2016 Annual Report, Sinoma recorded an audited consolidated net profit attributable to shareholders of the parent company of approximately RMB585.4 million (equivalent to approximately HK$683.8 million). Therefore, based on the audited consolidated net profit attributable to shareholders of the parent company of Sinoma and the Implied Consideration, the implied PE Ratio of the Merger is approximately 22.3 times.

Taking into account of the principal business and latest revenue contribution of different segments of Sinoma for the six months ended 30 June 2017, we considered that those companies which (i) are principally engaged in the cement business in the PRC; (ii) have revenue from cement and cement related products represented not less than 50% of the total revenue for the latest financial year; (iii) total revenue of over RMB5,000 million for the latest financial year; (iv) are listed on The Stock Exchange of Hong Kong Limited; (v) recorded net profit in each of the last three financial years; and (vi) are not suspended from trading for over six months (the “Comparable Companies”) are appropriate for the purpose of our analysis. Based on the aforesaid selection criteria and our searches conducted on Bloomberg and the website of the Stock Exchange, we have identified an exhaustive list of six companies, including CNBM and Sinoma, which we considered fair and representative samples. However, given we noted that one of the Comparable Companies is the subject of privatisation and another one of the Comparable Companies is Sinoma, being the subject of the Merger, we have excluded these companies from our analysis. Taking into account the fact that Sinoma is a leading cement engineering company and the fourth largest cement company in the PRC and has been profit-making in each of the last three financial years, we consider the remaining Comparable Companies so identified to be representative. All of the four Comparable Companies have adopted 31 December as their financial year end date.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

The list of such companies and their respective PE Ratio is set out below:

		Closing price as at the		Market capitalisation as at		PE Ratios as at (Note 1)
		Last	Latest	Last	Latest	Last	Latest
		Trading	Practicable	Trading	Practicable	Trading	Practicable
Company (stock code)	Principal activities	Day	Date	Day	Date	Day	Date
		(HK$)	(HK$)	(HK$ million)	(HK$ million)

China Tianrui Group Cement Co. Ltd. (1252)	Excavation of limestone, production, sale and distribution of clinker and cement.	3.85	4.5	11,312.38	13,222.27	32.7	38.3
Anhui Conch Cement Co. Ltd. (914)	Manufacturing and sale of clinkers and cement products.	29.65	31.3	157,124.32	165,868.17	15.7	16.6
China Resources Cement Holdings Ltd. (1313)	Production and sale of cement, concrete and related products and services.	4.4	4.99	28,744.93	32,599.36	21.7	24.6
China National Building Material Co. Ltd. (3323)	Engaged in cement, lightweight building materials, glass fibre, composite materials and engineering services businesses.	5.02	5.74	27,103.11	30,990.41	21.9	25.1
							(Note 2)
						Median	21.8
							(Note 2)
						Average	23.0
							(Note 2)
						Maximum	32.7
						Minimum	15.7

The implied PE Ratio of the Merger is approximately 22.3 times.

Source: The Stock Exchange’s website and Bloomberg

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Notes:

1.	PE Ratios of the Comparable Companies are calculated based on their respective closing prices as at the (i) Last Trading Date (the “LTD PE Ratio”) or (ii) Latest Practicable Date (the “LPD PE Ratio”) and the net profit of the Comparable Companies attributable to their respective shareholders as extracted from their respective latest annual report divided by the total number of issued shares as at the respective year end, being the reporting date of latest published annual report of the Comparable Companies. Data in RMB is translated into HK$ at a rate of RMB0.85608:HK$1, being the exchange rate during the year ended 31 December 2016 as quoted from Bloomberg.

2.	Given CNBM, being one of the Comparable Companies, is a party to the Merger Agreement and its share price has increased by approximately 14.3% from the date of the announcement of the Merger to the Latest Practicable Date, we have excluded the LPD PE Ratio of CNBM in our analysis. Should the LPD PE Ratio of CNBM has been included in our analysis, there will be no change in the range and the median of the PE Ratio of the Comparable Companies will not be affected while the average LPD PE Ratio will be reduced to approximately 26.2 times.

As illustrated in the table above, the range of PE Ratio of the Comparable Companies is approximately 15.7 times to approximately 38.3 times, the median LTD PE Ratio and LPD PE Ratio are approximately 21.8 times and 24.6 times, respectively, and the average LTD PE Ratio and LPD PE Ratio are approximately 23.0 times and 26.5 times, respectively. The implied PE Ratio in relation to the Merger of approximately 22.3 times was within the range, slightly above the median LTD PE Ratios of the Comparable Companies and represented a slight premium of approximately 2.3% over the median LTD PE Ratio of the Comparable Companies, while slightly below the median LPD PE Ratios of the Comparable Companies and represented a slight discount of approximately 9.3% to the median LPD PE Ratio. Meanwhile, the implied PE Ratio in relation to the Merger was slightly below the average LTD PE Ratios of the Comparable Companies and the average LPD PE Ratios of the Comparable Companies, and represented a slight discount of approximately 3.0% and 15.8% to the average LTD PE Ratio and average LPD PE Ratio, respectively, of the Comparable Companies.

We further noted that the share price of China Tianrui Group Cement Co. Ltd. has surged by over 50% in the last two months. However, given China Tianrui Group Cement Co. Ltd. has not issued any announcement containing inside information other than its interim result announcement dated 28 August 2017, we are not aware of any other particular reasons of the surge. Since China Tianrui Group Cement Co. Ltd. still satisfied all of our selection criteria as stated above, we have included it as one of the Comparable Companies. Nevertheless, taking into account of the recent surge in share price of China Tianrui Group Cement Co. Ltd., we consider it is appropriate to use median of the PE Ratio of the Comparable Companies for our analysis. For information purpose, if the PE Ratio of China Tianrui Group Cement Co. Ltd. was excluded from the analysis, the median LTD PE Ratio and LPD PE Ratio would be approximately 21.7 times and 20.6 times, respectively, and the average LTD PE Ratio and LPD PE Ratio would be approximately 19.8 times and 20.6 times, respectively.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Contribution analysis

As mentioned above, the dilution effect on the Shareholders will be approximately 36.0% as a result of the Merger. We have further analysed the financial contribution of Sinoma to the Post-Merger CNBM based on certain key financial information of the CNBM Group and Sinoma for the years ended 31 December 2015 and 2016 and the six months ended 30 June 2017, and as at 30 June 2017 to ascertain whether the contribution of Sinoma to the Post-Merger CNBM is in line with the dilution effect on the CNBM Independent Shareholders and as to whether Sinoma Group is able to yield relatively stable contribution to the Post-Merger CNBM based on its historical financial performance.

Profit and loss

For the year ended 31 December 2015	CNBM	Sinoma	Subtotal	Attributable to the CNBM Shareholders
	RMB’	RMB’	RMB’	RMB’
	million	million	million	million
	A	B	A+B=C	C × 64%

Revenue	100,362	53,259	153,621	98,317
(% of subtotal)	65.3%	34.7%	100.0%

Profit	2,793	1,087	3,880	2,483
(% of subtotal)	72.0%	28.0%	100.0%

Profit attributable to equity holders of the parent	1,019	803	1,822	1,166
(% of subtotal)	55.9%	44.1%	100.0%

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

For the year ended 31 December 2016	CNBM	Sinoma	Subtotal	Attributable to the CNBM Shareholders
	RMB’ million A	RMB’ million B	RMB’ million A+B=C	RMB’ million C × 64%

Revenue	101,547	50,577	152,124	97,359
(% of subtotal)	66.8%	33.2%	100.0%

Profit	2,822	1,157	3,979	2,547
(% of subtotal)	70.9%	29.1%	100.0%

Profit attributable to equity holders of the parent	1,058	585	1,644	1,052
(% of subtotal)	64.4%	35.6%	100.0%

Based on the Exchange Ratio and the respective financial information of each of CNBM Group and Sinoma Group for the years ended 31 December 2015 and 2016, the contribution of Sinoma on each of revenue and profit of the CNBM Group for the year ended 31 December 2016 would be lower than the dilution effect of approximately 36.0%, and the contribution of Sinoma on the profit attributable to equity holders of the parent for the year ended 31 December 2016 of approximately 35.6% is just slightly below the dilution effect, while the contribution of Sinoma on the profit attributable to equity holders of the parent for the year ended 31 December 2015 of approximately 44.1% exceeded the dilution effect. Therefore, based on the financial results for the year ended 31 December 2016, as a result of the Merger, the profit attributable to the existing CNBM Shareholders would only be marginally reduced by approximately 0.6% assuming that the Merger has no other impact on both CNBM and Sinoma.

On the other hand, we have also considered the contribution of Sinoma based on the financial results of CNBM and Sinoma for the six months ended 30 June 2017. Based on the unaudited financial statements of CNBM and Sinoma for the six months ended 30 June 2017, although the revenue contribution of Sinoma is still lower than the dilution effect, the contribution of Sinoma on both profit and profit attributable to equity holders of the parent for the six months ended 30 June 2017 (calculated based on dividing the profit/profit attributable to equity holders of the parent of Sinoma by the aggregate of the profit/profit attributable to equity holders of the parent of Sinoma and CNBM (as the case may be)) exceeded the dilution effect and amounted to approximately 41.0% and 40.2%, respectively. However, as advised by CNBM, the businesses of CNBM and Sinoma are subject to different seasonality, and the first half results of CNBM and Sinoma may or may not be fully representative of their respective financial result of the whole year. For instance, the profit recorded by CNBM and Sinoma for the six months ended 30 June 2016 accounted for approximately 24.7% and 37.0%, respectively, of their respective net profit for the year ended 31 December 2016. For further details of the financial effect of the Merger on the earnings on CNBM for the six months ended 30 June 2017, please refer to section headed “9. Financial effects of the Merger – a. Earnings” below.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Assets and liabilities

As at 30 June 2017	CNBM	Sinoma	Subtotal	Attributable to the CNBM Shareholders
	RMB’	RMB’	RMB’	RMB’
	million	million	million	million
	A	B	A+B=C	C × 64%

Total Assets	348,357	107,866	456,222	291,982
(% of subtotal)	76.4%	23.6%	100.0%

Total Liabilities	271,514	70,285	341,799	218,751
(% of subtotal)	79.4%	20.6%	100.0%

Net asset attributable to equity holders of the parent	42,557	17,929	60,486	38,711
(% of subtotal)	70.4%	29.6%	100.0%

As illustrated above, each of the assets, liabilities and net assets attributable to equity holders of the parent of CNBM will be increased as a result of the Merger, while the total assets of the Post-Merger CNBM attributable to the existing CNBM Shareholders will be reduced by approximately 16.2%, as compared to the existing total assets of CNBM. In the meantime, the total liabilities of the Post-Merger CNBM attributable to the existing CNBM Shareholders will also be reduced by 19.4%, as compared to the existing total liabilities of CNBM. It is also noted that the contribution of Sinoma on net assets attributable to equity holders of the parent of CNBM as at 30 June 2017 only accounted for approximately 29.6%, as compared to the dilution effect of 36.0%. Therefore, based on the financial positions as at 30 June 2017, as a result of the Merger, the net assets attributable to the existing CNBM Shareholders would have be decreased by approximately 9.0% assuming that the Merger has no other impact on both CNBM and Sinoma. Nevertheless, we noted that given the net gearing ratio of CNBM Group is higher than the Sinoma Group as mentioned above, the Post-Merger CNBM will enjoy an improvement in net gearing ratio as a result of the Merger.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Based on the aforesaid, taking into account that (i) given the recent surge in share price of China Tianrui Group Cement Co. Ltd., we consider it is appropriate to use median of the PE Ratio of the Comparable Companies for our analysis and the implied PE Ratio in relation to the Merger falls within the range of the Comparable Companies and represented a slight discount of approximately 9.3% to the median LPD PE Ratio of the Comparable Companies, a slight premium of approximately 2.3% over the median LTD PE Ratio of the Comparable Companies, and, on the other hand, also represented a slight discount of approximately 3.0% and 15.8% to the average LTD PE Ratio and average LPD PE Ratio, respectively, of the Comparable Companies; (ii) although the contributions of Sinoma to the Post-Merger CNBM on each of profit attributable to equity holders for the year ended 31 December 2016 and net assets as at 31 December 2016 falls below the dilution impact of approximately 36% by approximately 0.4% and 6.4%, respectively, we noted that the contribution to the profit attributable to equity holders of Sinoma for the year ended 31 December 2015 of approximately 44.1% exceeded the dilution effect as stated above; (iii) no cash consideration is involved in the Merger; (iv) given the cement industry is currently under reform to alleviate the adverse impact of overcapacity, the Merger represents a more effective mean in strengthening CNBM’s the leading position than relying on the organic growth of CNBM; and (v) the possible synergy as further analysed in “8. Reasons and benefits of the Merger” below which included the potential enjoyment of (A) a greater degree of economies of scale in procurement; (B) cost-saving through the merger or consolidation of certain overlapping departments; and (C) greater degree of technology development as a result of sharing of technology development among CNBM and Sinoma, we consider that the Exchange Ratio and the dilution impact of the Merger to the existing CNBM Shareholders are fair and reasonable.

8.	Reasons and benefits of the Merger

As set out in the Letter from CNBM’s Board, the Merger will bring the following benefits:

I.	Strengthening leading industry status, enhancing global competitiveness

According to the Letter from CNBM’s Board, CNBM and Sinoma are the leading building materials enterprises in China and the world. The Merger will combine the strengths of the two companies and complement each other’s advantages. It is expected that the Post-Merger CNBM will possess comprehensive and integrated competitive advantages in terms of industry positioning, business scale, product and services qualities. This would lead to a stronger competitiveness in the global building materials industry. It is expected that the Post-Merger CNBM will have the largest cement production capacity in the world and obtain leading position globally in various sectors including commercial concrete production, cement engineering service, gypsum boards production, fibre glass manufacturing (such as China Jushi Co., Ltd., an associate of the CNBM Group), wind turbine blades production.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Given the CNBM Group is (i) the largest cement producer in the world; (ii) the largest commercial concrete producer in the world with annual production capacity of 409 million tonnes; (iii) the largest gypsum board producer in the world; (iv) the largest rotor blade producer in the PRC; (v) the largest glass fibre producer in the world through China Jushi, an associate of CNBM; and (vi) an international engineering firm that provides design and EPC services of glass, cement production lines and solar power stations in China, leads and dominates the engineering technology market of domestic high-end glass and export of China’s high-end glass, while Sinoma (i) is the largest cement equipment and engineering services provider in the world; (ii) is a leading producer of non-metal materials in China; and (iii) ranked the fourth among cement manufacturers in the PRC with production capacity of 112 million tonnes as at 30 June 2017, we concur with CNBM’s view that the Merger would enable the Post-Merger CNBM to further strengthen CNBM’s leading position in cement production in the world, broaden its product and service spectrum which would enhance the competitiveness of the CNBM Group in global building materials industry.

II.	Deepening market influence and setting industry standard with broadened region and product coverage

Coordinating operation and deepening market influence: In 2016, CNBM and Sinoma ranked the first and the fourth among cement producers in China, respectively, based on cement clinker production capacity. The Merger will consolidate the cement industry in certain regions. It is expected that the Post-Merger CNBM will be able to strengthen the competitiveness of its core business by coordinating production and sales strategy. It is expected that the Post-Merger CNBM, with deepened market influence, will play a crucial role in formulating China’s cement industry policy. Specifically, it would take the initiatives in (1) reducing excess capacity through limiting new capacity, driving the elimination of 32.5 cement and drafting the Capacity Reduction Plan for Cement Industry; (2) maintaining industry production order through strictly implementing measures such as off-peak production and limited production; and (3) promoting environmental management through measures such as strengthening self-discipline in the regulation and setting industry standard.

Expanding geographical presence and reducing fluctuations in overall results: The geographical presence of the Post-Merger CNBM will be more diversified. It is expected to reduce fluctuations in operations due to changes in demand and differences in competitive landscapes across various regions, bringing more consistent returns to all shareholders.

Enriching product systems and providing customers with all-round services: The Post-Merger CNBM will further optimise products offerings and provide customers with better products and more product choices which is expected to increase opportunities for portfolio sales and cross selling.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

As discussed in “I. Strengthening leading industry status, enhancing global competitiveness” above, we concur with CNBM’s view that the Merger would enable to the CNBM Group to further strengthen its leading position in cement production in the world, broaden its product and service spectrum, which would enhance the competitiveness of the CNBM Group in global building materials industry. Also, given each of CNBM and Sinoma offers a wide range of products and engineering services as mentioned above, the Post-Merger CNBM will combine the strength of both companies in different areas after the Merger. Furthermore, as mentioned in the paragraphs under “4. General industry outlook” above, as proposed in Article 34, the State will prohibit the construction of additional production capacity, eliminate the obsolete production capacity, and push ahead the consolidation and restructuring as well as peak shifting production. We concur with CNBM’s view that the Merger is in line with the direction of the government policies on the cement industry, and, as evidenced by the improvement in profit of the cement industry in 2016 and improvement in financial results of the cement segment of both of the CNBM Group and Sinoma, the reform of the industry would be beneficial to the industry and major players, including the Post-Merger CNBM, as a whole.

III.	Consolidating the procurement, production and operation systems, reducing cost and improving in efficiency

Expanding procurement scale and sharing cost advantages: The Post-Merger CNBM will further leverage the economies of scale in procurement by sharing supplier bases and channels of both companies, it consolidates their procurement demand and coordinates their procurement planning (such as establishing cooperative relationships with large-sized coal suppliers and power companies and centralising procurement).

Coordinating production and operation and sharing production technology: The Post-Merger CNBM will regularly benchmark indicators and conduct internal and external competition in production technologies. It is expected to increase production efficiency through sharing of patented technologies, production know-how, special techniques and key technical personnel.

Optimising operation system and reducing operating costs: It is planned that the Post-Merger CNBM will consolidate the sales and management systems in certain overlapping business segments and regions in order to further reduce operating costs.

As advised by CNBM, as a result of the Merger, the Post-Merger CNBM will be able to consolidate the resources (such as sales and procurement network, technology know-how and special operational techniques, management personnel, research capabilities, etc.) of CNBM and Sinoma. We concur with CNBM that, in considering that both of CNBM and Sinoma are key players in the cement market, the Post Merger CNBM would be able to enjoy (i) a greater degree of economies of scale in procurement; (ii) cost-saving through the merger or consolidation of certain overlapping departments; and (iii) greater degree of technology development as a result of sharing of technology development among CNBM and Sinoma.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

IV.	Consolidating overseas resources, strengthening cooperation in global markets

As stated in the Letter from CNBM’s Board, CNBM and Sinoma both possess leading production designing abilities and provide general engineering contracting services in the global market. They enjoy exceptional advantages in glass engineering and cement engineering, respectively. The Post-Merger CNBM will solidifying its leading position in the global markets. By coordinating sales strategy and business planning and sharing business techniques, sales services and customer resources, Post-Merger CNBM combines the strengths of both companies and is thus expected to further improve its brand image and compete in the global market. Specifically, (i) the combined entity will broaden contact with international players and deepen the influence in global cement markets; and (ii) consolidate resources in global engineering market and coordinate in overseas projects.

As mentioned above, the CNBM Group is the leading position of the world in various markets including cement production, gypsum board production, glass fibre production (through China Jushi, an associate of CNBM), and is an international engineering firm that provides design and EPC services of glass, cement production lines and solar power stations in China, while Sinoma is the largest cement equipment and engineering services provider in the world and ranked the fourth in cement production in the PRC, we concur with CNBM that, as a result of the Merger, the Post-Merger CNBM will be in leading status in global market and participate in global competition by combining the strengths of CNBM and Sinoma.

V.	Integrating and sharing of R&D resources to enhance innovation capability

As stated in the Letter from CNBM’s Board, prior to the Merger, each of CNBM and Sinoma possesses a strong R&D system and the ability to commercialise technologies. The R&D capability of the Post-Merger CNBM will rise to a new level. It is planned that the Post-Merger CNBM will (i) consolidate the R&D resources of both companies through sharing high-quality products and technological advantages; (ii) reduce waste of resources due to repetitive development; and (iii) enhance R&D efficiency, promote technology innovations, conduct fundamental, pioneering and strategic studies to spearhead major technological breakthroughs and establish its leadership in technological innovation.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Given the Post-Merger CNBM will be able to consolidate the R&D resources of CNBM and Sinoma as each of CNBM and Sinoma possess a strong R&D system and the ability to commercialise technologies, we concur with CNBM that the Merger would enhance the R&D capabilities of the Post-Merger CNBM through the integration and amalgamation of the R&D resources of two pioneered players in the market.

VI.	Enhancing liquidity in the capital market and improving financing structure

Enhancing liquidity: There is a visible difference between the trading activities of H shares of CNBM and Sinoma. The cumulative turnover rates of the H Shares of CNBM and Sinoma for the 30 trading days immediately prior to and including the Last Trading Day are 33.76% and 15.43%, respectively. The trading of CNBM’s H-Share is relatively more active. The Merger is expected to enhance the liquidity of the shares held by Sinoma’s existing H Shareholders significantly and safeguard the interests of shareholders.

Optimising financing structure: Upon completion of the Merger, the Post-Merger CNBM is expected to further expand its business and asset, strengthen its position in the industry and enhance its credit ratings. The Post-Merger CNBM, as a result, could leverage the industry leading credit rating and utilise various financing tools to optimize financing structure and improve the financial performance of the Post-Merger CNBM.

Setting the stage for integration of businesses and assets: Upon completion of the Merger, the Post-Merger CNBM can conduct deeper integration of its businesses and assets, better utilize the domestic and international capital markets, leverage the financing functions of all its listed companies to optimize capital structure and support business development. Meanwhile, since CNBM and Sinoma have similar businesses before the transaction, Post-Merger CNBM will, in accordance with the requirements of relevant securities regulatory departments and subject to applicable laws and relevant regulatory rules, further consolidates its businesses in order to benefit CNBM and the A share subsidiaries.

We noted that the average daily turnover rate of the H Shares of CNBM and Sinoma during August 2017 and September 2017 (before the publication of the Joint Announcement) represented approximately 1.2% and 0.5%, respectively. It is noted that the average daily turnover rate of the H Shares of CNBM and Sinoma has increased to approximately 1.9% and 1.5%, respectively, since the date of the Joint Announcement to the Latest Practicable Date. As a result of the Merger, more CNBM H Shares would be issued and with the trading activities of the H Shares of the Post-Merger CNBM by the existing Sinoma’s Shareholders, we believe that the liquidity of the H Shares of CNBM would be enhanced.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

In the meantime, given the Post-Merger CNBM is expected to further expand its business and net assets as a result of the contribution of businesses and net assets from CNBM and Sinoma (each of which was profit-making for the year ended 31 December 2016), we concur with CNBM that subsequent to the Merger, the credit level of debt financing of the Post-Merger CNBM and the overall debt financing costs might be enhanced and optimized.

Given both CNBM and Sinoma have listed subsidiaries on the Shanghai Stock Exchange or the Shenzhen Stock Exchange and the Merger is in line with the direction of the government policies on the cement industry, we concur with CNBM that the Merger may enable the Post-Merger CNBM to optimize capital structure and support business development through the leveraging on the financing functions of different levels of listed companies.

Meanwhile, given Sinoma Group will be consolidated into CNBM Group as a result of the Merger and CNBM and Sinoma have similar businesses before the transaction as mentioned in the Letter from CNBM’s Board, we concur with CNBM that, subsequent to the Merger, it is expected that less obstacles would be expected in the integration and consolidation of different businesses of the two groups, and which may in turn facilitate the further consolidation of businesses of the Post-Merger CNBM in order to benefit the Post-Merger CNBM and the A share subsidiaries. Meanwhile, the synergy between CNBM and Sinoma may be unleashed as a result of resolving or reducing the competition issues between their respective subsidiaries and reducing the repetitive costs of CNBM and Sinoma.

9.	Financial effects of the Merger

As the Merger involves the merger and absorption of Sinoma, the financial results of the Sinoma and its subsidiaries will be consolidated into the financial statements of CNBM since the completion of Merger. Based on the Exchange Ratio, the existing CNBM Shareholders will be interested in approximately 64% of the total number of issued shares of the Post-Merger CNBM. For further details of the pro forma consolidated financial information of the Merger, please refer to Appendix II of this Circular.

a.	Earnings

Given Sinoma has been profit making for the year ended 31 December 2016 and recorded net profit attributable to its shareholders for the year ended 31 December 2016, if the completion of the Merger had taken place on 1 January 2016, the profit of the CNBM Group and profit attributable to the shareholders of CNBM will be increased accordingly.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Based on the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular, assuming the Merger had been completed on 1 January 2017, it is expected that the profit for the six months ended 30 June 2017 would have increased from approximately RMB1,827.9 million to approximately RMB3,076.2 million, and the profit attributable to owners of CNBM for the six months ended 30 June 2017 would have increased from approximately RMB885.4 million to approximately RMB1,465.6 million. Nevertheless, CNBM Shareholders should note that, as mentioned above, the businesses of CNBM and Sinoma are subject to different seasonality and, therefore, the first half results of CNBM and Sinoma may or may not be fully representative of the financial result of the whole year.

b.	Net assets value

The unaudited consolidated net assets value and unaudited consolidated net assets attributable to owners of CNBM was approximately RMB76,842.5 million and RMB42,557.3 million, respectively, as at 30 June 2017 as stated in the 2017 Interim Report.

Based on the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular, assuming the Merger had been completed on 30 June 2017, it is expected that (i) the net assets value of the CNBM Group would be increased by approximately RMB37,839.0 million; and (ii) the net assets attributable to owners of CNBM would be increased by approximately RMB18,019.6 million, principally attributable to the net assets contribution of Sinoma.

c.	Gearing

As at 30 June 2017, the borrowings net of cash of the CNBM Group amounted to approximately RMB175,243.8 million in aggregate and the total equity of the CNBM Group amounted to approximately RMB76,842.5 million, resulting in a gearing ratio (being the net borrowings divided by total equity of the CNBM Group) of approximately 228.1%.

Assuming the Merger had completed on 30 June 2017, it is expected that gearing ratio would have been reduced to approximately 167.4%, as a result of increase in total equity of the CNBM Group according to the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular and the effect of which would be partially offset by the increase in level of borrowings attributable to Sinoma Group.

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

d.	Working capital

We noted that there is no cash consideration involved in the Merger and based on the 2017 Interim Report, the CNBM Group had aggregate cash and cash equivalents and pledged bank deposits of approximately RMB21,559.0 million as at 30 June 2017.

According to the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular, it is expected that the aggregate cash and cash equivalents and pledged bank deposits of the CNBM Group would be increased by approximately RMB19,678.6 million mainly attributable to the contribution of Sinoma Group.

Taking into account of the aforesaid financial effects of the Merger, we are of the view that the Merger will have overall positive financial effects on the CNBM Group. In particular, the enhancement in net assets of CNBM Group and the improvement in net gearing ratio may facilitate the Post-Merger CNBM in optimizing its financing structure as discussed above.

RECOMMENDATION

Having considered the principal factors and reasons as discussed above and taking into account the fact that no cash consideration will be involved in the consideration payable by CNBM under the Merger, we consider that (i) although the Merger is not part of the ordinary and usual course of business of the CNBM Group, while the major business engaged by Sinoma are in line with the principal businesses of the CNBM Group; (ii) the terms of the Merger Agreement are on normal commercial terms; and (iii) the terms of the Merger are fair and reasonable so far as CNBM and the CNBM Independent Shareholders are concerned and the entering into of the Merger Agreement is in the interests of CNBM and the Shareholders as a whole.

Accordingly, we advise (i) the CNBM Independent Board Committee to recommend the CNBM Independent Shareholders and (ii) the CNBM Independent Shareholders to vote in favour of the resolutions in relation to the Merger at the CNBM EGM and CNBM H Shareholders’ Class Meeting.

Yours faithfully, For and on behalf of
Halcyon Capital Limited
Derek C.O. Chan	April Chan
Chairman	Director

LETTER FROM THE CNBM INDEPENDENT FINANCIAL ADVISER

Mr. Chan is a licensed person registered with the Securities and Futures Commission and a responsible officer of Halcyon Capital Limited, which is licensed under the SFO to carry out Type 6 (advising on corporate finance) regulated activities. Mr. Chan has participated in the provision of independent financial advisory services for various transactions involving companies listed on the Stock Exchange.

Ms. Chan is a licensed person registered with the Securities and Futures Commission and a responsible officer of Halcyon Capital Limited, which is licensed under the SFO to carry out Type 6 (advising on corporate finance) regulated activities. Ms. Chan has participated in the provision of independent financial advisory services for various transactions involving companies listed on the Stock Exchange.

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

1.	CNBM GROUP’S FINANCIAL INFORMATION

The audited consolidated financial information of CNBM for each of the three years ended 31 December 2014, 2015 and 2016 have been disclosed in the annual reports of CNBM for the years ended 31 December 2014, 2015 and 2016 and the unaudited consolidated financial information of CNBM as of and for the six months ended 30 June 2017 have been disclosed in the interim report of CNBM for the six months ended 30 June 2017 in accordance with International Financial Reporting Standards (“IFRS”), respectively. Details of the financial statements have been published in the Stock Exchange website (http://www.hkexnews.hk) and CNBM website (http://www.cnbmltd.com/index.jsp) and can be accessed by the direct hyperlinks below:

(i)	in respect of the annual report of CNBM for the year ended 31 December 2016 published on 7 April 2017 (pages 127 to 263)

http://www.hkexnews.hk/listedco/listconews/SEHK/2017/0407/LTN20170407813.pdf

(ii)	in respect of the annual report of CNBM for the year ended 31 December 2015 published on 7 April 2016 (pages 97 to 227)

http://www.hkexnews.hk/listedco/listconews/SEHK/2016/0407/LTN20160407017.pdf

(iii)	in respect of the annual report of CNBM for the year ended 31 December 2014 published on 2 April 2015 (pages 102 to 219)

http://www.hkexnews.hk/listedco/listconews/SEHK/2015/0402/LTN20150402013.pdf

(iv)	in respect of the interim report of CNBM for the six months ended 30 June 2017 published on 29 August 2017 (pages 52 to 106)

http://www.hkexnews.hk/listedco/listconews/SEHK/2017/0829/LTN20170829826.pdf

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APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

2.	SINOMA GROUP’S FINANCIAL INFORMATION

The audited consolidated financial information of Sinoma for each of the three years ended 31 December 2014, 2015 and 2016 have been disclosed in the annual reports of Sinoma for the year ended 31 December 2014, 2015 and 2016, respectively, and the unaudited consolidated financial information of Sinoma for the six months ended 30 June 2017 have been disclosed in the interim report of Sinoma for the six months ended 30 June 2017. Details of the financial statements have been published in the Stock Exchange website (http://www.hkexnews.hk) and Sinoma website (http://www.sinoma-ltd.cn/) and can be accessed by the direct hyperlinks below:

(i)	in respect of the annual report of Sinoma for the year ended 31 December 2016 published on 10 April 2017 (pages 63 to 197)

http://www.hkexnews.hk/listedco/listconews/SEHK/2017/0410/LTN20170410325.pdf

(ii)	in respect of the annual report of Sinoma for the year ended 31 December 2015 published on 6 April 2016 (pages 61 to 206)

http://www.hkexnews.hk/listedco/listconews/SEHK/2016/0406/LTN20160406451.pdf

(iii)	in respect of the annual report of Sinoma for the year ended 31 December 2014 published on 2 April 2014 (pages 61 to 221)

http://www.hkexnews.hk/listedco/listconews/SEHK/2015/0402/LTN201504021052.pdf

(iv)	in respect of the interim report of Sinoma for the six months ended 30 June 2017 published on 29 August 2017 (pages 28 to 154)

http://www.hkexnews.hk/listedco/listconews/SEHK/2017/0829/LTN20170829303.pdf

– I–2 –

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

3.	INDEBTEDNESS

(i)	Borrowings

At the close of business on 31 August 2017, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the CNBM Group had the following outstanding borrowings:

RMB’000

Borrowings:
– Bank borrowings, secured	4,020,735
– Bank borrowings, guaranteed	60,870,644
– Bank borrowings, unsecured	51,888,363
– Bonds	68,100,000
– Borrowings from other financial institutions, secured	1,471,420

186,351,162
Obligations under finance leases	20,493,352
Other borrowings	22,978,691

229,823,205

(ii)	Pledge of assets

At the close of business on 31 August 2017, the CNBM Group pledged the for following assets securing bank borrowings:

RMB’000

Property, plant and equipment	8,880,318
Prepaid lease payment	248,916
Available-for-sales financial assets	1,009,221
Cash and cash equivalents	7,526,728
Trade receivables	709,068
Bills receivable	607,547

18,981,798

– I–3 –

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

(iii)	Commitment

At the close of business on 31 August 2017, the CNBM Group had commitment for acquisition of property, plant and equipment of approximately RMB524,000.

(iv)	Contingent liabilities

As at the close of business on 31 August 2017, being the latest practicable date for the purpose of this indebtedness statement, the CNBM Group provided financial guarantees of approximately RMB50,000,000 to a third party.

(v)	Disclaimers

Save as aforesaid or as otherwise disclosed herein, and apart from intra-group liabilities and normal trade and other payables in the ordinary course of business, the CNBM Group did not have any other loan capital issued or agreed to be issued, bank overdrafts, loans, debt securities issued and outstanding, and authorised or otherwise created but unissued and term loans or other borrowings, indebtedness in the nature of borrowings, liabilities under acceptance (other than normal trade bills) or acceptance credits, debentures, mortgages, charges, finance leases or hire purchase commitments, which are either guaranteed, unguaranteed, secured or unsecured, guarantees or other material contingent liabilities outstanding on 31 August 2017.

4.	FINANCIAL AND TRADING PROSPECTS OF CNBM

In the second half of the year, China’s economy will still face considerable downward pressure. This, coupled with the unresolved overcapacity issue in basic building materials sector and the unsteady base for smooth operation of the industry, will pose difficulties and challenges for business development. Nevertheless, the CNBM Group is optimistic about the development of the second half of the year as China’s economy, on the whole, will maintain stable performance with good momentum for growth, and the building materials sector has demonstrated a robust growth momentum. Firstly, from the macro-economic perspective, China’s GDP registered a year-on-year growth of 6.9% in the first half of the year, laying a solid foundation for its economic growth; given the 19th National Congress of the Communist Party of China to be held in the second half of the year, the PRC Government will focus on supply-side structural reform with a view to improving the quality and performance of economic growth, and insist on seeking progress while ensuring stability and reinforcing and expanding growth foundation so as to better accomplishing its expected economic growth target for the year. Secondly, from the perspective of building materials sector, with the deepening of the supply-side structural reform, the sector will undergo in-depth adjustment with the prices of cement products gradually stabilising, and peak shifting production, industrial self-discipline and business integration being expedited, thereby creating a further optimised business environment; market demand will remain robust as the construction of Xiong’an New Area and the effect thereof will trigger huge market demand, and the major projects mapped out in the “13th Five-Year Plan” and urban infrastructure construction will underpin a long-term stable growth for the building materials market; the further implementation of the “Belt and Road” strategy will open up broader markets for China’s building materials enterprises with ambitions for “Going Global”. Thirdly, from an internal perspective, through joint reorganisations, deepening management integration efforts, the CNBM Group has greatly elevated its management standard, market competitiveness and influence; especially after the reorganisation of its parent company, it actively promoted resource sharing, business collaboration and cost reduction by leveraging complementary advantages. The CNBM Group may also utilise the equity financing capacity of its subsidiaries with its current shareholders or other third parties when suitable opportunities arise.

– I–4 –

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

The CNBM Group will adhere to the underlying principle of making progress while ensuring stability and follow the general guideline of “maintaining steady growth, promoting reforms, preventing risks and enhancing Party building” and the four operation and management principles, while endeavoring to accomplish its annual objectives and tasks by focusing on the improvement of development quality and efficiency and core competitiveness and implementing the directional policy of “price stabilisation, quantity guarantee, cost reduction, receivables collection, inventory control and adjustment”.

In terms of “maintaining steady growth”, in adherence to the business ideology of “PCP”, the CNBM Group will proceed with marketing optimisation, adjust product structure and keep a close eye on “price stabilisation and quantity guarantee”. It will deepen the management integration, proactively implement “increasing, saving and reducing”, “Eight Working Methods” and “Six- star Enterprise”, carry through the cost and expense saving plan, strictly control “Two Funds” and thoroughly press ahead “Four Reductions & Two Simplifications”, thus consolidating basic management and achieving cost reduction and efficiency improvement. In addition, it will consummate business layout and cultivate new growth drivers while levelling up traditional driving forces in light of the “Three Curves”, vigorously promote the production of “Four Modernisations” of cement aiming for expediting the reduction-based development of cement, constantly improve the layout of ready-mixed concrete, develop specialty-oriented cement, accelerate the development of aggregate business and facilitate the “Three New” industry chain in heading towards mid-to-high standards, thereby further improving competitiveness in the market. Furthermore, it will proactively and prudently boost international operations and persist in the “synergistic in-depth development” strategy to further develop overseas engineering services.

In terms of “promoting reforms”, the CNBM Group will speed up mechanism and management innovations. Meanwhile, it will continue its “downsizing” efforts and proceed with cost reduction and efficiency improvement through management integration.

– I–5 –

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

In terms of “preventing risks”, the CNBM Group will continue to intensify management and control over cash flows and centralised management of capital, reinforce classification and disposal of inventories and receivables. It will improve the internal monitoring system and strengthen internal monitoring aiming for the accomplishment of systematised and normalised internal monitoring. Moreover, it will constantly promote comprehensive risk management and construction of a law- abiding state-owned enterprise.

5.	WORKING CAPITAL

The CNBM Directors are of the opinion that, after taking into account the expected completion of the proposed merger and the financial resources available to the Enlarged Group, including but not limited to the internally generated funds, cash and cash equivalents on hands, available facilities from bank and financial institutions, the working capital available to the Enlarged Group is sufficient for the Enlarged Group’s requirements for at least 12 months from the date of this circular.

6.	FINANCIAL EFFECT OF THE MERGER

Earnings

As the Merger involves the merger and absorption of Sinoma, the financial results of the Sinoma and its subsidiaries will be consolidated into the financial statements of CNBM since the completion of Merger. Given Sinoma has been profit making during for the year ended 31 December 2016, if the completion of the Merger had taken place on 1 January 2016, the profit of the CNBM Group will be increased accordingly.

Based on the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular, assuming the Merger had been completed on 1 January 2017, it is expected that the profit for the six months ended 30 June 2017 would have increased from approximately RMB1,827.9 million to approximately RMB3,076.2 million.

Net assets value

The unaudited consolidated net assets value of CNBM was approximately RMB76,842.5 million as at 30 June 2017 as stated in the 2017 Interim Report.

Based on the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular, assuming the Merger had been completed on 30 June 2017, it is expected that the net assets value of the CNBM Group would be increased by approximately RMB37,839 million, principally attributable to the net assets contribution of Sinoma.

– I–6 –

APPENDIX I	FINANCIAL INFORMATION ON CNBM GROUP

Gearing

As at 30 June 2017, the borrowings net of cash of the CNBM Group amounted to approximately RMB175,243.8 million in aggregate and the total equity of the CNBM Group amounted to approximately RMB76,842.5 million, resulting in a gearing ratio (being the total bank borrowings divided by total equity of the CNBM Group) of approximately 228.1%.

Assuming the Merger had completed on 30 June 2017, it is expected that gearing ratio would have been reduced to approximately 167.4%, as a result of increase in total equity of the CNBM Group according to the unaudited pro forma financial information of the Enlarged Group as set out in Appendix II to the Circular and the effect of which would be partially offset by the increase in level of borrowings attributable to Sinoma and its subsidiaries.

7.	NO MATERIAL ADVERSE CHANGE

As at the Latest Practicable Date, the CNBM Directors were not aware of any material adverse change in the financial or trading position or prospect of CNBM Group since 31 December 2016, the date to which the latest published audited financial statements of CNBM Group were made up.

– I–7 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

A.	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

Introduction

China National Building Material Company Limited (the “CNBM” or the “Company”) and its subsidiaries (collectively referred to as the “CNBM Group”) entered into the Merger Agreement to propose a merger with China National Materials Company Limited (the “Sinoma” or the “Target Company”) and its subsidiaries (collectively referred to as the “Sinoma Group”)(the CNBM Group and the Sinoma Group are collectively referred to as the “Enlarged Group”) by way of absorption and a share-exchange.

A single exchange ratio has been agreed in respect of the merger for H shares and unlisted shares of CNBM and Sinoma. The exchange ratio is 1: 0.85, meaning that each Sinoma H Share shall be exchanged for 0.85 CNBM H Share to be issued by CNBM, and that each Sinoma Unlisted Share shall be exchanged for 0.85 CNBM Unlisted Share to be issued by CNBM. CNBM will allot and issue not more than 989,525,898 new CNBM H Shares and 2,046,218,502 new CNBM Unlisted Shares (comprising 1,935,044,267 CNBM Domestic Shares and 111,174,235 CNBM Unlisted Foreign Shares) in exchange for all of Sinoma issued shares (the “Proposed Merger”).

The unaudited pro forma financial information is prepared to provide information on the Enlarged Group as a result of the completion of the Proposed Merger on the basis set out in the notes below for illustrating the effect of the Proposed Merger, as if the Proposed Merger had taken place on 30 June 2017 for the preparation of the unaudited pro forma consolidated statement of financial position. For the preparation of the unaudited pro forma consolidated statement of profit or loss and other comprehensive income, it is assumed that the Proposed Merger had taken place on 1 January 2017. The directors of the CNBM consider that such basis is appropriate for reflecting the accounting treatment to be adopted upon completion of the Proposed Merger and providing the relevant information to the shareholders of the CNBM.

The information is prepared for illustrative purposes only and because of its hypothetical nature, it does not purport to represent what the results or financial position of the Enlarged Group would have been upon completion of the Proposed Merger, in any future periods or on any future dates.

The unaudited pro forma consolidated statement of financial position of the Enlarged Group as at 30 June 2017 are prepared based on the unaudited condensed consolidated statement of financial position as at 30 June 2017 as extracted from the published interim report of CNBM and Sinoma for the six months ended 30 June 2017, after making pro forma adjustments to the Proposed Merger, as if the Proposed Merger had taken place on 30 June 2017.

– II–1 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

The unaudited pro forma consolidated statement of profit or loss and other comprehensive income of the Enlarged Group for the six months ended 30 June 2017 are prepared based on the unaudited condensed consolidated statement of profit or loss and other comprehensive income for the six months ended 30 June 2017 as extracted from the published interim report of CNBM and Sinoma for the six months ended 30 June 2017, after making pro forma adjustments to the Proposed Merger, as if the Proposed Merger had completed 1 January 2017.

The unaudited pro forma financial information should be read in conjunction with other financial information included elsewhere in this circular.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME OF THE ENLARGED GROUP

			Pro forma adjustments
	Unaudited condensed consolidated statement of profit or loss and other comprehensive income of the CNBM Group for the six	Unaudited condensed consolidated statement of profit or loss and other comprehensive income of the Sinoma Group for the six	Elimination of	Unaudited condensed consolidated statement of profit or loss and other comprehensive income of the Enlarged Group for the six
	months ended 30 June 2017	months ended 30 June 2017	inter-company transactions	months ended 30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)

Revenue	53,361,940	25,105,811	(371,283)	78,096,468
Cost of sales	(39,804,506)	(19,587,402)	355,691	(59,036,217)

Gross profit	13,557,434	5,518,409	(15,592)	19,060,251
Investment and other income, net	1,182,930	300,898	–	1,483,828
Selling and distribution costs	(3,541,436)	(964,610)	–	(4,506,046)
Administrative expenses	(4,320,840)	(2,490,579)	–	(6,811,419)
Finance costs, net	(4,632,578)	(702,380)	–	(5,334,958)
Share of profits of associates	429,726	9,547	–	439,273
Share of profits of joint venture	–	1,055	–	1,055

– II–2 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

			Pro forma
			adjustments
	Unaudited	Unaudited		Unaudited
	condensed	condensed		condensed
	consolidated	consolidated		consolidated
	statement of	statement of		statement of
	profit or loss	profit or loss		profit or loss
	and other	and other		and other
	comprehensive	comprehensive		comprehensive
	income of the	income of the		income of the
	CNBM Group	Sinoma Group		Enlarged Group
	for the six	for the six	Elimination of	for the six
	months ended	months ended	inter-company	months ended
	30 June 2017	30 June 2017	transactions	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)

Profit before income tax	2,675,236	1,672,340	(15,592)	4,331,984
Income tax expense	(847,378)	(408,407)	–	(1,255,785)

Profit for the period	1,827,858	1,263,933	(15,592)	3,076,199

Other comprehensive income/ (expense), net of tax:
Items that may be reclassified subsequently to profit or loss
Currency translation differences	(4,946)	62,572	–	57,626
Changes in the fair value of available-for-sale financial assets, net	48,717	1,119,768	–	1,168,485
Reclassification adjustments relating to available-for-sale financial assets disposed of during the period	–	(2,525)	–	(2,525)
Income tax relating to components of other comprehensive income	–	(258,420)	–	(258,420)
Shares of associates’ other comprehensive (expense)/income	(4,166)	207	–	(3,959)

Other comprehensive income for the period, net of tax	39,605	921,602	–	961,207

Total comprehensive income for the period	1,867,463	2,185,535	(15,592)	4,037,406

– II–3 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

			Pro forma
			adjustments
	Unaudited	Unaudited		Unaudited
	condensed	condensed		condensed
	consolidated	consolidated		consolidated
	statement of	statement of		statement of
	profit or loss	profit or loss		profit or loss
	and other	and other		and other
	comprehensive	comprehensive		comprehensive
	income of the	income of the		income of the
	CNBM Group	Sinoma Group		Enlarged Group
	for the six	for the six	Elimination of	for the six
	months ended	months ended	inter-company	months ended
	30 June 2017	30 June 2017	transactions	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)

Profit for the period attributable to:
Owners of the Company	885,364	594,478	(14,209)	1,465,633
Holders of perpetual capital instruments	301,250	–	–	301,250
Non-controlling interests	641,244	669,455	(1,383)	1,309,316

	1,827,858	1,263,933	(15,592)	3,076,199

Total comprehensive income attributable to:
Owners of the Company	938,430	1,377,849	(14,209)	2,302,070
Holders of perpetual capital instruments	301,250	–	–	301,250
Non-controlling interests	627,783	807,686	(1,383)	1,434,086

	1,867,463	2,185,535	(15,592)	4,037,406

– II–4 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION OF THE ENLARGED GROUP

			Pro forma adjustments
	Unaudited	Unaudited				Unaudited
	condensed	condensed				condensed
	consolidated	consolidated			Issuance	consolidated
	statement of	statement of			of new	statement
	financial	financial			shares and	of financial
	position of	position of			placement by	position of the
	the CNBM	the Sinoma	Elimination of		the CNBM	Enlarged
	Group as at	Group as at	inter-company	Elimination	to merge with	Group as at
	30 June 2017	30 June 2017	transactions	of balances	the Sinoma	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)

Non-current assets
Property, plant and equipment	129,637,627	45,213,009	(391)	–	–	174,850,245
Prepaid lease payments	14,651,615	3,638,041	–	–	–	18,289,656
Investment property	295,657	362,790	–	–	–	658,447
Goodwill	42,724,389	1,536,813	–	–	–	44,261,202
Intangible assets	7,342,922	1,546,874	–	–	–	8,889,796
Interests in associates	10,599,000	240,125	–	–	–	10,839,125
Interests in joint venture	–	4,610	–	–	–	4,610
Available-for-sale financial assets	3,138,529	3,851,058	–	–	–	6,989,587
Deposits	4,010,677	31,583	–	–	–	4,042,260
Deferred income tax assets	4,983,658	1,066,080	–	–	–	6,049,738

Total non-current assets	217,384,074	57,490,983	(391)	–	–	274,874,666

Current assets
Inventories	17,046,627	8,425,747	(15,201)	–	–	25,457,173
Trade and other receivables	79,277,541	22,231,024	–	(91,663)	–	101,416,902
Available-for-sale financial assets	57,536	–	–	–	–	57,536
Financial assets at fair value through profit or loss	2,671,504	5,828	–	–	–	2,677,332
Amounts due from related parties	10,360,539	316,319	–	(37,926)	–	10,638,932
Pledged bank deposits	9,006,437	2,761,751	–	–	–	11,768,188
Cash and cash equivalents	12,552,539	16,916,828	–	–	–	29,469,367

	130,972,723	50,657,497	(15,201)	(129,589)	–	181,485,430

– II–5 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

			Pro forma adjustments
	Unaudited	Unaudited				Unaudited
	condensed	condensed				condensed
	consolidated	consolidated			Issuance	consolidated
	statement of	statement of			of new	statement
	financial	financial			shares and	of financial
	position of	position of			placement by	position of the
	the CNBM	the Sinoma	Elimination of		the CNBM	Enlarged
	Group as at	Group as at	inter-company	Elimination	to merge with	Group as at
	30 June 2017	30 June 2017	transactions	of balances	the Sinoma	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)

Non-current assets classified as held-for-sales	–	41,907	–	–	–	41,907

Total current assets	130,972,723	50,699,404	(15,201)	(129,589)	–	181,527,337

Current liabilities
Trade and other payables	49,277,539	33,454,603	–	(37,926)	–	82,694,216
Amounts due to related companies	9,376,015	344,274	–	(91,663)	–	9,628,626
Borrowings – amount due within one year	141,569,682	17,680,119	–	–	–	159,249,801
Derivative financial instruments	–	382	–	–	–	382
Obligations under finance leases	4,541,637	142,113	–	–	–	4,683,750
Current income tax liabilities	1,588,124	319,796	–	–	–	1,907,920
Employee benefits payable	–	40,674	–	–	–	40,674
Financial guarantee contracts due with one year	56,838	–	–	–	–	56,838
Dividends payable to non-controlling interests	372,421	234,973	–	–	–	607,394

Total current liabilities	206,782,256	52,216,934	–	(129,589)	–	258,869,601

– II–6 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

			Pro forma adjustments
	Unaudited	Unaudited				Unaudited
	condensed	condensed				condensed
	consolidated	consolidated			Issuance	consolidated
	statement of	statement of			of new	statement
	financial	financial			shares and	of financial
	position of	position of			placement by	position of the
	the CNBM	the Sinoma	Elimination of		the CNBM	Enlarged
	Group as at	Group as at	inter-company	Elimination	to merge with	Group as at
	30 June 2017	30 June 2017	transactions	of balances	the Sinoma	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)

NET CURRENT LIABILITIES	(75,809,533)	(1,517,530)	(15,201)	–	–	(77,342,264)

TOTAL ASSETS LESS CURRENT LIABILITIES	141,574,541	55,973,453	(15,592)	–	–	197,532,402

Non-current liabilities
Borrowings – amount due after one year	46,226,652	15,948,335	–	–	–	62,174,987
Deferred income	963,411	806,975	–	–	–	1,770,386
Obligations under finance leases	15,387,357	70,857	–	–	–	15,458,214
Employee benefits payable	–	226,392	–	–	–	226,392
Deferred income tax liabilities	2,154,644	1,066,275	–	–	–	3,220,919

	64,732,064	18,118,834	–	–	–	82,850,898

NET ASSETS	76,842,477	37,854,619	(15,592)	–	–	114,681,504

– II–7 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

			Pro forma adjustments
	Unaudited	Unaudited				Unaudited
	condensed	condensed				condensed
	consolidated	consolidated			Issuance	consolidated
	statement of	statement of			of new	statement
	financial	financial			shares and	of financial
	position of	position of			placement by	position of the
	the CNBM	the Sinoma	Elimination of		the CNBM	Enlarged
	Group as at	Group as at	inter-company	Elimination	to merge with	Group as at
	30 June 2017	30 June 2017	transactions	of balances	the Sinoma	30 June 2017
	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000	RMB’000
	(Note 2)	(Note 3)	(Note 4)	(Note 5)	(Note 6)

Capital and reserves
Share capital	5,399,026	3,571,464	–	–	(535,720)	8,434,770
Reserves	37,158,311	14,462,312	(14,209)	–	535,720	52,142,134

Equity attributable to
Owners of the Company	42,557,337	18,033,776	(14,209)	–	–	60,576,904
Holders of perpetual capital instruments	12,304,936	–	–	–	–	12,304,936
Non-controlling interests	21,980,204	19,820,843	(1,383)	–	–	41,799,664

TOTAL EQUITY	76,842,477	37,854,619	(15,592)	–	–	114,681,504

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

1.	Prior to the Proposed Merger, the majority of the equity interests of both the CNBM and the Sinoma are ultimately held by the State-owned Assets Supervision and Administration Commission of the State Council (“SASAC”). For accounting purposes, the Proposed Merger is considered to be a business combination of entities under SASAC’s common control.

2.	The unaudited condensed consolidated statement of profit or loss and other comprehensive income for the six months ended 30 June 2017 and the unaudited condensed consolidated statement of financial position as at 30 June 2017 of the CNBM Group were extracted from the published interim report of the CNBM for the six months ended 30 June 2017.

– II–8 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

3.	The unaudited condensed consolidated statement of profit or loss and other comprehensive income for the six months ended 30 June 2017 and the unaudited condensed consolidated statement of financial position as at 30 June 2017 of the Sinoma Group were extracted from the published interim report of the Sinoma for the six months ended 30 June 2017, with certain adjustments for conversion into International Financial Reporting Standards (“IFRSs”) as if it had been prepared in accordance with the accounting policies presently adopted by the CNBM which are in compliance with IFRSs, and certain figures have been reclassified to conform to the accounting policies and the presentation of the CNBM’s unaudited financial statements for the six months ended 30 June 2017.

4.	The adjustment represents the elimination of inter-company transactions among CNBM Group and Sinoma Group for the six months ended 30 June 2017.

5.	The adjustment represents the elimination of inter-company receivables and payables between the CNBM Group and the Sinoma Group as at 30 June 2017.

6.	The adjustment represents the estimated financial impact of issuing new H shares and unlisted shares of CNBM in exchange for all issued shares of Sinoma as at 30 June 2017 and the elimination of the CNBM’s investment in the Sinoma using merger accounting. The adjustments as at 30 June 2017 include (i) a net decrease in share capital of RMB535,719,600 representing the issuance of 989,525,898 new H shares of CNBM and 2,046,218,502 new unlisted shares (comprising 1,935,044,267 domestic shares and 111,174,235 unlisted foreign shares) of CNBM at par value of RMB1 each issued at an exchange ratio of 1 Sinoma Share to 0.85 CNBM Share less elimination of share capital of Sinoma of RMB3,571,464,000 as at 30 June 2017, (ii) a resulting adjustment to reserves as the Proposed Merger represents the merger under common control and all differences between the total consideration shares paid and net assets of Sinoma Group will be adjusted in equity.

7.	The expenses directly attributable to the Proposed Merger have not been accounted for in the preparation of the unaudited pro forma financial information.

8.	Apart from the above, no adjustments have been made to the unaudited pro forma consolidated statement of financial position and unaudited pro forma consolidated statement of profit or loss and other comprehensive income to reflect any trading results or other transactions of the Enlarged Group entered into subsequent to 30 June 2017 where applicable.

– II–9 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

B.	REPORT ON UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

The following is the text of a report received from Baker Tilly Hong Kong Limited, Certified Public Accountants, Hong Kong, for the purpose of the incorporation in this circular.

2nd Floor,
625 King’s Road

North Point
Hong Kong

20 October 2017

INDEPENDENT REPORTING ACCOUNTANTS’ ASSURANCE REPORT ON THE COMPILATION OF PRO FORMA FINANCIAL INFORMATION

To The Directors of China National Building Material Company Limited

We have completed our assurance engagement to report on the compilation of unaudited pro forma financial information of China National Building Material Company Limited (the “CNBM” or “Company”) and its subsidiaries (collectively referred to as the “CNBM Group”), and China National Materials Company Limited (the “Sinoma”) and its subsidiaries (collectively referred to as the “Sinoma Group”) (the CNBM Group and the Sinoma Group are collectively referred to as the “Enlarged Group”) by the directors of the CNBM (the “CNBM Directors”) for illustrative purposes only. The unaudited pro forma financial information consists of the unaudited pro forma consolidated statement of financial position as at 30 June 2017, the unaudited pro forma consolidated statement of profit or loss and other comprehensive income for the six months ended 30 June 2017 and related notes as set out on pages II-2 to II-9 of the circular dated 20 October 2017 (the “Circular”) issued by the CNBM (the “Unaudited Pro Forma Financial Information”). The applicable criteria on the basis of which the CNBM Directors have compiled the Unaudited Pro Forma Financial Information are described on pages II-1 to II-2 of the Circular.

The Unaudited Pro Forma Financial Information has been compiled by the CNBM Directors to illustrate the impact of the proposed merger with Sinoma (the “Proposed Merger”) on the CNBM Group’s financial position as at 30 June 2017 and its financial performance for the six months ended 30 June 2017 as if the Proposed Merger had taken place at 30 June 2017 and 1 January 2017 respectively. As part of this process, information about the CNBM Group’s financial position and financial performance has been extracted by the CNBM Directors from the CNBM Group’s unaudited condensed consolidated financial statements for the six months ended 30 June 2017, on which an interim report has been published.

– II–10 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

CNBM Directors’ Responsibility for the Unaudited Pro Forma Financial Information

The CNBM Directors are responsible for compiling the Unaudited Pro Forma Financial Information in accordance with paragraph 4.29 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) and with reference to Accounting Guideline 7 “Preparation of Pro Forma Financial Information for Inclusion in Investment Circulars” (“AG 7”) issued by the Hong Kong Institute of Certified Public Accountants (the “HKICPA”).

Our Independence and Quality Control

We have complied with the independence and other ethical requirements of the “Code of Ethics for Professional Accountants” issued by the HKICPA, which is founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behavior.

Our firm applies Hong Kong Standard on Quality Control 1 “Quality Control for Firms that Perform Audits and Review of Financial Statements, and Other Assurance and Related Services Engagements” issued by the HKICPA and accordingly maintains a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Reporting Accountant’s Responsibilities

Our responsibility is to express an opinion, as required by paragraph 4.29(7) of the Listing Rules, on the Unaudited Pro Forma Financial Information and to report our opinion to you. We do not accept any responsibility for any reports previously given by us on any financial information used in the compilation of the Unaudited Pro Forma Financial Information beyond that owed to those to whom those reports were addressed by us at the dates of their issue.

We conducted our engagement in accordance with Hong Kong Standard on Assurance Engagements 3420 “Assurance Engagements to Report on the Compilation of Unaudited Pro Forma Financial Information Included in a Prospectus” issued by the HKICPA. This standard requires that the reporting accountant plan and perform procedures to obtain reasonable assurance about whether the CNBM Directors have compiled the Unaudited Pro Forma Financial Information in accordance with paragraph 4.29 of the Listing Rules and with reference to AG 7 issued by the HKICPA.

For purposes of this engagement, we are not responsible for updating or reissuing any reports or opinions on any historical financial information used in compiling the Unaudited Pro Forma Financial Information, nor have we, in the course of this engagement, performed an audit or review of the financial information used in compiling the Unaudited Pro Forma Financial Information.

– II–11 –

APPENDIX II	UNAUDITED PRO FORMA FINANCIAL INFORMATION OF THE ENLARGED GROUP

The purpose of Unaudited Pro Forma Financial Information included in an investment circular is solely to illustrate the impact of a significant event or transaction on the unadjusted financial information of the CNBM Group as if the event had occurred or the transaction had been undertaken at an earlier date selected for purposes of the illustration. Accordingly, we do not provide any assurance that the actual outcome of the event or transaction at 30 June 2017 or 1 January 2017 would have been as presented.

A reasonable assurance engagement to report on whether the Unaudited Pro Forma Financial Information has been properly compiled on the basis of the applicable criteria involves performing procedures to assess whether the applicable criteria used by the CNBM Directors in the compilation of the Unaudited Pro Forma Financial Information provide a reasonable basis for presenting the significant effects directly attributable to the event or transaction, and to obtain sufficient appropriate evidence about whether:

—	the related pro forma adjustments give appropriate effect to those criteria; and

—	the Unaudited Pro Forma Financial Information reflects the proper application of those adjustments to the unadjusted financial information.

The procedures selected depend on the reporting accountant’s judgement, having regard to the reporting accountant’s understanding of the nature of the CNBM Group, the event or transaction in respect of which the Unaudited Pro Forma Financial Information has been compiled, and other relevant engagement circumstances.

The engagement also involves evaluating the overall presentation of the Unaudited Pro Forma Financial Information.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion:

(a)	the Unaudited Pro Forma Financial Information has been properly compiled on the basis stated;

(b)	such basis is consistent with the accounting policies of the CNBM Group; and

(c)	the adjustments are appropriate for the purpose of the Unaudited Pro Forma Financial Information as disclosed pursuant to paragraph 4.29(1) of the Listing Rules.

Baker Tilly Hong Kong Limited

Certified Public Accountants Hong

Kong, 20 October 2017

Gao Yajun

Practicing certificate number P06391

– II–12 –

APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

Set out below is CNBM’s management discussion and analysis on Sinoma for the three financial years ended 31 December 2014, 2015 and 2016 and for the six months ended 30 June 2017. The discussion and analysis relate to the consolidated results and financial position of Sinoma Group.

The Sinoma 2015 Annual Report is prepared in accordance with HKFRSs and the Sinoma 2016 Annual Report and Sinoma 2017 Interim Report are prepared in accordance with PRC GAAP. The Sinoma’s HKFRSs’ financial information differs in certain aspects from its PRC GAAP’s financial information, including but not limited to: different accounting treatments on conversion of Sinoma Group to a joint-stock company, group restructuring and acquisition of subsidiaries on business combination in prior years, and government grants and capitalisation of borrowings etc.

Capitalised terms used on this Appendix shall have the same meanings as those defined in Sinoma 2017 Interim Report, Sinoma 2016 Annual Report and Sinoma 2015 Annual Report.

1.	REVENUE

For the two years ended 31 December 2014 and 2015, the revenue of Sinoma was RMB55,284.8 million, and RMB53,258.9 million, respectively under HKFRS. For the two years ended 31 December 2015 and 2016, and the six months ended 30 June 2016 and the six months ended 30 June 2017, the revenue of Sinoma was RMB53,258.9 million, RMB50,576.9 million, RMB21,751.3 million and RMB25,105.8 million, respectively under the PRC GAAP. The operating revenue of Sinoma mainly include revenue from construction contracts, sales of goods, contracted energy management projects, rendering services and abalienation of the right to use assets.

The revenue of Sinoma for six months ended 30 June 2017 increased 15.42% as compared with 30 June 2016 due to the total operating revenue of the cement segment. The revenue of Sinoma for 2016 decreased 5.04% as compared with 2015 due to the decrease in contracted business volume in the cement equipment and engineering services segment. The revenue of Sinoma for 2015 decreased 3.66% as compared with 2014 due to the decline in both prices and sales volume of cement segment.

2.	OPERATING PROFITS

The operating profit of the Sinoma Group for the year ended 31 December 2015 was RMB3,351.2 million, representing a decrease of 18.01% as compared with RMB4,087.4 million for the year ended 31 December 2014, under HKFRS. In particular, operating profit of the cement equipment and engineering services segment, cement segment and high-tech materials segment increased by RMB551.9 million, decreased by RMB2,491.3 million and increased by RMB688.0 million, respectively. Operating profit margin in 2015 was 6.29%, representing a decrease of 1.10 percentage points as compared with 7.39% in 2014.

– III–1 –

APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

The operating profit of Sinoma for the year ended 31 December 2016 was RMB1,046.2 million, representing an increase of 47.04% as compared with RMB711.5 million for the year ended 31 December 2015, both under the PRC GAAP. The operating profit of Sinoma for the six months ended 30 June 2016 and 30 June 2017 was RMB386.6 million and RMB1,671.8 million, respectively, under the PRC GAAP, i.e. an increase of 332.49% due to the increase of the operating profit margin and also the recognised of the government grants of RMB209.2 million for the six months ended 30 June 2017.

3.	NET PROFIT

Net profit of Sinoma Group for the year ended 31 December 2015 was RMB988.1 million, representing a decrease of 24.90% as compared with RMB1,315.6 million for the year ended 31 December 2014, both under the HKFRS, due to the decrease of the operating profit margin as mentioned above.

Net profit of Sinoma Group for the year ended 31 December 2016 was RMB1,156.8 million, representing an increase of 6.43% as compared with RMB1,087.0 million for the year ended 31 December 2015, both under the PRC GAAP. The net profit of Sinoma for the six months ended 30 June 2017 was RMB1,268.7 million, representing an increase of 196.31% as compared with RMB428.1 million for the six months ended 30 June 2016, under PRC GAAP due to the increase of the operating profit margin and also the recognised of the government grants as mentioned above.

4.	BORROWINGS AND FINANCING

As at 30 June 2017, the balance of Sinoma Group’s borrowings (calculated as the sum of short-term borrowings, long-term borrowings, finance lease and lease payment of sale-leaseback assets due within one year, short-term financing bills and finance lease payables) amounted to RMB33,873.5 million. Out of which, Sinoma Group’s borrowings amounting to RMB17,592.7 million was due within one year (i.e. about 51.94% of the total borrowings) and the remaining borrowings amounting to RMB16,280.8 million due after one year (i.e. about 48.06% of the total borrowings). Sinoma Group had a net debt (being the debt less monetary funds) of RMB14,194.9 million. Cash and cash equivalents of Sinoma Group amounted to RMB16,916.8 million, under the PRC GAAP.

As at 31 December 2016, the balance of Sinoma Group’s borrowings (calculated as the sum of short-term borrowings, long-term borrowings, finance lease and lease payment of sale-leaseback assets due within one year, short-term financing bills and finance lease payables) amounted to RMB33,278.0 million. Out of which, Sinoma Group’s borrowings amounting to RMB21,632.0 million was due within one year (i.e. about 65.00% of the total borrowings) and the remaining borrowings amounting to RMB11,646.0 million due after one year (i.e. about 35.00% of the total borrowings).Sinoma Group had a net debt (being the debt less monetary funds) of RMB15,340.0 million. Cash and cash equivalents of Sinoma Group amounted to RMB15,503.5 million, under the PRC GAAP.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

As at 31 December 2015, the balance of Sinoma Group’s borrowings (calculated as the sum of short-term borrowings, long-term borrowings, finance lease and lease payment of sale-leaseback assets due within one year, short-term financing bills and finance lease payables) amounted to RMB35,568.1 million. Out of which, Sinoma Group’s borrowings amounting to RMB26,032.5million was due within one year (i.e. about 73.19% of the total borrowings) and the remaining borrowings amounting to RMB9,535.6 million due after one year (i.e. about 26.81% of the total borrowings). Sinoma Group had a net debt (being the debt less monetary funds) of RMB20,508.6 million. Cash and cash equivalents of Sinoma Group amounted to RMB12,951.3 million, under the PRC GAAP.

As at 31 December 2015, the balance of Sinoma Group’s borrowings (calculated as the sum of short-term and long-term borrowings, short-term financing bills, and short-term and long-term corporate bonds and medium-term notes) amounted to RMB35,126.2 million. Out of which, Sinoma Group’s borrowings amounting to RMB26,149.2 million was due within one year (i.e. about 74.44% of the total borrowings) and the remaining borrowings amounting to RMB8,977.0 million due after one year (i.e. about 25.56% of the total borrowings). Sinoma Group had a net debt (being the debt less monetary funds) of RMB20,066.7 million. cash and cash equivalents of Sinoma Group amounted to RMB12,951.1 million, under HKFRS.

As at 31 December 2014, the balance of Sinoma Group’s borrowings (calculated as the sum of short-term and long-term borrowings, short-term financing bills, short-term and long-term corporate bonds and medium-term notes) amounted to RMB35,828.4 million. Out of which, Sinoma Group’s borrowings amounting to RMB22,615.3million was due within one year (i.e. about 63.12% of the total borrowings) and the remaining borrowings amounting to RMB13,213.1 million due after one year (i.e. about 36.88% of the total borrowings). Sinoma Group had a net debt (being the debt less monetary funds) of RMB24,316.6 million. Cash and cash equivalents of Sinoma Group amounted to RMB10,108.9 million, under HKFRS.

Sinoma Group computed its net gearing ratio by dividing its net debt by its total shareholders’ equity. Its net debt ratio decreased from 78.39% as at 31 December 2014 to 59.65% as at 31 December 2015, mainly due to an RMB2,842.2 million increase in cash and cash equivalents, under HKFRSs. The decrease of net debt ratio from 61.48% as at 31 December 2015 to 43.04% as at 31 December 2016 was mainly due to an RMB2,552.2 million increase in cash and cash equivalents and an RMB2,290.1 million decrease in total borrowings, under the PRC GAAP. Net debt ratio as at 30 June 2017 is 37.77%, under the PRC GAAP.

In 2014, 2015 and 2016, Sinoma Group did not recognise any amounts in respect of foreign currency transactions for sales and services.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

The interest rate risk of the Sinoma Group arises from the interest-bearing debts, such as bank borrowings, short-term financing bonds payable and bonds payable. Due to financial liabilities with floating interest rate, the Sinoma Group faces cash flow interest rate risk; due to financial liabilities with fixed interest rate, the Sinoma Group faces fair value interest rate risk. As at 31 December 2016, the Sinoma Group’s interest-bearing debt with fixed interest rate was RMB24,088.9 million and the interest-bearing debt with floating interest rate was RMB9,189.1 million. The Sinoma Group decides the relative proportion of the fixed interest rate and floating interest rate contracts in accordance with the current market environment, under PRC GAAP. As at 31 December 2014 and 31 December 2015, the Sinoma Group’s interest-bearing debt with fixed interest rate were RMB24,031.3 million and RMB23,760.7 million, respectively and the interest-bearing debt with floating interest rate were RMB11,797.2 million and RMB11,365.6 million, respectively. The Sinoma Group decides the relative proportion of the fixed interest rate and floating interest rate contracts in accordance with the current market environment, under PRC GAAP.

5.	FINANCIAL POSITION

The consolidated total assets of Sinoma Group were RMB99,904.6 million as at 31 December 2014, and RMB103,397.6 million as at 31 December 2015, under HKFRS. The consolidated total assets of Sinoma Group were RMB102,618.0 million as at 31 December 2015, RMB102,422.8 million as at 31 December 2016, and RMB107,865.5 million as at 30 June 2017, under the PRC GAAP.

The increase from 2014 to 2015 was mainly related to an RMB1,390.2 million increase in intangible assets and an RMB2,842.2 million increase in bank balances and cash.

The consolidated total liabilities of Sinoma Group were RMB68,884.4 million as at 31 December 2014 and RMB69,755.3 million as at 31 December 2015, under HKFRS. The consolidated total liabilities of Sinoma Group were RMB69,260.8 million as at 31 December 2015, RMB66,781.0 million as at 31 December 2016, and RMB70,284.9 million as at 30 June 2017, under the PRC GAAP.

The increase in consolidated total liabilities from 2014 to 2015 was mainly due to an RMB1,416.3 million increase in trade and other payables. The decrease in consolidated total liabilities in 2016 from 2015 was mainly due to an RMB793.1 million decrease in short-term borrowings and an RMB4,757.8 million decrease in bonds payable due within one year.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

6.	MATERIAL ACQUISITIONS AND DISPOSALS OF ASSETS

On 29 May 2015, Sinoma International entered into an asset purchase agreement with the original shareholders (the “Vendors”) of Anhui Jieyuan Environmental Protection Technology Co., Ltd. (“Anhui Jieyuan”), pursuant to which, Sinoma International has agreed to acquire and the Vendors have agreed to sell 100% equity interest in Anhui Jieyuan. The aggregate consideration is RMB1,007,470,100, which shall be satisfied by the issuance of 76,208,025 consideration shares by Sinoma International at an issue price of RMB13.22 per share to the Vendors. Sinoma International also resolved to issue no more than 64,516,129 subscription shares for raising a maximum raised funds of RMB1,000,000,000. in aggregate by way of non-public offer. For further details, please refer to the announcements of Sinoma published on 29 May 2015 and 25 November 2015 on the website of the Stock Exchange and Sinoma’s website, respectively.

On 21 August 2015, Sinoma entered into an asset purchase agreement with Sinoma Science & Technology, pursuant to which, Sinoma agreed to dispose of and Sinoma Science & Technology agreed to acquire 100% equity interests in CTG, the aggregate consideration for which shall be satisfied by issuance of consideration shares by Sinoma Science & Technology to Sinoma. On the same day, Sinoma Science & Technology also resolved to issue subscription shares by way of non- public offer. On 22 March 2016, Shandong Administration of Industry & Commerce approved CTG’s application for change of shareholder, whereby the shareholder of CTG changed from Sinoma to Sinoma Science & Technology, which holds 100% equity interest of CTG up to the date of this circular. In May 2016, Sinoma Science & Technology completed the issue of the aforesaid subscription shares. Up to the date of this circular, Sinoma’s shareholding in Sinoma Science & Technology has increased from 54.32% to 60.24%. For details, please refer to the announcements of Sinoma published on 21 August 2015, 13 October 2015, 30 October 2015 and 20 November 2015 on the websites of the Stock Exchange and Sinoma, and the circulars of Sinoma published on 25 August 2015 and 14 October 2015 on the websites of the Stock Exchange and Sinoma.

On 3 March 2016, Sinoma Science & Technology entered into a promoters’ agreement with the NRDI, a wholly-owned subsidiary of Sinoma Science & Technology, and Yingke Hezhong, pursuant to which Sinoma Science & Technology, the NRDI and Yingke Hezhong have agreed to contribute RMB160 million, RMB100 million and RMB40 million, respectively, to establish Sinoma Lithium Membrane Co., Ltd. (“Sinoma Lithium Membrane”) with a registered capital of RMB0.3 billion. For details, please refer to the announcement of Sinoma published on 3 March 2016 on the websites of the Stock Exchange and Sinoma.

On 29 March 2016, Qinghai Qilianshan and Kunlunshan Mining entered into an exploration right transfer contract, pursuant to which Qinghai Qilianshan agreed to acquire and Kunlunshan Mining agreed to sell the exploration right for Shangxiamen limestone mines in Shangxinzhuang Town, Huangzhong County, Qinghai Province with a consideration of RMB19.8051 million. For details, please refer to the announcement of Sinoma published on 29 March 2016 on the websites of the Stock Exchange and Sinoma.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

On 29 March 2016, Qinghai Qilianshan and Kunlunshan Mining entered into an equity transfer agreement, pursuant to which Qinghai Qilianshan agreed to acquire and Kunlunshan Mining agreed to transfer 20% equity interest in Qicai Mining with a consideration of RMB5.4308 million. For details, please refer to the announcement of Sinoma published on 29 March 2016 on the websites of the Stock Exchange and Sinoma.

On 24 June 2016, Sinoma and Tianshan Cement entered into a share subscription contract, pursuant to which, Tianshan Cement proposed to issue no more than 187,006,589 A shares (inclusive) by way of private placement to Sinoma, of which the aggregate consideration is RMB1,135.13 million. The aforesaid matter was not approved on the general meeting of Tianshan Cement held on 5 August 2016. For details, please refer to the announcements of Sinoma published on 24 June 2016, 18 July 2016 and 8 August 2016 on the websites of the Stock Exchange and Sinoma.

On 28 September 2016, Sinoma and Tianshan Cement entered into a share subscription contract, pursuant to which, Tianshan Cement proposed to issue no more than 167,638,483 A shares (inclusive) by way of private placement to Sinoma, of which the aggregate consideration shall not exceed RMB1,150 million (inclusive). For details, please refer to the announcement of Sinoma published on 28 September 2016 on the websites of the Stock Exchange and Sinoma.

On 30 December 2016, CTG entered into a capital increase agreement with Zoucheng Municipal Asset Operation Co., Ltd., pursuant to which CTG has agreed to make a capital contribution to Taishan Fiberglass Zoucheng Co., Ltd. in the amount of RMB350 million in cash. For details, please refer to the announcement of Sinoma published on 30 December 2016 on the websites of the Stock Exchange and Sinoma.

7.	CAPITAL EXPENDITURE

In the past, Sinoma Group incurred capital expenditure primarily for the cement technical equipment and engineering services, cement and high-tech materials business. The capital expenditures were RMB5,462.0 million and RMB2,668.9 million for the year ended 31 December 2016 and for the six months ended 30 June 2017, respectively, under the PRC GAAP.

8.	CAPITAL COMMITMENTS, CHARGES ON ASSETS AND CONTINGENT LIABILITIES

As at 31 December 2014 and 2015, Sinoma Group had capital commitments of RMB730.5 million and RMB421.5 million contracted for but not yet incurred, which would be mainly used for the acquisition of properties, plant and equipment., respectively under HKFRS. As at 31 December 2016 and 30 June 2017, Sinoma Group had capital commitments of RMB840.2 million and RMB561.9 million contracted for but not yet incurred, which would be mainly used for the acquisition of properties, plant and equipment, respectively under the PRC GAAP.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

As at 31 December 2016, Sinoma Group had pledged the following for borrowings: accounts receivable and long-term equity investment of RMB814.8 million and as at 30 June 2017, Sinoma Group had pledged the following for borrowings: accounts receivable and long-term equity investment of RMB1,320.9 million, under the PRC GAAP.

As at 31 December 2014, Sinoma Group had pledged the following for borrowings: property, plant and equipment and prepaid lease payments of RMB2,214.1 million, under HKFRS. As at 31 December 2015, Sinoma Group had pledged the following for borrowings: property, plant and equipment, prepaid lease payments and trade and other receivables of RMB3,698.0 million, under HKFRS. As at 31 December 2016, Sinoma Group had pledged the following for bank borrowings: bank acceptance bills of RMB580.1 million and fixed and intangible assets of RMB4,594.5 million, under the PRC GAAP. As at 30 June 2017, Sinoma Group had pledged the following for bank borrowings: bank acceptance bills of RMB1,094.9 million and fixed and intangible assets of RMB5,380.7 million, under the PRC GAAP.

As at 31 December 2014, 2015 and 2016, the Sinoma Group had no material contingent liabilities save for the Saudi Arabian branch of Sinoma International, which was required by Saudi Arabian tax bureau to pay supplementary tax of 33.0 million riyals and 77.0 million riyals (both exclusive of the corresponding overdue fine).

9.	SEGMENTAL INFORMATION

Cement equipment and engineering services

Despite the complicated and changeable international and domestic economic situations, the segment will seize the opportunities of the implementation of “One Belt One Road” and “Global Cooperation of Production Capacity” by China, give full play to its own brand advantages, and actively explore overseas markets. Centring on the development roadmap of “optimizing traditional industry, strengthening the industry of energy conservation and environmental protection, expanding the limited and relevant diversified industries”, it will strengthen the development of the markets in the “One Belt One Road” area while strengthening its existing market. It will make innovations in business model, extend industrial chain, enhance after-sales services and vigorously develop the “EPC+M” business model. It will also strengthen its cost control, boost its refined management level and improve its profitability continuously.

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APPENDIX III	CNBM’S MANAGEMENT DISCUSSIONS AND ANALYSIS ON SINOMA GROUP’S PERFORMANCE

Cement

Despite the adverse conditions of serious overcapacity in the cement industry, the segment will follow the supply side structural reform and resolutely eliminate the production lines which have no competitiveness and have been loss-making for years. It will actively promote market integration, optimize the market presence, play synergies, and stabilize market prices. In addition, it will actively promote intelligent production and improve resource utilization efficiency, so as to save energy consumption and realize green development. It will proactively conduct global cooperation of production capacity and facilitate the overseas presence of the cement business.

High-tech materials

The segment will focus on market demand and actively implement its strategy of increasing product variety, improving quality and building brands supported by independent innovations, and increase effective supply, so as to constantly enhance its brand influence and increase market share. It will give full play to its advantage of resource integration and establish a full industrial chain and technological chain from the research and development to manufacturing of glass fiber and composite materials. It will actively explore the ways of “Overseas Expansion” and accelerate overseas investment.

10.	FOREIGN EXCHANGE RISK MANAGEMENT

Sinoma Group conducts its domestic business primarily in RMB, which is also its functional currency. However, overseas engineering projects and export of products are denominated in foreign currencies, primarily US dollars and Euro. Therefore, Sinoma Group bears the risks of fluctuations of exchange rate to a certain extent.

11.	EMPLOYEES AND REMUNERATION POLICY

Sinoma Group had 57,187, 56,256 and 58,637 employees at 31 December 2014, 2015 and 2016 respectively.

Sinoma has set up the Remuneration Committee under the Sinoma’s Board, which is responsible for formulating the remuneration policy and remuneration proposal for the executive directors of Sinoma and senior management of Sinoma in accordance with its terms of reference. The remuneration of the executive Sinoma Directors is determined and realised according to the service contracts of the Sinoma Directors as considered and approved at the general meeting and the operating performance of Sinoma. The remuneration of the non-executive Sinoma Directors, the independent non-executive Sinoma Directors and the Supervisors is determined and realized according to the service contracts of the non-executive directors, the independent non-executive directors and the supervisors of Sinoma as considered and approved at the general meeting. An annual salary system is implemented for senior management of majority-owned and wholly-owned subsidiaries of Sinoma, and the annual salary of which are determined according to company size and realised benefits. Sinoma adopts position-based remuneration system for general management staff, and their remuneration is determined according to the relative importance of the positions, the duties assumed in the positions and other factors. Various salary models such as piece rate and skill-based wage model are adopted for other employees based on the distinctive employee category and their job natures.

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APPENDIX IV	GENERAL INFORMATION

1.	RESPONSIBILITY STATEMENT

This circular, for which the CNBM Directors collectively and individually accept full responsibility, includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to CNBM. The CNBM Directors, having made all reasonable enquiries, confirm that to the best of their knowledge and belief the information contained in this circular is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this circular misleading.

2.	DISCLOSURE OF INTERESTS IN CNBM SHARES

I.	Interests of CNBM Directors

As at the Latest Practicable Date, so far as the directors, chief executive or supervisor of the CNBM are aware, none of the directors, chief executive or supervisors of CNBM has interests and short positions in the shares, underlying shares and/or debentures of CNBM and its associated corporations (within the meaning of Part XV of the SFO) which were required (a) to be notified to CNBM and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including interests or short positions which they are taken or deemed to have under such provisions of the SFO); or (b) pursuant to section 352 of the SFO, to be entered in the register referred to therein; or (c) pursuant to the Model Code of Securities Transactions by Directors of Listed Companies to be notified to the Company and the Stock Exchange.

Save as disclosed in the sections headed “II. Interests of CNBM Shareholders disclosable pursuant to the SFO” below, as at the Latest Practicable Date, none of the CNBM Directors or a proposed CNBM Director or employee which has an interest or short position in shares and underlying shares of CNBM which would fall to be disclosed to CNBM and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

II.	Interests of CNBM Shareholders disclosable pursuant to the SFO

As at the Latest Practicable Date, so far as is known to CNBM Directors, CNBM’s chief executive or CNBM’s supervisors, the following persons (other than a CNBM Director, chief executive or supervisor) had an interest or short position in the shares, underlying shares of CNBM (as the case may be) which would fall to be disclosed to CNBM and the Stock Exchange under the provisions of Division 2 and 3 of Part XV of the SFO or which were recorded in the register required to be kept by CNBM under Section 336 of the SFO or had otherwise notified CNBM are as follows:

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APPENDIX IV	GENERAL INFORMATION

					Percentage of	Percentage of
					the relevant class	total Share
			Number of		of Share Capital	Capital
Name of Shareholders	Capacity	Class of Shares	Shares held		(%)[1,6]	(%)[1,6]

CNBM Parent (Notes 2, 3)	Beneficial owner	Domestic Shares	504,991,734	(L)
	Interest of a	Domestic Shares	1,714,459,536	(L)	88.08	41.11
	controlled		2,219,451,270	(L)
	corporation
	Beneficial owner	H Shares	8,536,000	(L)	0.30	0.16

BNBMG (Note 2)	Beneficial owner	Domestic Shares	1,485,566,956	(L)	58.95	27.52

CNBM Trading (Note 2)	Beneficial owner	Domestic Shares	227,719,530	(L)	9.04	4.22

Cinda (Note 3)	Beneficial owner	Domestic Shares	138,432,308	(L)	5.49	2.56

Morgan Stanley (Note 4)	Interest of a	H Shares	209,293,535	(L)	7.26	3.87
	controlled		182,917,057	(S)	6.35	3.38
	corporation

BlackRock, Inc. (Note 5)	Interest of a	H Shares	194,825,135	(L)	6.76	3.60
	controlled		1,740,000	(S)	0.06	0.03
	corporation

*	Notes: (L) Long Position.

     (S) Short Position.

Notes:

1.	As at the Latest Practicable Date, CNBM’s total issued share capital comprises 5,399,026,262 shares, including 2,519,854,366 CNBM Domestic Shares and 2,879,171,896 CNBM H Shares.

2.	Of these 2,219,451,270 shares, 504,991,734 shares are directly held by CNBM Parent, the remaining 1,714,459,536 shares are deemed corporate interest indirectly held through BNBMG, CNBM Trading and Building Materials Academy. CNBM Trading and Building Materials Academy are wholly-owned subsidiaries of CNBM Parent. BNBMG is a subsidiary of CNBM Parent which directly and indirectly holds 100% of its equity interests, of which 70.04% is directly held and 29.96% is indirectly held through CNBM Trading. Under the SFO, CNBM Parent is deemed to own the shares directly held by BNBMG (1,485,566,956 shares), CNBM Trading (227,719,530 shares) and Building Materials Academy (1,173,050 shares).

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APPENDIX IV	GENERAL INFORMATION

3.	Pursuant to a share transfer agreement dated 31 December 2009 entered into between CNBM Parent and Cinda, Cinda agreed to transfer 49,000,000 CNBM Domestic Shares of CNBM to CNBM Parent (“First Transfer of Shares”). Pursuant to another share transfer agreement dated 15 December 2010 entered into between CNBM Parent and Cinda, Cinda agreed to transfer 12,800,137 CNBM Domestic Shares to CNBM Parent (“Second Transfer of Shares”). As the proposal in relation to bonus issue of shares on the basis of ten bonus shares for every ten shares held by shareholders of CNBM was passed at the 2010 annual general meeting of CNBM, CNBM Parent and Cinda entered into a supplemental agreement to the aforesaid two share transfer agreements on 31 August 2012, whereby Cinda agreed to adjust the 61,800,137 CNBM Domestic Shares transferred to CNBM Parent to 123,600,274 CNBM Domestic Shares. Consequently, under the SFO, CNBM Parent was deemed to own 2,343,051,544 CNBM Domestic Shares (representing 92.98% in the domestic share capital and 43.39% in the total share capital) and Cinda was deemed to own 14,832,034 CNBM Domestic Shares (representing 0.58% in the domestic share capital and 0.27% in the total share capital). As at the date of this circular, the formalities in respect of the share transfer registration of the aforementioned transactions of shares with the China Securities Depository and Clearing Corporation Limited had not yet been completed.

4.	Morgan Stanley was deemed to hold interests in a total of 209,293,535 H Shares (long position) and 182,917,057 H Shares (short position) in CNBM by virtue of its control over the following indirect wholly-owned subsidiaries, which held direct interests in CNBM:

4.1	Morgan Stanley & Co. International plc held 182,995,320 H Shares (long position) and 98,805,400 H Shares (short position) in CNBM.

4.2	Morgan Stanley & Co. LLC held 15,677,150 H Shares (long position) and 80,127,054 H Shares (short position) in CNBM.

4.3	Morgan Stanley Capital Services LLC held 10,621,065 H Shares (long position) and 3,984,603 H Shares (short position) in CNBM.

The entire interest and short position of Morgan Stanley in CNBM included 68,404,677 H Shares (long position) and 49,129,636 H Shares (short position) were held through derivatives as follows:

16,400,000 H Shares (long position) and 9,030,000 H Shares (short position)	–	through physically settled derivatives (listed)

1,000,000 H Shares (long position) and 1,000,000 H Shares (short position)	–	through physically settled derivatives (unlisted)

51,004,677 H Shares (long position) and 39,099,636 H Shares (short position)	–	through cash settled derivatives (unlisted)

5.	BlackRock, Inc. was deemed to hold interests in a total of 194,825,135 H Shares (long position) and 1,740,000 H Shares (short position) in CNBM by virtue of its control over the following indirect wholly-owned subsidiaries, which held direct interests in CNBM:

5.1	BlackRock Investment Management, LLC held 1,094,536 H Shares (long position) in CNBM.

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APPENDIX IV	GENERAL INFORMATION

5.2	BlackRock Financial Management, Inc. held 1,104,000 H Shares (long position) in CNBM.

5.3	BlackRock Institutional Trust Company, National Association held 34,663,279 H Shares (long position) and 1,740,000 H Shares (short position) in CNBM.

5.4	BlackRock Fund Advisors held 49,952,000 H Shares (long position) in CNBM.

5.5	BlackRock Advisors, LLC held 2,804,000 H Shares (long position) in CNBM.

5.6	BlackRock Japan Co., Ltd. held 27,478,452 H Shares (long position) in CNBM.

5.7	BlackRock Asset Management Canada Limited held 572,000 H Shares (long position) in CNBM.

5.8	BlackRock Investment Management (Australia) Limited held 764,000 H Shares (long position) in CNBM.

5.9	BlackRock Asset Management North Asia Limited held 1,767,062 H Shares (long position) in CNBM.

5.10	BlackRock (Netherlands) B.V. held 464,000 H Shares (long position) in CNBM.

5.11	BlackRock Advisors (UK) Limited held 1,503,834 H Shares (long position) in CNBM.

5.12	BlackRock International Limited held 1,396,000 H Shares (long position) in CNBM.

5.13	BlackRock Asset Management Ireland Limited held 18,473,327 H Shares (long position) in CNBM.

5.14	BLACKROCK (Luxembourg) S.A. held 13,286,000 H Shares (long position) in CNBM.

5.15	BlackRock Investment Management (UK) Limited held 16,079,561 H Shares (long position) in CNBM.

5.16	BlackRock Fund Managers Limited held 22,852,487 H Shares (long position) in CNBM.

5.17	BlackRock Life Limited held 464,597 H Shares (long position) in CNBM.

5.18	BlackRock (Singapore) Limited held 92,000 H Shares (long position) in CNBM.

5.19	BlackRock Asset Management (Schweiz) AG held 14,000 H Shares (long position) in CNBM.

The entire interest and short position of BlackRock, Inc. in CNBM included 58,000 H Shares (long position) and 1,740,000 H Shares (short position) were held through derivatives as follows:

58,000 H Shares (long position) and 1,740,000 H Shares (short position)	–	through cash settled derivatives (unlisted)

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APPENDIX IV	GENERAL INFORMATION

6.	All the above percentages are calculated by rounding to two decimal places.

Save as disclosed above, as at the Latest Practicable Date, CNBM has not been notified by any persons who have interests or short positions in the shares or underlying shares of CNBM which would fall to be disclosed to CNBM under the provisions of Divisions 2 and 3 of Part XV of the SFO, or which were recorded in the register required to be kept by the Company under Section 336 of the SFO.

3.	MATERIAL CONTRACTS

The following contracts (being contracts not entered into in the ordinary course of business) have been entered into by members of the Enlarged Group from the date two years immediately before the date of the Joint Announcement up to and including the Latest Practicable Date and which are or may be material:

In respect of CNBM Group:

(i)	a framework agreement dated 13 October 2015 entered into between Beijing New Building Material Public Limited Company (“BNBM”) and Taishan Gypsum Company Limited (“Taishan Gypsum”, a 65%-owned, directly and indirectly, subsidiary of BNBM) minority shareholders in relation to the acquisition of the 35% equity interest in Taishan Gypsum held by Taishan Gypsum minority shareholders collectively through a private issuance of BNBM shares to Taishan Gypsum minority shareholders, pursuant to which BNBM will directly and indirectly hold 100% equity interest in Taishan Gypsum and Taishan Gypsum minority shareholders will become shareholders of BNBM;

(ii)	supplemental agreements dated 15 January 2016 and 25 January 2016 entered into between BNBM and Taishan Gypsum minority shareholders respectively in relation to the framework agreement dated 13 October 2015, pursuant to which the parties agreed that the transaction price of the target assets (i.e. 35% of the equity interests of Taishan Gypsum) shall be RMB4,195,499,000 and Taishan Gypsum minority shareholders agreed to provide compensation for the contingent risks arising from the acquisition of the target assets and lock up the 97,590,590 BNBM shares acquired. The transaction has been completed as at the Latest Practicable Date;

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APPENDIX IV	GENERAL INFORMATION

(iii)	a finance lease agreement dated 25 April 2016 entered into among Lincheng Zhonglian Fushi Cement Company Limited, Nanjing Zhonglian Cement Company Limited, Tai’an Zhonglian Cement Company Limited, Tengzhou Zhonglian Cement Company Limited, Xintai Zhonglian Taifeng Cement Company Limited, Xuzhou Zhonglian Cement Company Limited, Jingang (Group) Baishan Cement Company Limited, Jiamusi North Cement Company Limited, Huanan Branch, Liaoyuan Weijin Jingang Cement Company Limited, Yichun North Cement Company Limited, Guizhou Delong Cement Company Limited, Jiahua Special Cement Company Limited, Jiahua Cement Plant, Yunnan Pu’er Southwest Cement Company Limited and Sichuan Wangcang Southwest Cement Company Limited (each a “Lessee” and collectively “Lessees”), CNBM and Industrial Bank Financial Leasing Co., Ltd. (“IBFL”), pursuant to which the Lessees will sell, and IBFL will purchase, the assets to be transferred by the Lessees to IBFL, and leased back by IBFL to the Lessees and CNBM with an aggregate net asset value of RMB3,175,889,371 as at 31 March 2016 (“Leased Assets”) at an consideration of RMB3 billion; and the Leased Assets will be leased back to each relevant Lessee and the CNBM jointly for the lease period;

(iv)	a cooperation agreement dated 7 December 2016 entered into between South Graphite Co., Ltd. (a company 50% owned by CNBM Investment Company Limited, a wholly-owned subsidiary of CNBM) and CNBM United Investment Co., Ltd., pursuant to which the parties agreed to establish a joint venture, i.e. South Graphite New Material Co., Ltd. in the PRC. The transaction has been completed as at the Latest Practicable Date;

(v)	a transfer contract of state-owned land use rights dated 18 January 2017 entered into between China Triumph International Engineering Company Limited (“China Triumph”, a 91% directly-owned subsidiary of CNBM) and Bengbu China Optoelectronics Technology Co., Ltd. (“Bengbu COE”, a 55% indirectly-owned subsidiary of CNBM Parent), pursuant to which China Triumph agreed to transfer the land use rights of the land to Bengbu COE at a consideration of RMB65.05 million. The transaction has been completed as at the Latest Practicable Date;

(vi)	a capital contribution agreement dated 23 January 2017 entered into between China Composites Group Corporation Limited (a 100% directly-held subsidiary of CNBM), Lianyungang Yingyou Textile Machinery Group Co., Ltd., Jiangsu Aoshen and CNBM United Investment Co., Ltd. (a 100% directly-held subsidiary of CNBM Parent) pursuant to which parties to the capital contribution agreement should make a capital contribution to Zhongfu Shenying in cash at a consideration of RMB107,238,606. The transaction has been completed as at the Latest Practicable Date;

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APPENDIX IV	GENERAL INFORMATION

(vii)	an agreement dated 7 February 2017 entered into among China Triumph, Anhui Huagang Photoelectric Materials Technology Group Co., Ltd. (“Huagang Group”), Bengbu Design & Research Institute for Glass Industry (“Bengbu Institute”) and Luoyang Glass Company Limited (“Luoyang Glass”, a subsidiary of CNBM Parent indirectly controlled by CNBM Parent through Triumph Group as to 33.04%) pursuant to which China Triumph, Huagang Group and Bengbu Institute have conditionally agreed to sell and Luoyang Glass has conditionally agreed to purchase, an aggregate of 100% equity interest in Tongcheng New Energy Materials Company Limited at a consideration of RMB247,266,100 (subject to adjustment);

(viii)	a supplemental agreement dated 21 April 2017 entered into among each of the Lessees, CNBM and IBFL, pursuant to which (1) the lease period under each finance lease agreement will be extended from one year to three years commencing on the relevant lease inception date; and (2) the aggregate lease consideration payable by the Lessees and CNBM comprises the aggregate lease interest and the aggregate lease principal in the amount of RMB3 billion. Save as what set out in the supplemental agreement, the finance lease agreements dated 25 April 2016 remain in full force;

(ix)	a supplemental agreement on asset acquisition by share issuance (“Supplemental SPA”) and a supplemental profit guarantee indemnity agreement (“Supplemental PGIA”) dated 7 August 2017 entered into among China Triumph, Huagang Group, Bengbu Institute and Luoyang Glass, pursuant to which the consideration under the original agreement on asset acquisition by share issuance (“Original SPA”) and original profit guarantee indemnity agreement (“Original PGIA”) dated 7 February 2017 is adjusted. The Supplemental SPA and Supplemental PGIA will become effective upon the Original SPA and Original PGIA becoming effective. Save as what set out in the Supplemental SPA and Supplemental PGIA, the terms of the Original SPA and Original PGIA remain unchanged;

(x)	an equity transfer agreement dated 18 August 2017 entered into between North Cement Company Limited (“North Cement”, a 70% owned subsidiary of CNBM) and Mudanjiang North Cement Company Limited (“MNC”) pursuant to which North Cement has agreed to purchase and MNC has agreed to sell the equity interests in 19 subsidiaries of MNC;

(xi)	an equity transfer agreement dated 18 August 2017 entered into between North Cement and Liaoyuan Jingang Cement (Group) Company Limited (“Jingang Group”) pursuant to which North Cement has agreed to purchase and Jingang Group has agreed to sell the equity interests in MNC. The transaction has been completed as at the Latest Practicable Date; and

(xii)	the Merger Agreement.

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APPENDIX IV	GENERAL INFORMATION

In respect of Sinoma Group:

(i)	a finance lease agreement dated 25 December 2015 entered into between Xinjiang Tianshan Cement Co., Ltd. (“Tianshan Cement”, a 35.49%-owned subsidiary of Sinoma) and Bank of Communications Financial Leasing CO., Ltd. (“Bocom Financial Leasing”), pursuant to which (a) Tianshan Cement will sell and Bocom Financial Leasing will purchase, the fixed assets to be transferred by Tianshan Cement to Bocom Financial Leasing at an aggregate consideration of RMB300,000,000; (b) Bocom Financial Leasing will lease back the aforesaid assets to Tianshan Cement for a period of approximately 36 months at an estimated aggregate lease consideration of RMB320,840,625; and (c) Tianshan Cement will pay a non- refundable consultancy service fee of RMB8,400,000 to Bocom Financial Leasing;

(ii)	a joint finance lease agreement dated 25 December 2015 entered into among Tianshan Cement, Xinjiang Fukang Tianshan Cement Co., Ltd. (“Fukang Tianshan”, a wholly- owned subsidiary of Tianshan Cement) and Zhongyuan Financial Leasing (Shanghai) Co., Ltd. (“Zhongyuan Financial Leasing”), pursuant to which (a) Tianshan Cement and Fukang Tianshan, being the lessees, will sell, and Zhongyuan Financial Leasing, being the lessor, will purchase, the fixed assets to be transferred by Fukang Tianshan to Zhongyuan Financial Leasing at an aggregate consideration of RMB270,000,000; and (b) Zhongyuan Financial Leasing will lease back the aforesaid assets to Tianshan Cement and Fukang Tianshan for a period of 24 months at an estimated aggregate lease consideration of RMB298,174,651.38;

(iii)	an equipment procurement contract (“Equipment Procurement Contract”) dated 23 February 2016 entered into between Sinoma Science & Technology Co., Ltd. (“Sinoma Science & Technology”, a 60.24%-owned subsidiary of Sinoma) and DaLian Rubber & Plastics Machinery Co., Ltd. (“DaLian Rubber & Plastics”), pursuant to which DaLian Rubber & Plastics has agreed to sell 2 lithium membrane production lines with a single capacity of 60 million square meters and ancillary engineering to a company contemplated to be established under the Equipment Procurement Contract and to be in charge of the overall graphic design of plant area and the design of factories for the relevant construction project, with the aggregate consideration thereunder being RMB277.90 million;

(iv)	a promoters’ agreement dated 3 March 2016 entered into among Sinoma Science & Technology, Nanjing Fiberglass R&D Institute Co., Ltd. (“NRDI”, a wholly-owned subsidiary of Sinoma Science & Technology) and Tengzhou Yingke Hezhong Investment Management Centre (Limited Partnership) (“Yingke Hezhong”), pursuant to which Sinoma Science & Technology, NRDI and Yingke Hezhong have agreed to establish a joint venture company in the PRC that proposed to be named as Sinoma Lithium Membrane Co. Ltd. (“Lithium Membrane Company”) with a registered capital of RMB0.3 billion, and Sinoma Science & Technology and the NRDI shall contribute RMB160 million and RMB100 million in cash to Lithium Membrane Company respectively;

– IV–8 –

APPENDIX IV	GENERAL INFORMATION

(v)	a sale and purchase contract in relation to leaseback dated 24 June 2016 entered into between Fukang Tianshan and Greatwall Guoxing Finance Leasing Company Limited (“Lessor”), pursuant to which Fukang Tianshan agreed to sell the production equipment to the Lessor at a total consideration of RMB300,000,000;

(vi)	a leaseback contract (“Leaseback Contract”) dated 24 June 2016 entered into between Fukang Tianshan and the Lessor, pursuant to which (a) the Lessor has agreed to leaseback the aforementioned production equipment to Fukang Tianshan for a period of 36 months with an aggregate lease consideration payable by Fukang Tianshan to the Lessor to be determined with reference to the principal amounts, being RMB300,000,000 and the lease interest which is expected to be RMB22,286,193.29; and (b) Fukang Tianshan will pay a non-refundable handling fee of RMB9,900,000 (inclusive of added-value tax) to the Lessor;

(vii)	a mortgage contract dated 24 June 2016 entered into between Fukang Tianshan and the Lessor, pursuant to which Fukang Tianshan agreed and the Lessor agreed to accept Fukang Tianshan to mortgage certain cement production equipment, houses and lands of Fukang Tianshan to guarantee its liability to the Lessor under the Leaseback Contract, with guarantee amount thereof being RMB322,286,193.29;

(viii)	a share subscription contract dated 28 September 2016 entered into between Sinoma and Tianshan Cement, pursuant to which Sinoma has agreed to subscribe for no more than 167,638,483 A Shares (inclusive) at the subscription price as stipulated therein, of which the aggregate consideration shall be no more than RMB1,150 million (inclusive);

(ix)	finance lease contracts (“Kuche Finance Lease Contracts”) dated 18 November 2016 entered into among Tianshan Cement, Kuche Tianshan Cement Co., Ltd. (“Kuche Tianshan”, a subsidiary of Tianshan Cement) and Taiping & Sinopec Financial Leasing Co., Ltd. (“Taiping & Sinopec”), pursuant to which (a) Tianshan Cement and Kuche Tianshan agreed to sell and Taiping & Sinopec agreed to purchase the equipment, structures and ancillary facilities to be transferred by Tianshan Cement and Kuche Tianshan to Taiping & Sinopec at an aggregate consideration of RMB645,000,000; (b) Taiping & Sinopec agreed to lease back the aforesaid assets to Tianshan Cement and Kuche Tianshan for a period of 60 months at an estimated aggregate lease consideration of RMB719,920,983.96; and (c) Tianshan Cement and Kuche Tianshan agreed to pay a non-refundable handling fee of RMB7,740,000 to Taiping & Sinopec;

(x)	guarantee contracts dated 18 November 2016 entered into between Sinoma and Taiping & Sinopec, pursuant to which Sinoma agrees to provide Taiping & Sinopec with an irrevocable joint liability guarantee for Tianshan Cement and Kuche Tianshan’s obligations and responsibilities under Kuche Finance Lease Contracts;

– IV–9 –

APPENDIX IV	GENERAL INFORMATION

(xi)	a finance lease contract (“Aksu Finance Lease Contract”) dated 18 November 2016 entered into among Tianshan Cement, Aksu Tianshan Duolang Cement Co., Ltd. (“Aksu Tianshan”, a subsidiary of Tianshan Cement) and Taiping & Sinopec, pursuant to which (a) Tianshan Cement and Aksu Tianshan agreed to sell and Taiping & Sinopec agreed to purchase the equipment, structures and ancillary facilities to be transferred by Tianshan Cement and Aksu Tianshan to Taiping & Sinopec at an aggregate consideration of RMB355,000,000; (b) Taiping & Sinopec agreed to lease back the aforesaid assets to Tianshan Cement and Aksu Tianshan for a period of 60 months at an estimated aggregate lease consideration of RMB396,235,580.31; and (iii) Tianshan Cement and Aksu Tianshan agreed to pay a non- refundable handling fee of RMB4,260,000 to Taiping & Sinopec;

(xii)	a guarantee contract dated 18 November 2016 entered into between Sinoma and Taiping & Sinopec, pursuant to which Sinoma agrees to provide Taiping & Sinopec with an irrevocable joint liability guarantee for Tianshan Cement and Aksu Tianshan’s obligations and responsibilities under Aksu Finance Lease Contracts;

(xiii)	a capital increase agreement dated 30 December 2016 entered into between Taishan Fiberglass Inc. (“CTG”, a subsidiary of Sinoma) and Zoucheng Municipal Asset Operation Co., Ltd. (“Asset Operation Company”), pursuant to which CTG has agreed to make a capital contribution to Taishan Fiberglass Zoucheng Co., Ltd. (“Zoucheng Company”) in the amount of RMB350 million in cash. Upon completion of the capital increase, the registered capital of Zoucheng Company shall be RMB1,151,291,614 and Zoucheng Company shall be held as to 91.18% and 8.82% by CTG and Asset Operation Company, respectively;

(xiv)	an equipment procurement contract dated 24 January 2017 entered into between Lithium Membrane Company and DaLian Rubber & Plastics, pursuant to which DaLian Rubber & Plastics has agreed to sell 2 wet process lithium battery membrane production lines and the auxiliary facilities thereof to Lithium Membrane Company, with the aggregate consideration thereunder being RMB303 million;

(xv)	a finance lease contract (“Yecheng Finance Lease Contract”) dated 15 May 2017 entered into between Yecheng Tianshan Cement Co., Ltd. (“Yecheng Tianshan”, a subsidiary of Tianshan Cement) and China Reform Financial Leasing Co., Ltd. (“China Reform”), pursuant to which (a) Yecheng Tianshan agreed to sell and China Reform agreed to purchase certain equipment and the substitutes, attachments, additives, renovation and ancillary facilities thereof to be transferred by Yecheng Tianshan to China Reform at an aggregate consideration of RMB500,000,000; (b) China Reform agreed to lease back the aforesaid assets to Yecheng Tianshan for a period of 36 months at an estimated aggregate lease consideration of RMB538,544,270.82; and (c) Yecheng Tianshan agreed to pay a non-refundable handling fee of RMB11,500,000 to China Reform;

– IV–10 –

APPENDIX IV	GENERAL INFORMATION

(xvi)	a guarantee contract dated 15 May 2017 entered into between Tianshan Cement and China Reform, pursuant to which Tianshan Cement shall provide China Reform with an irrevocable joint liability guarantee for Yecheng Tianshan’s obligations and responsibilities under the Yecheng Finance Lease Contract; and

(xvii)	the Merger Agreement.

4.	MATERIAL LITIGATION

As at the Latest Practicable Date, save as disclosed below, none of the members of the Enlarged Group was engaged in any litigation of material importance and there was no litigation or claim of material importance known to the CNBM Directors to be pending or threatened by or against any member of the Enlarged Group.

In respect of CNBM Group:

References are made to the overseas regulatory announcement of CNBM dated 30 May 2010 in respect of an announcement released by BNBM, relating to the gypsum board incident in the United States and the information on subsequent development of the gypsum board litigation in the United States set out in the announcements dated 18 July 2014, 20 August 2014, 13 February 2015, and 13 March 2015, the 2014 annual report, the 2015 interim report, the 2015 third-quarterly report and the 2015 annual report, the 2016 interim report, the 2016 annual report and the announcement dated 22 June 2017 of CNBM.

In June 2017, having considered factors including costs of litigation and potential impact on other gypsum board litigation to which BNBM and/or Taishan Gypsum are parties, each of BNBM and Taishan Gypsum has reached settlement with the plaintiffs of one of the gypsum board cases, namely Lennar Homes, LLC and U.S. Home Corporation (the “Lennar”). According to terms of settlement, BNBM and Taishan Gypsum have agreed to pay Lennar US$500,000 and US$6,000,000, respectively. The litigations filed by Lennar against BNBM and Taishan Gypsum have been closed.

CNBM, BNBM and Taishan Gypsum have respectively engaged domestic and overseas lawyers to consider and assess the litigation strategy and defence, as well as its impact on each of the parties above. CNBM will make further disclosure as and when necessary or appropriate based on the progress of the litigation.

– IV–11 –

APPENDIX IV	GENERAL INFORMATION

In respect of Sinoma Group:

Sinoma Equipment & Engineering Corp., Ltd. (“Sinoma E&E”, a subsidiary of Sinoma) filed a civil action to the court in respect of its sales contract disputes with SinoSteel Guangdong Co., Ltd., and appealed to the court in respect of the first instance judgement received. Sinoma E&E filed an action against SinoSteel Guangdong Co., Ltd. to the court again on the basis of unjust enrichment after receiving the second instance judgement of this case, and the first instance judgement thereof had been made by the court. Sinoma E&E had appealed to the court in this regard, which had been accepted by the court.

5.	SERVICE CONTRACTS

None of the CNBM Directors has entered into a service contract with any member of the Enlarged Group (excluding contracts expiring or determinable within one year without payment of compensation (other than statutory compensation)).

6.	OTHER INTERESTS OF THE CNBM DIRECTORS

As at the Latest Practicable Date:

(a)	none of the CNBM Directors had any direct or indirect interest in any assets which have been, since 31 December 2016, the date of the latest published audited accounts of CNBM, acquired or disposed of by or leased to any member of the Enlarged Group, or are proposed to be acquired or disposed of by or leased to any member of the Enlarged Group;

(b)	none of the CNBM Directors was materially interested in any contract or arrangement entered into by any member of the Enlarged Group which is subsisting as at the date of this circular and which is significant in relation to the business of the Enlarged Group; and

(c)	none of the CNBM Directors and their associates had any competing interest, in a business which competes or is likely to compete either directly or indirectly, with the business of the Enlarged Group.

– IV–12 –

APPENDIX IV	GENERAL INFORMATION

7.	EXPERTS

The names and qualifications of the professional advisers who have been named in this circular or given their opinion or advice which are contained in this circular are set forth below:

Name	Qualification

Halcyon Capital Limited	a licensed corporation under the SFO, licensed for Type 6 (advising on corporate finance) regulated activities

Baker Tilly Hong Kong Limited	Certified Public Accountants

(the “Experts”)

As at the Latest Practicable Date, each of the Experts did not have:

(a)	any direct or indirect interest in any assets which have been acquired or disposed of by or leased to any member of CNBM, or are proposed to be acquired or disposed of by or leased to any member of CNBM since 31 December 2016, being the date to which the latest published audited consolidated financial statements of the CNBM Group were made up; and

(b)	any shareholding in any member of the CNBM Group or the right (whether legally enforceable or not) to subscribe for or to nominate persons to subscribe for securities in any member of the CNBM Group.

Each of the Experts has given and has not withdrawn its consent to the issue of this circular with the inclusion of its letter and reference to its name in the form and context in which they respectively appear.

8.	OTHER INFORMATION

(a)	CNBM has joint company secretaries, namely Mr. Chang Zhangli and Ms. Lo Yee Har Susan.

Mr. Chang is the vice president, a secretary to the CNBM’s Board and an executive director of CNBM. Mr. Chang has over 20 years’ experience in handling listing-related matters for listed companies, has participated in all major matters relating to the global offering of the shares of CNBM and listing of shares of CNBM on the Stock Exchange.

– IV–13 –

APPENDIX IV	GENERAL INFORMATION

Ms. Lo is an executive director of Corporate Services Department of Tricor Services Limited and a fellow member of both the Institute of Chartered Secretaries and Administrators and the Hong Kong Institute of Chartered Secretaries. Ms. Lo has over 20 years of experience in the company secretarial area. She has served in a number of companies listed on the Stock Exchange. She is currently the joint company secretary of several companies listed on the Stock Exchange.

(b)	The address of the registered office and principal place of business of CNBM is located at Tower 2 (Building B), Guohai Plaza, 17 Fuxing Road, Haidian District, Beijing, the PRC. The address of CNBM’s principal place of business in Hong Kong is at Level 54, Hopewell Centre, 183 Queen’s Road East.

(c)	In case of inconsistency, the English version of this circular shall prevail over the Chinese version.

9.	DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents are available for inspection from the date of this circular until the date of the CNBM EGM (both days inclusive) at the principal place of business in Hong Kong of CNBM at Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong during normal business hours (i.e. from 9:30 a.m. to 5:30 p.m. on any weekday, except public holidays):

(a)	the articles of association of CNBM;

(b)	the published annual reports of CNBM including the audited accounts for each of three financial years ended 31 December 2014, 2015 and 2016, and the interim report of CNBM for the six months ended 30 June 2017;

(c)	the letter from CNBM’s Board, the full text of which is set out in this circular from pages 12 to 40;

(d)	the letter from the CNBM Independent Board Committee, the full text of which is set out in this circular from pages 41 to 42;

(e)	the letter from the CNBM Independent Financial Adviser, the full text of which is set out in this circular from pages 43 to 86;

(f)	the letter of consent from each of the Experts;

– IV–14 –

APPENDIX IV	GENERAL INFORMATION

(g)	the report on the unaudited pro forma financial information of the Enlarged Group, the full text of which is set out in Appendix II to this circular;

(h)	the material contracts referred to in the paragraph headed “Material contracts” in this Appendix; and

(i)	this circular.

– IV–15 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

Proposed amendments to the Articles of Association of CNBM

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

1	3.4

Shares issued by the Company to domestic investors for subscription in Renminbi are called domestic shares. Shares issued by the Company to foreign investors for subscription in a foreign currency are called foreign shares. Foreign shares listed outside overseas are called overseas listed foreign shares.

Both the holders of domestic shares and overseas listed foreign shares are the shareholders of ordinary shares, and have the same rights and obligations.

Upon the approval of the State Council or the securities regulatory authority authorized by the State Council, and in accordance with relevant regulations of the Stock Exchange, domestic shares of the Company may be converted to overseas listed foreign shares.

Shares issued by the Company to domestic investors for subscription in Renminbi are called domestic shares. Shares issued by the Company to foreign investors for subscription in a foreign currency are called foreign shares. Foreign shares listed overseas are called overseas listed foreign shares. Foreign shares which are unlisted overseas are called unlisted foreign shares.

“Foreign currency” as referred in the preceding paragraph shall include the legal tenders of other countries or territories, other than Renminbi, which are recognised by the foreign exchange competent authority of the State for payment of share subscription monies to the Company.

Shares issued by the Company to domestic investors for subscription in Renminbi are called domestic shares. Shares issued by the Company to foreign investors for subscription in a foreign currency are called foreign shares. Foreign shares listed overseas are called overseas listed foreign shares. Foreign shares which are unlisted overseas are called unlisted foreign shares.

“Foreign currency” as referred in the preceding paragraph shall include the legal tenders of other countries or territories, other than Renminbi, which are recognised by the foreign exchange competent authority of the State for payment of share subscription monies to the Company.

– V–1 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			Overseas listed foreign shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (“Stock Exchange”) , the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars shall be referred to as “H Shares”.	Overseas listed foreign shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (“Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars shall be referred to as “H Shares”.

			Domestic shares and unlisted foreign shares are referred to as unlisted shares. Unless otherwise provided in laws or regulations to the contrary of these Articles of Association, domestic shares and unlisted foreign shares shall be deemed to be the same class of shares.	Domestic shares and unlisted foreign shares are referred to as unlisted shares. Unless otherwise provided in laws or regulations to the contrary of these Articles of Association, domestic shares and unlisted foreign shares shall be deemed to be the same class of shares.

			The holders of domestic shares, unlisted foreign shares and overseas listed foreign shares are the shareholders of ordinary shares, and have the same rights and obligations.	The holders of domestic shares, unlisted foreign shares and overseas listed foreign shares are the shareholders of ordinary shares, and have the same rights and obligations.

– V–2 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			Upon the approval of the State Council or the securities regulatory authority authorized by the State Council, and in accordance with relevant regulations of ~~the Hong Kong Stock Exchange~~ overseas stock exchange, ~~domestic shares~~ unlisted shares of the Company may be converted to overseas listed foreign shares. Listing and trading of such shares on overseas stock exchange shall also comply with the regulatory procedures, provisions and requirements of overseas securities market. No class meeting of shareholders is required to be convened for voting in respect of the trading of such shares on an overseas stock exchange.	Upon the approval of the State Council or the securities regulatory authority authorized by the State Council, and in accordance with relevant regulations of overseas stock exchange, unlisted shares of the Company may be converted to overseas listed foreign shares. Listing and trading of such shares on overseas stock exchange shall also comply with the regulatory procedures, provisions and requirements of overseas securities market. No class meeting of shareholders is required to be convened for voting in respect of the trading of such shares on an overseas stock exchange.

– V–3 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

2	3.6	As approved by the securities regulatory authority of the State Council, the Company issued additional 1,311,753,131 H shares upon its establishment, during which the holders of State-owned shares downsize their holdings in the Company by 127,832,817 shares, and such shares were subsequently converted into H shares.	As approved by the securities regulatory authority of the State Council, the Company issued additional 1,311,753,131 H shares upon its establishment, during which the holders of State-owned shares downsize their holdings in the Company by 127,832,817 shares, and such shares were subsequently converted into H shares.	As approved by the securities regulatory authority of the State Council, the Company issued additional 1,311,753,131 H shares upon its establishment, during which the holders of State-owned shares downsize their holdings in the Company by 127,832,817 shares, and such shares were subsequently converted into H shares.

– V–4 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

		Upon completion of the aforesaid issue of H shares, the Company’s share capital structure was as follows: 2,699,513,131 ordinary shares , of which 333,481,261 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 742,783,478 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 113,859,765 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 69,216,154 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 586,525 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 1,439,585,948 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.	Upon completion of the aforesaid issue of H shares, the Company’s share capital structure was as follows: 2,699,513,131 ordinary shares, of which 333,481,261 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 742,783,478 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 113,859,765 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 69,216,154 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 586,525 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 1,439,585,948 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.	Upon completion of the aforesaid issue of H shares, the Company’s share capital structure was as follows: 2,699,513,131 ordinary shares, of which 333,481,261 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 742,783,478 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 113,859,765 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 69,216,154 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 586,525 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 1,439,585,948 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.

– V–5 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

		Upon distribution of bonus shares to the existing shareholders, the Company’s share capital structure was as follows: 5,399,026,262 ordinary shares, of which 666,962,522 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 1,485,566,956 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 227,719,530 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 138,432,308 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 1,173,050 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 2,879,171,896 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.	Upon distribution of bonus shares to the existing shareholders, the Company’s share capital structure was as follows: 5,399,026,262 ordinary shares, of which 666,962,522 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 1,485,566,956 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 227,719,530 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 138,432,308 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 1,173,050 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 2,879,171,896 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.	Upon distribution of bonus shares to the existing shareholders, the Company’s share capital structure was as follows: 5,399,026,262 ordinary shares, of which 666,962,522 shares were held by China National Building Material Group Corporation, a promoter of the Company, representing 12.35% of the Company’s total ordinary shares in issue; 1,485,566,956 shares were held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 27.52% of the Company’s total ordinary shares in issue; 227,719,530 shares were held by China National Building Material Import and Export Company, a promoter of the Company, representing 4.22% of the Company’s total ordinary shares in issue; 138,432,308 shares were held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 2.56% of the Company’s total ordinary shares in issue; 1,173,050 shares were held by China Building Materials Academy, a promoter of the Company, representing 0.02% of the Company’s total ordinary shares in issue; and 2,879,171,896 shares were held by holders of H shares, representing 53.33% of the Company’s total ordinary shares in issue.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			The merger by absorption of China National Materials Company Limited (“Sinoma”) by the Company by way of issue of 989,525,898 H shares to the holders of H shares of Sinoma and issue of 2,046,218,502 unlisted shares to the holders of unlisted shares of Sinoma.	The merger by absorption of China National Materials Company Limited (“Sinoma”) by the Company by way of issue of 989,525,898 H shares to the holders of H shares of Sinoma and issue of 2,046,218,502 unlisted shares to the holders of unlisted shares of Sinoma.

			Upon completion of the said merger by absorption , the Company’s share capital structure will be as follows: 8,434,770,662 ordinary shares , of which 4,454,898,63 3 shares will be domestic shares, representing 52.82% of the Company’s total ordinary shares in issue, among which 666,962,522 shares will be held by China National Building Material Group Corporation, a promoter of the Company, representing 7.91% of the Company’s total ordinary shares in issue; 1,485,566,956 shares will be held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 17.61%	Up on completion of the said merger by absorption, the Company’s share capital structure will be as follows: 8,434,770,662 ordinary shares, of which 4,454,898,633 shares will be domestic shares, representing 52.82% of the Company’s total ordinary shares in issue, among which 666,962,522 shares will be held by China National Building Material Group Corporation, a promoter of the Company, representing 7.91% of the Company’s total ordinary shares in issue; 1,485,566,956 shares will be held by Beijing New Building Material Group Company Limited, a promoter of the Company, representing 17.61%

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			of the Company’s total ordinary shares in issue; 227,719,530 shares will be held by China National Building Material Import and Export Company, a promoter of the Company, representing 2.70% of the Company’s total ordinary shares in issue; 410,252,200 shares will be held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 4.86% of the Company’s total ordinary shares in issue; 1,173,050 shares will be held by China Building Materials Academy, a promoter of the Company, representing 0.01% of the Company’s total ordinary shares in issue; 1,663,224,375 shares will be held by other holders of domestic shares, representing 19.72% of the Company’s total ordinary shares in issue; 111,174,235 shares will be unlisted foreign shares, representing 1.32% of the Company’s total ordinary shares in issue; and 3,868,697,794 shares will be H shares, representing 45.87% of the Company’s total ordinary shares in issue.	of the Company’s total ordinary shares in issue; 227,719,530 shares will be held by China National Building Material Import and Export Company, a promoter of the Company, representing 2.70% of the Company’s total ordinary shares in issue; 410,252,200 shares will be held by China Cinda Asset Management Co., Ltd., a promoter of the Company, representing 4.86% of the Company’s total ordinary shares in issue; 1,173,050 shares will be held by China Building Materials Academy, a promoter of the Company, representing 0.01% of the Company’s total ordinary shares in issue; 1,663,224,375 shares will be held by other holders of domestic shares, representing 19.72% of the Company’s total ordinary shares in issue; 111,174,235 shares will be unlisted foreign shares, representing 1.32% of the Company’s total ordinary shares in issue; and 3,868,697,794 shares will be H shares, representing 45.87% of the Company’s total ordinary shares in issue.

3	3.9	The Company’s registered capital is RMB5,399,026,262.	The Company’s registered capital is RMB8,434,770,662 ~~5,399,026,262.~~	The Company’s registered capital is RMB8,434,770,662.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

4	6.12	Any shareholder who is registered in, or any person who requests to have his name entered in, the register of shareholders may, if his share certificate (the “original certificate”) is lost, apply to the Company for a replacement share certificate in respect of such shares (the “relevant shares”).	Any shareholder who is registered in, or any person who requests to have his name entered in, the register of shareholders may, if his share certificate (the “original certificate”) is lost, apply to the Company for a replacement share certificate in respect of such shares (the “relevant shares”).	Any shareholder who is registered in, or any person who requests to have his name entered in, the register of shareholders may, if his share certificate (the “original certificate”) is lost, apply to the Company for a replacement share certificate in respect of such shares (the “relevant shares”).

		If a holder of domestic shares loses his share certificates and applies for their replacement, it shall be dealt with in accordance with the provisions of Article 144 of the Company Law. .....

If a holder of domestic shares and a holder of unlisted foreign shares loses his share certificates and applies for their replacement, it shall be dealt with in accordance with the provisions of Article 1434 of the Company Law.

......

If a holder of domestic shares and unlisted foreign shares loses his share certificates and applies for their replacement, it shall be dealt with in accordance with the provisions of Article 143 of the Company Law.

.......

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

5	7.1	A shareholder of the Company is a person who lawfully holds shares of the Company and whose name has been entered in its register of shareholders.	A shareholder of the Company is a person who lawfully holds shares of the Company and whose name has been entered in its register of shareholders.	A shareholder of the Company is a person who lawfully holds shares of the Company and whose name has been entered in its register of shareholders.

		A shareholder shall enjoy the relevant rights and assume the relevant obligations in accordance with the class and number of shares he holds. Shareholders holding the same class of shares shall be entitled to the same rights and assume the same obligations.	A shareholder shall enjoy the relevant rights and assume the relevant obligations in accordance with the class and number of shares he holds. Shareholders holding the same class of shares shall be entitled to the same rights and assume the same obligations.	A shareholder shall enjoy the relevant rights and assume the relevant obligations in accordance with the class and number of shares he holds. Shareholders holding the same class of shares shall be entitled to the same rights and assume the same obligations.

		The Company shall not exercise any of its powers to freeze or otherwise impair any of the rights attached to any shares of the Company by reason only that a person or persons who are interested directly or indirectly therein have failed to disclose their interests to the Company.	Holders of unlisted foreign shares and holders of domestic shares are in the same class of shareholders despite other provisions of these Articles of Association, especially for the holders of unlisted foreign shares who shall be entitled to participate in and vote at the same class of general meetings with holders of domestic shares and receive the notice convening the same class of general meetings, providing that the holders of unlisted foreign shares shall enjoy the following rights:	Holders of unlisted foreign shares and domestic shares are in the same class of shareholders despite other provisions of these Articles of Association, especially for the holders of unlisted foreign shares who shall be entitled to participate in and vote at the same class of general meetings with holders of domestic shares and receive the notice convening the same class of general meetings, providing that the holders of unlisted foreign shares shall enjoy the following rights:

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			1. to receive dividends declared by the Company in foreign currencies; and	1. to receive dividends declared by the Company in foreign currencies; and

			2. in the event of the winding- up of the Company, to remit their respective shares in the remaining assets (if any) of the Company out of the PRC in accordance with the applicable foreign exchange control laws and regulations in the PRC.	2. in the event of the winding- up of the Company, to remit their respective shares in the remaining assets (if any) of the Company out of the PRC in accordance with the applicable foreign exchange control laws and regulations in the PRC.

			The Company shall not exercise any of its powers to freeze or otherwise impair any of the rights attached to any shares of the Company by reason only that a person or persons who are interested directly or indirectly therein have failed to disclose their interests to the Company.	The Company shall not exercise any of its powers to freeze or otherwise impair any of the rights attached to any shares of the Company by reason only that a person or persons who are interested directly or indirectly therein have failed to disclose their interests to the Company.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

6	8.9	The notice of a general meeting shall be delivered to shareholders (regardless of whether they have the right to vote at the general meeting) personally or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of shareholders. Such notice of the general meeting may also be given to holders of domestic shares by way of an announcement.	The notice of a general meeting shall be delivered to shareholders (regardless of whether they have the right to vote at the general meeting) personally or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of shareholders. Such notice of the general meeting may also be given to holders of domestic shares and holders of unlisted foreign shares by way of an announcement.	The notice of a general meeting shall be delivered to shareholders (regardless of whether they have the right to vote at the general meeting) personally or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of shareholders. Such notice of the general meeting may also be given to holders of domestic shares and holders of unlisted foreign shares by way of an announcement.

		The announcement referred to in the preceding paragraph shall be published within a period of forty- five (45) to fifty (50) days prior to the date of the general meeting in one or more newspapers designated by the competent securities authorities under the State Council. Once such an announcement is made, all holders of the domestic shares shall be deemed to have received the notice of the general meeting.	The announcement referred to in the preceding paragraph shall be published within a period of forty- five (45) to fifty (50) days prior to the date of the general meeting in one or more newspapers designated by the competent securities authorities under the State Council. Once such an announcement is made, all holders of the domestic shares and holders of unlisted foreign shares shall be deemed to have received the notice of the general meeting.	The announcement referred to in the preceding paragraph shall be published within a period of forty- five (45) to fifty (50) days prior to the date of the general meeting in one or more newspapers designated by the competent securities authorities under the State Council. Once such an announcement is made, all holders of the domestic shares and holders of unlisted foreign shares shall be deemed to have received the notice of the general meeting.

		In respect of holders of overseas listed foreign shares, notices of general meetings may also be sent or given by other applicable means specified in Article 26.1 of these Articles of Association, subject to the laws and regulations of the place of listing of the shares of the Company and the relevant requirements of the Stock Exchange.	In respect of holders of overseas listed foreign shares, notices of general meetings may also be sent or given by other applicable means specified in Article 26.1 of these Articles of Association, subject to the laws and regulations of the place of listing of the shares of the Company and the relevant requirements of the Stock Exchange.	In respect of holders of overseas listed foreign shares, notices of general meetings may also be sent or given by other applicable means specified in Article 26.1 of these Articles of Association, subject to the laws and regulations of the place of listing of the shares of the Company and the relevant requirements of the Stock Exchange.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

7	10.7	Notices of extraordinary Board meetings should be delivered by hand, post, facsimile or email, or by phone, provided that a written confirmation is received afterward from the person being notified.	Notices of extraordinary Board meetings should be delivered by hand, post, facsimile or email, or by phone, provided that a written confirmation is received afterward from the person being notified.	Notices of extraordinary Board meetings should be delivered by hand, post, facsimile or email, or by phone, provided that a written confirmation is received afterward from the person being notified.

		Time limit for such notices: five (5) days prior to the date of the meeting.	Time limit for such notices: five (5) days prior to the date of the meeting.	Time limit for such notices: five (5) days prior to the date of the meeting.

			In case of emergency and it is necessary to hold extraordinary Board meetings as soon as possible, notices of the meeting can be circulated at any time by phone or any other oral means, but the convener shall provide explanations at the meeting.	In case of emergency and it is necessary to hold extraordinary Board meetings as soon as possible, notices of the meeting can be circulated at any time by phone or any other oral means, but the convener shall provide explanations at the meeting.

8	17.19	Cash dividends or other payments payable by the Company to holders of its domestic shares shall be paid in RMB, and those payable to holders of overseas listed foreign shares shall be declared and calculated in RMB and paid in accordance with the relevant foreign exchange regulations of the State.	Cash dividends or other payments payable by the Company to holders of its domestic shares shall be paid in RMB,. Cash dividends or other payments payable by the Company to holders of its unlisted foreign shares shall be declared and calculated in RMB and paid in foreign currency. ~~and t~~ Those payable to holders of overseas listed foreign shares shall be declared and calculated in RMB and paid in the currency of the listing place of such foreign shares. ~~accordance with the relevant foreign exchange regulations of the State.~~	Cash dividends or other payments payable by the Company to holders of its domestic shares shall be paid in RMB. Cash dividends or other payments payable by the Company to holders of its unlisted foreign shares shall be declared and calculated in RMB and paid in foreign currency. Those payable to holders of overseas listed foreign shares shall be declared and calculated in RMB and paid in the currency of the listing place of such foreign shares.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

9	17.20	Unless otherwise stipulated by relevant laws and administrative regulations, when cash dividends and other payments are paid in Hong Kong dollars, the exchange rate shall be equal to the average of the People’s Bank of China’s closing rate of exchange on each day of the week immediately preceding the date of declaration of payment of such dividends and other payments.	Dividends or other payments payable by the Company to holders of its foreign shares shall be handled in accordance with the relevant foreign exchange regulations of the State. Unless otherwise stipulated by relevant laws and administrative regulations, the applicable ~~when cash dividends and other payments are paid in Hong Kong dollars, the~~ exchange rate shall be equal to the average exchange rate of the People’s Bank of China’s closing rate of exchange on each day of the week immediately preceding the date of declaration of payment of such dividends and other payments.	The payment of dividends or other payments payable by the Company to holders of its foreign shares shall be handled in accordance with the relevant foreign exchange regulations of the State. Unless otherwise stipulated by relevant laws and administrative regulations, the applicable exchange rate shall be equal to the average exchange rate of the People’s Bank of China’s closing rate of exchange on each day of the week immediately preceding the date of declaration of payment of such dividends and other payments.

– V–14 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

10	22.2	The merger of the Company may take the form of either merger by absorption or merger by new establishment.	The merger of the Company may take the form of either merger by absorption or merger by new establishment.	The merger of the Company may take the form of either merger by absorption or merger by new establishment.

		In the event of a merger of the Company, all parties to the merger shall enter into a merger agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on merger and shall make a public announcement in newspapers at least three (3) times within thirty (30) days of the date of the passing of a resolution on merger.	In the event of a merger of the Company, all parties to the merger shall enter into a merger agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on merger and shall make a public announcement in newspapers ~~at least three (3) times within~~ thirty (30) days of the date of the passing of a resolution on merger. The creditors may, within thirty (30) days upon receipt of the notice (for those who have not received the notice, within forty- five (45) days from the day of making a public announcement) request the Company to repay the liabilities or provide a guarantee correspondingly.	In the event of a merger of the Company, all parties to the merger shall enter into a merger agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on merger and shall make a public announcement in newspapers within thirty (30) days of the date of the passing of a resolution on merger. The creditors may, within thirty (30) days upon receipt of the notice (for those who have not received the notice, within forty- five (45) days from the day of making a public announcement) request the Company to repay the liabilities or provide a guarantee correspondingly.

		After the merger the Company, the rights and liabilities of parties to the merger shall be assumed by the company which continues to exist after the merger or the newly established company.	After the merger the Company, the rights and liabilities of parties to the merger shall be assumed by the company which continues to exist after the merger or the newly established company.	After the merger the Company, the rights and liabilities of parties to the merger shall be assumed by the company which continues to exist after the merger or the newly established company.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

11	22.3	When the Company is divided, its assets shall be split up accordingly.	When the Company is divided, its assets shall be split up accordingly.	When the Company is divided, its assets shall be split up accordingly.

		In the event of a division of the Company, all parties to the division shall enter into a division agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on division and shall make a public announcement in newspapers at least three (3) times within thirty (30) days of the date of the passing of a resolution on division.	In the event of a division of the Company, all parties to the division shall enter into a division agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on division and shall make a public announcement in newspapers ~~at least three (3) times~~ within thirty (30) days of the date of the passing of a resolution on division.	In the event of a division of the Company, all parties to the division shall enter into a division agreement and prepare balance sheets and inventories of assets. The Company shall notify its creditors within ten (10) days of the date of the Company’s resolution on division and shall make a public announcement in newspapers within thirty (30) days of the date of the passing of a resolution on division.

		The liabilities incurred by the Company before its division shall be assumed by the companies after the division in accordance with the agreement reached.	Unless otherwise stipulated by the Company with the creditors in a written agreement on the repayment of liabilities before its division, the liabilities incurred by the Company before its division shall be assumed by the companies after the division jointly and severally. ~~The liabilities incurred by the Company before its division shall be assumed by the companies after the division in accordance with the agreement reached.~~	Unless otherwise stipulated by the Company with the creditors in a written agreement on the repayment of liabilities before its division, the liabilities incurred by the Company before its division shall be assumed by the companies after the division jointly and severally.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

12	23.4	The liquidation committee shall notify creditors within ten (10) days from the date of its establishment and make a public announcement in newspapers at least three (3) times within sixty (60) days of that date. The liquidation committee shall register the creditor’s claims.	The liquidation committee shall notify creditors within ten (10) days from the date of its establishment and make a public announcement in newspapers ~~at least three (3) times~~ within sixty (60) days of that date. The creditors shall report the creditor’s claims to the liquidation committee within thirty (30) days upon receipt of the notice (those who have not received the notice shall report their claims within forty-five (45) days from the day of the making of the public announcement). The liquidation committee shall register the creditor’s claims.	The liquidation committee shall notify creditors within ten (10) days from the date of its establishment and make a public announcement in newspapers within sixty (60) days of that date. The creditors shall report the creditor’s claims to the liquidation committee within thirty (30) days upon receipt of the notice (those who have not received the notice shall report their claims within forty-five (45) days from the day of the making of the public announcement). The liquidation committee shall register the creditor’s claims.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

13	25.1	The Company shall act according to the following principles to settle disputes:	The Company shall act according to the following principles to settle disputes:	The Company shall act according to the following principles to settle disputes:

		(1) Whenever any disputes or claims arise between holders of the overseas listed foreign shares and the Company, holders of the overseas listed foreign shares and the Company’s Directors, supervisors, general managers or other senior management members, or holders of the overseas listed foreign shares and holders of domestic shares, based on the Articles of Association or any rights or obligations conferred or imposed by the PRC Company Law or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.	(1) Whenever any disputes or claims arise between holders of the overseas listed foreign shares and the Company, holders of the overseas listed foreign shares and the Company’s Directors, supervisors, general managers or other senior management members, or holders of the overseas listed foreign shares and holders of domestic shares or holders of unlisted foreign shares, based on the Articles of Association or any rights or obligations conferred or imposed by the PRC Company Law or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.	(1) Whenever any disputes or claims arise between holders of the overseas listed foreign shares and the Company, holders of the overseas listed foreign shares and the Company’s Directors, supervisors, general managers or other senior management members, or holders of the overseas listed foreign shares and holders of domestic shares or holders of unlisted foreign shares, based on the Articles of Association or any rights or obligations conferred or imposed by the PRC Company Law or any other relevant laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

14	26.1	Save as otherwise provided in the Articles of Association and subject to the laws and administrative regulations and the listing rules of the place of listing, any corporate communications to be issued by the Company may be sent by any of the following means:	Save as otherwise provided in the Articles of Association and subject to the laws and administrative regulations and the listing rules of the place of listing, any corporate communications to be issued by the Company may be sent by any of the following means:	Save as otherwise provided in the Articles of Association and subject to the laws and administrative regulations and the listing rules of the place of listing, any corporate communications to be issued by the Company may be sent by any of the following means:

		(1) by hand;	(1) by hand;	(1) by hand;

		(2) by post;	(2) by post;	(2) by post;

		(3) by facsimile, electronic mail, disc or other electronic means;	(3) by facsimile, electronic mail, disc or other electronic means;	(3) by facsimile, electronic mail, disc or other electronic means;

		(4) in a manner of publishing on the website designated by the Company and the Stock Exchange;	(4) in a manner of publishing on the website designated by the Company and the Stock Exchange;	(4) in a manner of publishing on the website designated by the Company and the Stock Exchange;

		(5) in the form of an announcement;	(5) in the form of an announcement;	(5) in the form of an announcement;

		(6) by other means agreed in advance between the Company and the recipient or such other approved means as notified to the recipient; or	(6) by other means agreed in advance between the Company and the recipient or such other approved means as notified to the recipient; or	(6) by other means agreed in advance between the Company and the recipient or such other approved means as notified to the recipient; or

		(7) by any other means approved by the regulatory authority of the place of listing or provided in these Articles of Association.	(7) by any other means approved by the regulatory authority of the place of listing or provided in these Articles of Association.	(7) by any other means approved by the regulatory authority of the place of listing or provided in these Articles of Association.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

The “announcements” referred to in these Articles of Association, except as the context otherwise required, shall, in respect of the notices sent to holders of domestic shares or required to be sent in the PRC under the relevant provisions and these Articles of Association, mean the public announcements published on the newspapers and magazines in the PRC as specified by the laws or administrative regulations of the PRC or by the securities regulatory authority under the State Council; or shall, in respect of the notices sent to the holders of foreign shares or required to be sent in Hong Kong under the relevant provisions and these Articles of Association, be sent in accordance with the Listing Rules or other applicable rules and regulations.

....

The “announcements” referred to in these Articles of Association, except as the context otherwise required, shall, in respect of the notices sent to holders of domestic shares and holders of unlisted foreign shares or required to be sent in the PRC under the relevant provisions and these Articles of Association, mean the public announcements published on the newspapers and magazines in the PRC as specified by the laws or administrative regulations of the PRC or by the securities regulatory authority under the State Council; or shall, in respect of the notices sent to the holders of foreign shares or required to be sent in Hong Kong under the relevant provisions and these Articles of Association, be sent in accordance with the Listing Rules or other applicable rules and regulations.

......

The “announcements” referred to in these Articles of Association, except as the context otherwise required, shall, in respect of the notices sent to holders of domestic shares and holders of unlisted foreign shares or required to be sent in the PRC under the relevant provisions and these Articles of Association, mean the public announcements published on the newspapers and magazines in the PRC as specified by the laws or administrative regulations of the PRC or by the securities regulatory authority under the State Council; or shall, in respect of the notices sent to the holders of foreign shares or required to be sent in Hong Kong under the relevant provisions and these Articles of Association, be sent in accordance with the Listing Rules or other applicable rules and regulations.

......

– V–20 –

APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

Proposed amendments to the Rules of Procedures of
the Shareholders’ General Meetings of CNBM

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

1	20	The notice of a general meeting shall be sent to shareholders (regardless of whether they are entitled to vote at the general meeting) by personal delivery or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of members. For holders of domestic-invested shares, such notice of the general meeting may also be given by way of announcement.	The notice of a general meeting shall be sent to shareholders (regardless of whether they are entitled to vote at the general meeting) by personal delivery or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of members. For holders of domestic-invested shares and holders of unlisted foreign shares, such notice of the general meeting may also be given by way of announcement.	The notice of a general meeting shall be sent to shareholders (regardless of whether they are entitled to vote at the general meeting) by personal delivery or by prepaid mail. The addresses of the recipients shall be such addresses as shown in the register of members. For holders of domestic-invested shares and unlisted foreign shares, such notice of the general meeting may also be given by way of announcement.

2	67	Shareholders holding different classes of shares shall be class shareholders.	Shareholders holding different classes of shares shall be class shareholders.	Shareholders holding different classes of shares shall be class shareholders.

		Class shareholders shall enjoy rights and assume obligations pursuant to the provisions of laws, administrative regulations and the Articles of Association.

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APPENDIX V	PROPOSED AMENDMENTS TO CNBM’S ARTICLES

No.	Article no.	Before revision	After revision (with marks)	After revision (clean)

			Unless otherwise stipulated by laws and regulations and the Articles of Association, domestic shares and unlisted foreign shares shall be deemed to be the same class of shares. Holders of unlisted foreign shares and holders of domestic shares are the same class of shareholders (especially for the holders of unlisted foreign shares who shall be entitled to participate in and vote at the same class of general meetings with holders of domestic shares and receive the notice convening the same class of general meetings).	Unless otherwise stipulated by laws and regulations and the Articles of Association, domestic shares and unlisted foreign shares shall be deemed to be the same class of shares. Holders of unlisted foreign shares and holders of domestic shares are the same class of shareholders (especially for the holders of unlisted foreign shares who shall be entitled to participate in and vote at the same class of general meetings with holders of domestic shares and receive the notice convening the same class of general meetings).

			Class shareholders shall enjoy rights and assume obligations pursuant to the provisions of laws, administrative regulations and the Articles of Association.	Class shareholders shall enjoy rights and assume obligations pursuant to the provisions of laws, administrative regulations and the Articles of Association.

– V–22 –

NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN THAT an extraordinary general meeting (“CNBM EGM”) of China National Building Material Company Limited (“CNBM”) will be held at Tower 2, Guohai Plaza, No.17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China on Wednesday, 6 December 2017 at 9:30 a.m. for the purpose of considering and, if thought fit, passing the following resolutions. Unless otherwise indicated, capitalised terms used herein shall have the same meaning as those defined in the circular dated 20 October 2017 issued by CNBM (the “CNBM Circular”).

AS SPECIAL RESOLUTIONS

1.	“THAT the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM EGM marked “A” and signed by the chairman of the EGM for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement be and are hereby approved, confirmed and ratified.”

2.	(a)	“THAT conditional upon the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in CNBM H Shares, the grant of special mandate to the CNBM’s Board for the issuance of CNBM H Shares pursuant to the Merger Agreement as set out in the CNBM Circular be and is hereby approved.”

(b)	“THAT the grant of specific mandate to the CNBM’s Board for the issuance of CNBM Unlisted Shares pursuant to the Merger Agreement as set out in the CNBM Circular be and is hereby approved.”

*	For identification purposes only

– NCG–1 –

NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

3.	“THAT any director(s) of CNBM be and is/are hereby authorised, for and on behalf of CNBM, to enter into any agreement, deed or instrument and/or to execute and deliver all such documents and/or do all such acts on behalf of CNBM as he/she may consider necessary, desirable or expedient for the purpose of, or in connection with (i) the implementations and completion of the Merger and the Merger Agreement and the transactions contemplated thereunder; and/or (ii) any amendment, variation or modification of the Merger and the Merger Agreement and the transactions contemplated thereunder upon such terms and conditions as the board of directors of CNBM may think fit.”

4.	(a)	“THAT the proposed amendments to the articles of association of CNBM as set out in Appendix V of the CNBM Circular be and are hereby approved and the CNBM’s Board be and is hereby authorised to deal with on behalf of CNBM the relevant application, approval, registration, filing procedures and other related issues arising from the amendments to the articles of association of CNBM”; and

(b)	“THAT the proposed amendments to the rules of procedures of the shareholders’ general meetings of CNBM as set out in Appendix V of the CNBM Circular be and are hereby approved and the CNBM’s Board be and is hereby authorised to deal with on behalf of CNBM the relevant application, approval, registration, filing procedures and other related issues arising from the amendments to the rules of procedures of the shareholders’ general meetings of CNBM”.

AS ORDINARY RESOLUTION

5.	To consider and approve the appointment of Ms. Xu Weibing as a CNBM Supervisor of CNBM in replacement of Mr. Wu Jiwei to hold office with effect from the date on which this resolution is approved until 26 May 2019 and to consider and approve the remuneration of Ms. Xu, as set out in the CNBM Circular.

By order of the Board
China National Building Material Company Limited* Song Zhiping
Chairman of CNBM’s Board

Beijing, the PRC

20 October 2017

*	For identification purposes only

– NCG–2 –

NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

Notes:

(1)	All resolutions at the meeting will be taken by poll except where the chairman, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands pursuant to the Listing Rules. The chairman of the meeting will therefore demand a poll for every resolution put to vote at the CNBM EGM in accordance with CNBM’s Articles. An announcement on the poll vote results will be made by CNBM after the CNBM EGM in the manner prescribed under Listing Rule 13.39(5). The results of the poll will be published on the websites of Hong Kong Exchanges and Clearing Limited and CNBM in accordance with the Listing Rules.

(2)	For determining the entitlement to attend and vote at the above meeting, the register of members of CNBM will be closed from Saturday, 4 November 2017 to Wednesday, 6 December 2017, both dates inclusive, during which period no transfer of shares will be registered. In order to be eligible to attend and vote at the CNBM EGM, holders of the CNBM H Shares whose transfers have not been registered shall deposit all transfer documents accompanied by the relevant share certificates at CNBM’s H share registrar, Tricor Investor Services Limited for registration not later than 4:30 p.m. on Friday, 3 November 2017.

(3)	A CNBM Shareholder entitled to attend and vote at the CNBM EGM may appoint one or more proxies to attend and vote on his behalf. A proxy need not be a CNBM Shareholder. Where a CNBM Shareholder appoints more than one proxy, his proxies can only vote on a poll.

(4)	The instrument appointing a proxy must be in writing under the hand of a CNBM Shareholder or his attorney duly authorised. If the CNBM Shareholder is a corporation, that instrument must be either under its common seal or under the hand of its director(s) or duly authorised attorney(s). If that instrument is signed by an attorney of a CNBM Shareholder, the power of attorney authorising that attorney to sign or other authorisation document must be notarised.

(5)	In order to be valid, the form of proxy together with the power of attorney or other authorisation document (if any) must be deposited at the Secretariat of the Board at CNBM’s principal place of business in the PRC for holders of the CNBM Domestic Shares and at the H share registrar of CNBM, Tricor Investor Services Limited, for holders of the CNBM H Shares not less than 48 hours before the time fixed for holding the CNBM EGM (i.e. not later than 9:30 a.m. Monday, 4 December 2017) or any adjournment thereof (as the case may be).

(6)	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointer, or the revocation of the proxy or of the authority under which the proxy was executed, or the transfer of shares in respect of which the proxy is given, provided that no notice in writing of these matters shall have been received by CNBM prior to the commencement of the CNBM EGM.

(7)	CNBM Shareholders who intend to attend the CNBM EGM in person or by proxy should return the reply slip, for information purposes, to the Secretariat of the Board at CNBM’s principal place of business in the PRC for holders of the CNBM Domestic Shares and to the H share registrar of CNBM, Tricor Investor Services Limited, for holders of the CNBM H Shares on or before Wednesday, 15 November 2017 by hand, by post or by fax.

(8)	The address and contact details of the H share registrar of CNBM, Tricor Investor Services Limited, are as follows:

Level 22, Hopewell Centre

183 Queen’s Road East

Hong Kong

Telephone No.: (+852) 2980 1333

Facsimile No.: (+852) 2810 8185

– NCG–3 –

NOTICE OF THE CNBM EXTRAORDINARY GENERAL MEETING

(9)	The address and contact details of CNBM’s principal place of business in the PRC are as follows:

Tower 2, Guohai Plaza

No. 17 Fuxing Road

Haidian District

Beijing, the PRC

Telephone No.: (+86) 10 6813 8300

Facsimile No.: (+86) 10 6813 8388

(10)	In accordance with CNBM’s Articles, where two or more persons are registered as the joint holders of any share, only the person whose name appears first in the register of members shall be entitled to receive this notice, to attend and exercise all the voting powers attached to such share at the CNBM EGM, and this notice shall be deemed to be given to all joint holders of such share.

(11)	The CNBM EGM is expected to be concluded within half a day. CNBM Shareholders (in person or by proxy) attending the CNBM EGM are responsible for their own transportation and accommodation expenses. CNBM Shareholders or their proxies attending the CNBM EGM shall produce identity documents.

(12)	References to time and dates in this notice are to Hong Kong time and dates.

As at the date of this notice, the board of directors of CNBM comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin and Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors.

– NCG–4 –

NOTICE OF THE CNBM H SHAREHOLDERS’ CLASS MEETING

NOTICE OF THE CNBM H SHAREHOLDERS’ CLASS MEETING

NOTICE IS HEREBY GIVEN THAT a H shareholders’ class meeting (the “CNBM H Shareholders’ Class Meeting”) of China National Building Material Company Limited (“CNBM”) will be held at Tower 2, Guohai Plaza, No.17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China on Wednesday, 6 December 2017 at 10:30 a.m. (or immediately after the conclusion or adjournment of the CNBM EGM) for the purpose of considering and, if thought fit, passing the following resolutions. Unless otherwise indicated, capitalised terms used herein shall have the same meaning as those defined in the circular dated 20 October 2017 issued by CNBM (the “CNBM Circular”).

AS SPECIAL RESOLUTIONS

1.	“THAT the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM H Shareholders’ Class Meeting marked “A” and signed by the chairman of the CNBM H Shareholders’ Class Meeting for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement be and are hereby approved, confirmed and ratified.”

2.	“THAT conditional upon the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in CNBM H Shares, the grant of special mandate to the CNBM’s Board for the issuance of CNBM H Shares pursuant to the Merger Agreement as set out in the CNBM Circular be and is hereby approved.”

By order of the Board
China National Building Material Company Limited* Song Zhiping
Chairman of CNBM’s Board

Beijing, the PRC

20 October 2017

*	For identification purposes only

– NCM–1 –

NOTICE OF THE CNBM H SHAREHOLDERS’ CLASS MEETING

Notes:

(1)	All resolutions at the meeting will be taken by poll except where the chairman, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands pursuant to the Listing Rules. The chairman of the meeting will therefore demand a poll for every resolution put to vote at the CNBM H Shareholders’ Class Meeting in accordance with CNBM’s Articles. An announcement on the poll vote results will be made by CNBM after the CNBM H Shareholders’ Class Meeting in the manner prescribed under Listing Rule 13.39(5). The results of the poll will be published on the websites of Hong Kong Exchanges and Clearing Limited and CNBM in accordance with the Listing Rules.

(2)	For determining the entitlement to attend and vote at the above meeting, the register of members of CNBM will be closed from Saturday, 4 November 2017 to Wednesday, 6 December 2017, both dates inclusive, during which period no transfer of shares will be registered. In order to be eligible to attend and vote at the CNBM H Shareholders’ Class Meeting, holders of the CNBM H Shares whose transfers have not been registered shall deposit all transfer documents accompanied by the relevant share certificates at CNBM’s H share registrar, Tricor Investor Services Limited for registration not later than 4:30 p.m. on Friday, 3 November 2017.

(3)	A CNBM H Shareholder entitled to attend and vote at the CNBM H Shareholders’ Class Meeting may appoint one or more proxies to attend and vote on his behalf. A proxy need not be a CNBM H Shareholder. Where a CNBM H Shareholder appoints more than one proxy, his proxies can only vote on a poll.

(4)	The instrument appointing a proxy must be in writing under the hand of a CNBM H Shareholder or his attorney duly authorised. If the CNBM H Shareholder is a corporation, that instrument must be either under its common seal or under the hand of its director(s) or duly authorised attorney(s). If that instrument is signed by an attorney of a CNBM H Shareholder, the power of attorney authorising that attorney to sign or other authorisation document must be notarised.

(5)	In order to be valid, the form of proxy together with the power of attorney or other authorisation document (if any) must be deposited at the H share registrar of CNBM, Tricor Investor Services Limited, for holders of the CNBM H Shares not less than 48 hours before the time fixed for holding the CNBM H Shareholders’ Class Meeting (i.e. not later than 10:30 a.m. Monday, 4 December 2017) or any adjournment thereof (as the case may be).

(6)	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointer, or the revocation of the proxy or of the authority under which the proxy was executed, or the transfer of shares in respect of which the proxy is given, provided that no notice in writing of these matters shall have been received by CNBM prior to the commencement of the CNBM H Shareholders’ Class Meeting.

(7)	CNBM H Shareholders who intend to attend the CNBM H Shareholders’ Class Meeting in person or by proxy should return the reply slip, for information purposes, to the H share registrar of CNBM, Tricor Investor Services Limited, for holders of the CNBM H Shares on or before Wednesday, 15 November 2017 by hand, by post or by fax.

(8)	The address and contact details of the H share registrar of CNBM, Tricor Investor Services Limited, are as follows:

Level 22, Hopewell Centre

183 Queen’s Road East

Hong Kong

Telephone No.: (+852) 2980 1333

Facsimile No.: (+852) 2810 8185

– NCM–2 –

NOTICE OF THE CNBM H SHAREHOLDERS’ CLASS MEETING

(9)	In accordance with CNBM’s Articles, where two or more persons are registered as the joint holders of any share, only the person whose name appears first in the register of members shall be entitled to receive this notice, to attend and exercise all the voting powers attached to such share at the CNBM H Shareholders’ Class Meeting, and this notice shall be deemed to be given to all joint holders of such share.

(10)	The CNBM H Shareholders’ Class Meeting is expected to be concluded within half a day. CNBM H Shareholders (in person or by proxy) attending the CNBM H Shareholders’ Class Meeting are responsible for their own transportation and accommodation expenses. CNBM H Shareholders or their proxies attending the CNBM H Shareholders’ Class Meeting shall produce identity documents.

(11)	References to time and dates in this notice are to Hong Kong time and dates.

As at the date of this notice, the board of directors of CNBM comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin and Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors.

– NCM–3 –

NOTICE OF THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

NOTICE OF THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

NOTICE IS HEREBY GIVEN THAT a domestic shareholders’ class meeting (the “CNBM Domestic Shareholders’ Class Meeting”) of China National Building Material Company Limited (“CNBM”) will be held at Tower 2, Guohai Plaza, No.17 Fuxing Road, Haidian District, Beijing, the People’s Republic of China on Wednesday, 6 December 2017 at 11:00 a.m. (or immediately after the conclusion or adjournment of the CNBM H Shareholders’ Class Meeting) for the purpose of considering and, if thought fit, passing the following resolutions. Unless otherwise indicated, capitalised terms used herein shall have the same meaning as those defined in the circular dated 20 October 2017 issued by CNBM (the “CNBM Circular”).

AS SPECIAL RESOLUTIONS

1.	“THAT the Merger Agreement dated 8 September 2017 entered into between CNBM and Sinoma, a copy of the Merger Agreement has been produced to the CNBM Domestic Shareholders’ Class Meeting marked “A” and signed by the chairman of the CNBM Domestic Shareholders’ Class Meeting for identification purpose, and the Merger and the transactions contemplated under the Merger Agreement be and are hereby approved, confirmed and ratified.”

2.	“THAT the grant of specific mandate to the CNBM’s Board for the issuance of CNBM Unlisted Shares pursuant to the Merger Agreement as set out in the CNBM Circular be and is hereby approved.”

By order of the Board
China National Building Material Company Limited* Song Zhiping
Chairman of CNBM’s Board

Beijing, the PRC
20 October 2017

*	For identification purposes only

– DCM–1 –

NOTICE OF THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

Notes:

(1)	All resolutions at the meeting will be taken by poll except where the chairman, in good faith, decides to allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands pursuant to the Listing Rules. The chairman of the meeting will therefore demand a poll for every resolution put to vote at the CNBM Domestic Shareholders’ Class Meeting in accordance with CNBM’s Articles. An announcement on the poll vote results will be made by CNBM after the CNBM Domestic Shareholders’ Class Meeting in the manner prescribed under Listing Rule 13.39(5). The results of the poll will be published on the websites of Hong Kong Exchanges and Clearing Limited and CNBM in accordance with the Listing Rules.

(2)	For determining the entitlement to attend and vote at the above meeting, the register of members of CNBM will be closed from Saturday, 4 November 2017 to Wednesday, 6 December 2017, both dates inclusive, during which period no transfer of shares will be registered. Holders of the CNBM Domestic Shares whose names appear on the registers of members of CNBM on Wednesday, 6 December 2017 are entitled to attend the CNBM Domestic Shareholders’ Class Meeting.

(3)	A CNBM Domestic Shareholder entitled to attend and vote at the CNBM Domestic Shareholders’ Class Meeting may appoint one or more proxies to attend and vote on his behalf. A proxy need not be a CNBM Domestic Shareholder. Where a CNBM Domestic Shareholder appoints more than one proxy, his proxies can only vote on a poll.

(4)	The instrument appointing a proxy must be in writing under the hand of a CNBM Domestic Shareholder or his attorney duly authorised. If the CNBM Domestic Shareholder is a corporation, that instrument must be either under its common seal or under the hand of its director(s) or duly authorised attorney(s). If that instrument is signed by an attorney of a CNBM Domestic Shareholder, the power of attorney authorising that attorney to sign or other authorisation document must be notarised.

(5)	In order to be valid, the form of proxy together with the power of attorney or other authorisation document (if any) must be deposited at the Secretariat of the Board at CNBM’s principal place of business, not less than 48 hours before the time fixed for holding the CNBM Domestic Shareholders’ Class Meeting (i.e. not later than 11:00 a.m. Monday, 4 December 2017) or any adjournment thereof (as the case may be).

(6)	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointer, or the revocation of the proxy or of the authority under which the proxy was executed, or the transfer of shares in respect of which the proxy is given, provided that no notice in writing of these matters shall have been received by CNBM prior to the commencement of the CNBM Domestic Shareholders’ Class Meeting.

(7)	CNBM Domestic Shareholders who intend to attend the CNBM Domestic Shareholders’ Class Meeting in person or by proxy should return the reply slip, for information purposes, to the Secretariat of the Board at CNBM’s principal place of business in the PRC on or before Wednesday, 15 November 2017 by hand, by post or by fax.

(8)	The address and contact details of the H share registrar of CNBM, Tricor Investor Services Limited, are as follows:

Level 22, Hopewell Centre
183 Queen’s Road East
Hong Kong

Telephone No.: (+852) 2980 1333

Facsimile No.: (+852) 2810 8185

– DCM–2 –

NOTICE OF THE CNBM DOMESTIC SHAREHOLDERS’ CLASS MEETING

(9)	The address and contact details of CNBM’s principal place of business in the PRC are as follows:

Tower 2, Guohai Plaza

No. 17 Fuxing Road

Haidian District

Beijing, the PRC

Telephone No.: (+86) 10 6813 8300

Facsimile No.: (+86) 10 6813 8388

(10)	In accordance with CNBM’s Articles, where two or more persons are registered as the joint holders of any share, only the person whose name appears first in the register of members shall be entitled to receive this notice, to attend and exercise all the voting powers attached to such share at the CNBM Domestic Shareholders’ Class Meeting, and this notice shall be deemed to be given to all joint holders of such share.

(11)	The CNBM Domestic Shareholders’ Class Meeting is expected to be concluded within half a day. CNBM Domestic Shareholders (in person or by proxy) attending the CNBM Domestic Shareholders’ Class Meeting are responsible for their own transportation and accommodation expenses. CNBM Domestic Shareholders or their proxies attending the CNBM Domestic Shareholders’ Class Meeting shall produce identity documents.

(12)	References to time and dates in this notice are to Hong Kong time and dates.

As at the date of this notice, the board of directors of CNBM comprises Mr. Song Zhiping, Mr. Cao Jianglin, Mr. Peng Shou, Mr. Cui Xingtai and Mr. Chang Zhangli as executive directors, Mr. Guo Chaomin, Mr. Chen Yongxin and Mr. Tao Zheng as non-executive directors and Mr. Sun Yanjun, Mr. Liu Jianwen, Mr. Zhou Fangsheng, Mr. Qian Fengsheng and Ms. Xia Xue as independent non-executive directors.

– DCM–3 –